As filed with the U.S. Securities and Exchange Commission on October 30, 2009

                                File No. 811-7440

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940              (X)

         Amendment No. 25                                                    (X)

                     Dimensional Emerging Markets Value Fund
               (Exact Name of Registrant as Specified in Charter)

                        6300 Bee Cave Road, Building One
                               Austin, Texas 78746
                    (Address of Principal Executive Offices)
                                 (512) 306-7400
              (Registrant's Telephone Number, including Area Code)
                                   ___________

                            Catherine L. Newell, Esq.
                          Dimensional Fund Advisors LP
                        6300 Bee Cave Road, Building One
                                Austin, TX 78746
                     (Name and Address of Agent for Service)
                                   ___________

                    Please Send Copies of Communications to:
                              Mark A. Sheehan, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19103

Dimensional  Emerging  Markets  Value  Fund,  a  Delaware  statutory  trust,  as
successor  to  Dimensional   Emerging   Markets  Value  Fund  Inc.,  a  Maryland
corporation,   is  filing  this  amendment  to  the  registration  statement  of
Dimensional   Emerging  Markets  Value  Fund  Inc.,  and  expressed  adopts  the registration  statement of Dimensional  Emerging  Markets Value Fund Inc. as its
own for all purposes of the Investment Company Act of 1940, as amended.

                     DIMENSIONAL EMERGING MARKETS VALUE FUND

                                     Part A

                                October 30, 2009

Introduction

     DIMENSIONAL  EMERGING  MARKETS VALUE FUND (formerly,  Dimensional  Emerging
Markets Value Fund Inc.) (the "Fund"), 6300 Bee Cave Road, Building One, Austin,
TX 78746,  (512) 306-7400,  offers its shares to other investment  companies and institutional  investors.  The  investment  objective  of the  Fund  is to  seek
long-term   capital  growth  through   investment  in  emerging   market  equity
securities.

     Shares of the Fund are issued  solely in  private  placements  pursuant  to available  exemptions  from  registration  under the  Securities Act of 1933, as amended  ("Securities  Act"). This Part A of the Fund's  registration  statement
("Part A") does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

                                TABLE OF CONTENTS

                     DIMENSIONAL EMERGING MARKETS VALUE FUND

Investment Objective and Policies

     The investment objective of the Fund is to achieve long-term capital growth by investing  primarily in emerging market equity securities.  The Fund seeks to achieve its  investment  objective by investing  in  companies  associated  with emerging  markets  designated by the Investment  Committee of  Dimensional  Fund
Advisors LP (the "Advisor")  ("Approved  Markets").  The Fund invests its assets primarily in Approved  Market equity  securities  listed on bona fide securities exchanges or actively  traded on  over-the-counter  markets.  These exchanges or over-the-counter  markets may be either within or outside the issuer's  domicile country.  For  example,  the  securities  may be listed or traded in the form of
European Depositary Receipts,  Global Depository  Receipts,  American Depository
Receipts or other types of depositary receipts (including  non-voting depositary receipts)  or may be listed on bona fide  securities  exchanges in more than one country.

     The Fund seeks to achieve  its  objective  by  purchasing  emerging  market equity  securities that are deemed by the Advisor to be value stocks at the time of purchase.  Securities are considered value stocks primarily because they have a high book value in relation to their market  value.  In assessing  value,  the
Advisor may consider additional factors,  such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer's industry.  The  criteria  the Advisor  uses for  assessing  value are subject to change from time to time. No assurance  can be given that the Fund's  investment
objective  will  be  achieved.   As  a  non-fundamental   policy,  under  normal
circumstances,  the Fund will  invest at least 80% of its net assets in emerging markets that are defined in this Part A as Approved  Market  securities.  If the
Fund changes this investment policy, the Fund will notify  shareholders at least
60 days before the change, and will change the name of the Fund.

Fund Characteristics and Policies

     The  Fund's  policy  is to seek to  achieve  its  investment  objective  by purchasing emerging market equity securities across all market  capitalizations, and specifically  those that are deemed by the Advisor to be value stocks at the time of purchase, as described in the paragraph above.

     The Fund may not invest in all such companies or Approved Markets described in this Part A for reasons  that include  constraints  imposed  within  Approved
Markets,  restrictions  on purchases by foreigners  and the Fund's policy not to invest more than 25% of its assets in any one industry.

     Approved  Market  securities are defined as securities  that are associated with an Approved Market, and include,  among others: (a) securities of companies organized  under the laws of, or maintain their  principal place of business in, an Approved Market;  (b) securities for which the principal trading market is in an Approved Market;  (c) securities issued or guaranteed by the government of an
Approved Market country, its agencies or instrumentalities,  or the central bank of such country;  (d)  securities  denominated  in an Approved  Market  currency issued by companies to finance operations in Approved Markets; (e) securities of companies  that  derive at least 50% of their  revenues  or  profits  from goods produced or sold, investments made, or

                                       1

services  performed in Approved  Markets or have at least 50% of their assets in
Approved  Markets;  (f)  Approved  Market  equity  securities  in  the  form  of depositary  shares;  (g)  securities of pooled  investment  vehicles that invest primarily in Approved Market  securities or derivative  instruments  that derive their value from Approved Markets securities;  or (h) securities included in the
Fund's benchmark index.

     Securities of Approved  Markets may include  securities  of companies  that have  characteristics  and business  relationships  common to companies in other countries.  As a  result,  the value of the  securities  of such  companies  may reflect  economic  and market  forces in such other  countries as well as in the
Approved Markets. The Advisor,  however,  will select only those companies that, in its view, have sufficiently  strong exposure to economic and market forces in
Approved Markets. For example, the Advisor may invest in companies organized and located in the United  States or other  countries  outside of Approved  Markets, including  companies  having  their  entire  production  facilities  outside  of
Approved  Markets,  when such companies meet the criteria  discussed above to be considered associated with Approved Markets.

     In  determining  what  countries  are  eligible  markets for the Fund,  the
Advisor may consider various factors,  including without  limitation,  the data, analysis,  and  classification  of countries  published or  disseminated  by the
International  Bank for  Reconstruction  and Development  (commonly known as the
World Bank), the International Finance Corporation,  FTSE International,  Morgan
Stanley Capital International,  Citigroup and the Heritage Foundation.  Approved
emerging  markets may not  include all such  emerging  markets.  In  determining whether to approve markets for  investment,  the Advisor will take into account,
among  other  things,  market  liquidity,   relative  availability  of  investor
information,  government  regulation,  including  fiscal  and  foreign  exchange repatriation  rules,  and the  availability of other access to these markets for the Fund.

     As of the date of this Part A, the Fund invests in the following  countries that are designated as Approved Markets:  Brazil,  Chile, China, Czech Republic,
Hungary, India, Indonesia,  Israel, Malaysia,  Mexico, the Philippines,  Poland,
South  Africa,  South  Korea,  Taiwan,  Thailand  and Turkey.  The Advisor  will determine in its  discretion  when and whether to invest in countries  that have been authorized,  depending on a number of factors,  such as asset growth in the
Fund  and  characteristics  of each  country's  markets.  Countries  that may be approved in the future  include,  but are not limited to,  Argentina,  Colombia,
Egypt, and Venezuela. In addition to the Approved Markets listed above, the Fund may continue to hold  securities in countries that are not currently  authorized for investment,  but that had been authorized for investment in the past and may reinvest  distributions received in connection with such existing investments in such previously Approved Markets.

     Pending the investment of new capital in Approved Markets  securities,  the
Fund will  typically  invest in money market  instruments or other highly liquid debt instruments including those denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, the Fund may, for liquidity, or for temporary  defensive  purposes during periods in which market or economic or political  conditions  warrant,  purchase highly liquid debt instruments or hold freely convertible  currencies,  although the Fund does not expect the aggregate of all such amounts to exceed 10% of its net assets under normal  circumstances.
The Fund may also  invest  in  Exchange  Traded  Funds  ("ETFs")  and  similarly structured pooled

                                       2

investments  that provide  exposure to Approved Markets or other equity markets, including the United States,  for the purposes of gaining exposure to the equity markets while maintaining liquidity.

     To the extent  permitted by the Investment  Company Act of 1940, as amended
(the  "1940  Act"),  the Fund also may  invest  in  shares  of other  investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those  markets is otherwise  significantly  limited.  In some  Approved  Markets,  it will be  necessary  or  advisable  for the  Fund to establish a  wholly-owned  subsidiary or a trust for the purpose of investing in the local markets.

     The Fund may use  derivatives,  such as futures  contracts  and  options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain  liquidity to pay  redemptions.  The Fund may enter into futures  contracts and options on futures  contracts for Approved Market or other  equity  market  securities  and  indices,  including  those of the United
States.   In  addition  to  money  market   instruments  and  other   short-term
investments,  the Fund may invest in affiliated and unaffiliated  registered and unregistered  money  market  funds to manage cash  pending  investment  in other securities  or to maintain  liquidity  for the payment of  redemptions  or other purposes.  Investments in money market funds may involve  duplication of certain fees and expenses.

Portfolio Construction

     Even though a company's stock may meet the Fund's criterion for investment, it may not be included in the Fund for a number of reasons.  For example, in the
Advisor's   judgment,   the  issuer  may  be  considered  in  extreme  financial
difficulty,  a material  portion of its  securities  may be closely held and not likely  available to support market  liquidity,  or the issuer may be a "passive foreign investment company" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")).  To this extent, there will be the exercise of discretion and consideration by the Advisor in purchasing  securities in an Approved Market and in determining the allocation of investments among Approved Markets.

     Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks that are  eligible for purchase by the Fund take place with every trade when the  securities  markets are open for trading due  primarily to price  fluctuations of such  securities.  On a periodic basis,  the Advisor will prepare lists of value stocks that are eligible for investment.  Such lists will be revised no less than semi-annually.

     Securities  will not be  purchased or sold based on the  prospects  for the economy,  the securities  markets,  or the  individual  issuers whose shares are eligible for purchase.  Securities  that have  depreciated  in value since their acquisition  will not be sold solely  because  prospects  for the issuer are not considered  attractive  or due to an expected or realized  decline in securities prices in general.  Securities will not be sold to realize  short-term  profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Securities,  including those eligible for purchase,  may be disposed of, however, at any time when, in the Advisor's judgment,  circumstances warrant their  sale,  including  but not limited to tender  offers,  mergers and similar transactions,  or bids made for block purchases at opportune prices.

                                       3

Generally,  securities will be purchased with the expectation  that they will be held for  longer  than one year and will be held  until such time as they are no longer  considered an appropriate  holding in light of the investment  policy of the Fund.

     For the purpose of converting  U.S.  dollars to another  currency,  or vice versa, or converting one foreign currency to another foreign currency,  the Fund may enter into forward foreign exchange contracts. In addition, to hedge against changes in the  relative  value of  foreign  currencies,  the Fund may  purchase foreign currency futures contracts.  However,  the Fund generally does not hedge foreign  currency risk. The Fund will only enter into such a futures contract if it is expected  that the Fund will be able  readily to close out such  contract.
However,  there can be no assurance that the Fund will be able in any particular case to do so, and if it cannot, the Fund may suffer a loss.

                                SECURITIES LOANS

     The Fund is authorized to lend  securities to qualified  brokers,  dealers, banks, and other financial  institutions  for the purpose of earning  additional income. While the Fund may earn additional income from lending securities,  such activity is incidental  to the  investment  objective of the Fund.  The value of securities  loaned may not exceed 33?% of the value of the Fund's total  assets, which includes the value of collateral received.  To the extent the Fund loans a portion of its securities, the Fund will receive collateral consisting generally of cash or U.S.  government  securities,  which will be maintained by marking to market daily in an amount equal to at least (i) 100% of the current market value of the loaned  securities  with respect to securities of the U.S.  government or its  agencies;  (ii) 102% of the current  market value of the loaned  securities with respect to U.S.  securities;  and (iii) 105% of the current market value of the loaned securities with respect to foreign securities.  Subject to its stated
investment  policies,  the Fund may invest the cash collateral  received for the loaned  securities  in  securities  of the  U.S.  government  or  its  agencies, repurchase agreements collateralized by securities of the U.S. government or its agencies,  and affiliated and  unaffiliated  registered and  unregistered  money market  funds.  For  purposes of this  paragraph,  agencies  include both agency debentures and agency mortgage backed securities.  In addition, the Fund will be able to terminate the loan at any time and will receive  reasonable  interest on the  loan,  as well as  amounts  equal  to any  dividends,  interest,  or  other distributions on the loaned securities.  However,  dividend income received from loaned  securities may not be eligible to be taxed at qualified  dividend income rates. See Part B "TAXATION OF THE FUND--Complex Securities--Securities lending"
for a further discussion of the tax consequences  related to securities lending.
The Fund will be entitled to recall a loaned security in time to vote proxies or otherwise obtain rights to vote proxies of loaned securities if the Fund knows a material event will occur.  In the event of the bankruptcy of the borrower,  the
Fund could experience delay in recovering the loaned  securities or only recover cash  or a  security  of  equivalent  value.  See  "PRINCIPAL  RISKS--Securities
Lending" for a discussion of the risks related to securities lending.

                                       4

                                 PRINCIPAL RISKS

Market Risk

     Even a long-term  investment approach cannot guarantee a profit.  Economic, political, and issuer specific events will cause the value of securities and the net asset value of the Fund's  shares to rise and fall.  Because the value of an investment in the Fund will  fluctuate,  there is the risk that an investor will lose money.

Small Company Risk

     Securities  of small  companies  are often less  liquid than those of large companies.  As a result,  small company stocks may fluctuate  relatively more in price.

Foreign Securities Risk

     The Fund invests in foreign issuers.  Such  investments  involve risks that are not associated  with  investments in U.S. public  companies.  Such risks may include legal, political, and/or diplomatic actions of foreign governments, such as imposition of  withholding  taxes on interest and dividend  income payable on the securities held,  possible seizure or  nationalization  of foreign deposits,
establishment   of  exchange   controls,   or  the  adoption  of  other  foreign
governmental  restrictions  that might adversely  affect the value of the assets held by the Fund. Further,  foreign issuers are not generally subject to uniform accounting,  auditing,  and financial reporting standards comparable to those of
U.S.  public  companies,  and there may be less publicly  available  information about such companies than comparable U.S. companies.

     The  economies  of many  countries  in which  the Fund  invests  are not as diverse or resilient as the U.S. economy,  and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may  be  affected  to a  greater  extent  by  protectionist  measures  of  their governments,  or dependent upon a relatively  limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

     In many  foreign  countries,  stock  markets  are more  variable  than U.S.
markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local  currencies,  and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund.  The net asset value of the Fund is  denominated  in U.S.  dollars, and, therefore,  declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund's shares.

Emerging Markets Risk

     The investments of the Fund involve risks in addition to the usual risks of investing in developed  foreign markets.  A number of emerging markets restrict, to varying  degrees,  foreign  investment in stocks.  Repatriation of investment income,  capital,  and the  proceeds of sales by foreign  investors  may require governmental  registration and/or approval in some emerging  countries.  In some jurisdictions,  such  restrictions  and the  imposition of taxes are intended to discourage shorter rather than longer-term holdings.  While the Fund will invest only in markets

                                       5

where these  restrictions  are  considered  acceptable  to the  Advisor,  new or additional  repatriation  restrictions might be imposed subsequent to the Fund's investment.  If such restrictions  were imposed  subsequent to investment in the securities  of a  particular  country,  the  Fund,  among  other  things,  might discontinue the purchase of securities in that country.  Such  restrictions will be  considered in relation to the Fund's  liquidity  needs and other factors and may  make it  particularly  difficult  to  establish  the fair  market  value of particular  securities  from  time to  time.  Further,  some  attractive  equity securities may not be available to the Fund because  foreign  shareholders  hold the maximum amount permissible under current laws.

     Relative to the U.S. and to larger non-U.S.  markets,  many of the emerging markets in which the Fund may  invest are  relatively  small,  have low  trading volumes,  suffer periods of illiquidity,  and are  characterized  by significant price  volatility.  Such factors may be even more  pronounced  in  jurisdictions where  securities  ownership is divided into  separate  classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

     In  addition,   many  emerging  markets,   including  most  Latin  American
countries,  have experienced  substantial and, in some periods,  extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very  negative  effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain
emerging  markets  have  recently  transitioned,   or  are  in  the  process  of
transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

     Brokerage  commissions,  custodial  services,  and other costs  relating to investment in foreign  markets  generally are more  expensive than in the United
States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance  procedures.  In certain markets,  there have been times when  settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities  purchases due to settlement problems could cause the Fund to miss  investment  opportunities.  Inability  to  dispose  of a portfolio  security caused by settlement  problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, possible liability to the purchaser.

     The risk also exists that an emergency  situation  may arise in one or more emerging  markets as a result of which trading of securities may cease or may be substantially  curtailed and prices for the Fund's portfolio  securities in such markets may not be readily  available.  The Fund's  portfolio  securities in the affected  markets  will be valued at fair value  determined  in good faith by or under the direction of the Board of Trustees of the Fund (the "Board").

     Government  involvement  in the private  sector  varies in degree among the emerging markets  contemplated for investment by the Fund. Such involvement may, in some cases,  include government  ownership of companies in certain commercial business sectors,  wage and price controls,  or imposition of trade barriers and other protectionist  measures.  With respect to any developing country, there is no guarantee that some future economic or political crisis will

                                       6

not lead to price  controls,  forced  mergers of companies,  expropriation,  the creation of government  monopolies,  or other measures that could be detrimental to the investments of the Fund.

     Taxation of dividends and capital gains  received by  non-residents  varies among countries with emerging markets and, in some cases, is high in relation to comparable  U.S.  rates.  Particular  tax  structures  may have the  intended or incidental effect of encouraging long holding periods for particular  securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction.
In addition,  emerging market jurisdictions typically have less well-defined tax laws and  procedures  than is the case in the  U.S.,  and such  laws may  permit retroactive  taxation  so that the Fund  could in the future  become  subject to local tax liability  that it had not  reasonably  anticipated  in conducting its investment activities or valuing its assets.

Foreign Currencies and Related Transactions

     Investments of the Fund will be denominated in foreign currencies.  Changes in the relative  values of foreign  currencies and the U.S.  dollar,  therefore, will affect the value of  investments  of the Fund.  The Fund may (but typically does not) purchase  foreign  currency  futures  contracts and options thereon in order to hedge against changes in the level of foreign currency  exchange rates.
Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the  contract and would enable the Fund to protect against losses  resulting from adverse changes in the  relationship  between the
U.S. dollar and foreign  currencies  occurring  between the trade and settlement dates of the  Fund's  securities  transactions,  but they also tend to limit the potential  gains  that might  result  from a  positive  change in such  currency relationships.  Gains and losses on investments  in futures and options  thereon depend on the direction of interest rates and other economic factors.

Borrowing

     The Fund has reserved the right to borrow  amounts not exceeding 33% of its net assets for the  purpose of making  redemption  payments.  When  advantageous opportunities to do so exist,  the Fund may purchase  securities when borrowings exceed 5% of the value of its net assets. Such purchases can be considered to be
"leveraging"  and,  in such  circumstances,  the net asset value of the Fund may increase or  decrease  at a greater  rate than would be the case if the Fund had not leveraged.  The interest  payable on the amount  borrowed would increase the
Fund's expenses and, if the  appreciation and income produced by the investments purchased  when the Fund has borrowed are less than the cost of  borrowing,  the investment performance of the Fund will be reduced as a result of leveraging.

Derivatives

     Derivatives  are  securities,  such as futures  contracts,  whose  value is derived from that of other  securities or indices.  Derivatives  can be used for hedging  (attempting to reduce risk by offsetting  one investment  position with
another)  or  non-hedging  purposes.   Hedging  with  derivatives  may  increase
expenses,  and there is no guarantee  that a hedging  strategy will work.  While hedging can reduce or eliminate losses, it can also reduce or eliminate gains.

                                       7

     The Fund may use  derivatives,  such as futures  contracts  and  options on futures contracts, to gain market exposure on the Fund's uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The use of derivatives for non-hedging  purposes may be considered  more  speculative  than other  types of  investments.  When the Fund uses  derivatives  for  non-hedging purposes,  the Fund will be  directly  exposed to the risks of that  derivative.
Gains or losses from derivative  investments may be  substantially  greater than the derivative's original cost.

Futures Contracts and Options on Futures

     The Fund may  invest  in  index  futures  contracts  and  options  on index futures.  Index futures  contracts  and options on index futures are  derivative securities.  These investments entail the risk that an imperfect correlation may exist  between  changes in the market  value of the stocks owned by the Fund and the prices of such futures contracts and options,  and, at times, the market for such contracts and options might lack liquidity,  thereby  inhibiting the Fund's ability to close a position in such investments.  Gains or losses on investments in options and futures  depend on the direction of securities  prices,  interest rates  and  other  economic  factors,  and the loss from  investing  in  futures transactions is potentially unlimited.  Certain restrictions imposed by the Code may limit the ability of the Fund to invest in futures  contracts and options on futures contracts.

     The Fund is operated by a person  that has  claimed an  exclusion  from the definition of the term "commodity  pool operator"  under the Commodity  Exchange
Act  ("CEA"),  and,  therefore,  such person is not subject to  registration  or regulation as a commodity pool operator under the CEA.

Securities Lending

     The Fund may lend its portfolio  securities to generate  additional income.
Securities  lending  involves  the risk that the borrower may fail to return the securities  in a timely  manner or at all. As a result,  the Fund may lose money and there may be a delay in  recovering  the loaned  securities.  The Fund could also lose money if it does not  recover the  securities  and/or the value of the collateral falls,  including the value of investments made with cash collateral.
Securities  lending may have certain  potential  adverse tax  consequences.  See
"SECURITIES LOANS" for further information on securities lending.

                             MANAGEMENT OF THE FUND

     Dimensional Fund Advisors LP (the "Advisor")  serves as investment  advisor to the Fund.  As such,  the Advisor is  responsible  for the  management  of the
Fund's assets.  The Fund is managed using a team approach.  The investment  team includes  the  Investment  Committee  of the Advisor,  portfolio  managers,  and trading personnel.

     The  Investment  Committee is composed  primarily  of certain  officers and directors of the Advisor who are appointed annually. As of the date of this Part
A, the  Investment  Committee has seven members.  Investment  strategies for the
Fund are set by the  Investment  Committee,  which meets on a regular  basis and also as needed to consider investment issues. The Investment

                                       8

Committee also sets and reviews all investment  related  policies and procedures and approves any changes in regards to approved  countries,  security types, and brokers.

     In accordance  with the team approach  used to manage the  portfolios,  the portfolio  managers and portfolio  traders implement the policies and procedures established by the Investment  Committee.  The portfolio  managers and portfolio traders  also make daily  investment  decisions  regarding  the Fund,  including running  buy and  sell  programs  based  on the  parameters  established  by the
Investment Committee.  Karen E. Umland is the portfolio manager that coordinates the  efforts of all other  portfolio  managers  with  respect to the  day-to-day management of the Fund.

     Ms. Umland is a Senior Portfolio  Manager and Vice President of the Advisor
and a  member  of the  Investment  Committee.  She  received  her BA  from  Yale
University in 1988 and her MBA from the  University of California at Los Angeles in 1993. Ms. Umland joined the Advisor in 1993 and has been  responsible for the international equity funds since 1998.

     Part B, the statement of additional information, provides information about the portfolio  manager's  compensation,  other accounts managed by the portfolio manager, and the portfolio manager's ownership of the Fund's shares.

     The Advisor provides the Fund with a trading department and selects brokers and  dealers to effect  securities  transactions.  Securities  transactions  are placed  with  a  view  to  obtaining  the  best  price  and  execution  of  such transactions.  The Advisor is authorized to pay a higher commission to a broker, dealer,  or exchange  member than another such  organization  might charge if it determines, in good faith, that the commission paid is reasonable in relation to the research or brokerage services provided by such  organization.  A discussion regarding the basis for the Board approving the investment  management agreement with respect to the Fund is available in the semi-annual report for the Fund for the six-month period ended April 30, 2009.

     In 2008,  the fiscal year end for the Fund was changed from  November 30 to
October 31. For the fiscal period from December 1, 2007 to October 31, 2008, the
Advisor  received a fee for its services from the Fund that, on an annual basis, equaled 0.10% of the average daily net assets of the Fund.

     The Fund bears all of its own costs and  expenses,  including:  services of its independent  registered  public  accounting firm;  legal counsel;  brokerage fees;  commissions  and transfer taxes in connection  with the  acquisition  and disposition of portfolio securities; taxes; insurance premiums; costs incidental
to  meetings  of  its  shareholders  and  Trustees;   the  cost  of  filing  its
registration  statements  under the federal  securities laws and the cost of any filings  required under state  securities  laws;  reports to  shareholders;  and transfer and dividend disbursing agency,  administrative services, and custodian fees.

     The  Advisor  has been  engaged in the  business  of  providing  investment management  services  since May 1981.  The Advisor is  currently  organized as a
Delaware  limited  partnership  and is  controlled  and  operated by its general partner,  Dimensional  Holdings Inc., a Delaware  corporation.  As of August 31,
2009,  assets under  management of all Dimensional  affiliated  advisors totaled approximately $148 billion.

                                       9

Consulting Services

     The  Advisor  has  entered  into  a  Consulting   Services  Agreement  with
Dimensional  Fund  Advisors  Ltd.  ("DFAL")  and  DFA  Australia  Limited  ("DFA
Australia"),  respectively.  Pursuant to the terms of each  Consulting  Services
Agreement,  DFAL and DFA Australia  provide certain  trading and  administrative services to the Advisor with respect to the Fund. The Advisor  controls DFAL and
DFA Australia.

                             DISTRIBUTIONS AND TAXES

     Prior to November 1, 2009,  the Fund was  classified as a corporation  that elected and  qualified  to be taxed as a regulated  investment  company for U.S.
federal  income tax purposes.  Effective on and after November 1, 2009, the Fund elected to be classified as a partnership and will not be a regulated investment company for U.S.  federal income tax purposes.  As a partnership,  the Fund will not be subject to U.S.  federal income tax.  Instead,  if you are an investor in the Fund, you report  separately on your own income tax return your distributive share of the Fund's income,  gains, losses,  deductions,  and credits (including foreign tax credits  for  creditable  foreign  taxes  imposed on the Fund).  The
Fund's  taxable  year-end  will be  October  31,  but may be  subject  to change depending on the tax years of the investors in the Fund. Although,  as described above,  the Fund will not be subject to U.S.  federal  income  tax, it will file appropriate U.S. federal income tax returns.

     The Fund may be subject to foreign withholding taxes on income from foreign securities.

     In  general,  distributions  of  money  by the  Fund  to an  investor  will represent a  non-taxable  return of capital to the  investor up to the amount of the  investor's  adjusted  tax basis in its entire  interest in Fund.  The Fund, however, does not currently intend to declare and pay distributions to investors except as may be determined by the Board of Trustees.

     The sale of  shares  of the Fund is a  taxable  event  and may  result in a capital gain or loss to you. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange  only to the extent the amount of money  received  exceeds your tax basis in the entire  interest in the
Fund. Any loss may be recognized  only if you redeem your entire interest in the
Fund for money.

     If you are a tax-exempt investor, an allocable share of your income will be
"unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

     In addition to federal  taxes,  you may be subject to state and local taxes on your  distributive  share of the Fund's income and gains and on gains arising on redemption or exchange of the Fund's shares.  Investors  should consult their tax advisors to determine the applicability of state, local, or foreign taxes to their distributive share of the Fund's income,  gains, losses,  deductions,  and credits.

     This discussion of "Distributions  and Taxes" is not intended or written to be used as tax advice.  Prospective investors should consult the Part B. Because everyone's tax

                                       10

situation  is unique,  you  should  also  consult  your tax  professional  about federal,  state,  local, or foreign tax consequences before making an investment in the Fund.

                               PURCHASE OF SHARES

     Shares  issued by the Fund are not  registered  under the  Securities  Act, which means that the Fund's shares may not be sold publicly.  However,  the Fund may sell its shares through private placements pursuant to available  exemptions from registration  under the Securities Act. Shares of the Fund are sold only to other investment companies and certain institutional investors.

     One shareholder of the Fund is an open-end investment company that seeks to achieve its investment  objective by investing all of its  investable  assets in the Fund (the "Feeder Portfolio"). The Feeder Portfolio has a similar investment objective and investment policies and limitations as the Fund. The master-feeder structure is unlike many other  investment  companies that directly  acquire and manage their own  portfolio of  securities.  The  investment  experience  of the
Feeder Portfolio will correspond directly with the investment  experience of the
Fund.

Cash Purchases

     Investors may purchase  shares of the Fund by first  contacting the Advisor at (888)  576-1167  or (512)  306-7400  to notify the  Advisor  of the  proposed investment.  All  investments  are subject to approval of the  Advisor,  and all investors must complete and submit the necessary account registration forms. The
Fund  reserves the right to reject any initial or additional  investment  and to suspend the offering of shares of the Fund.

     Investors having an account with a bank that is a member or a correspondent of a member of the Federal  Reserve System may purchase  shares by first calling the  Advisor at (888)  576-1167  or (512)  306-7400 to notify the Advisor of the proposed investment,  then requesting the bank to transmit immediately available funds (Federal Funds) by wire to PNC Bank,  N.A., for the account of Dimensional
Emerging Markets Value Fund Additional  investments also may be made through the wire  procedure by first  notifying the Advisor.  Investors who wish to purchase shares of the Fund by check  should  send their  check to  Dimensional  Emerging
Markets Value Fund, c/o PNC Global  Investment  Servicing  (U.S.) Inc., P.O. Box
8916, Wilmington,  Delaware 19899-8916.  Citibank,  N.A. serves as custodian for the Fund.

     Payment of the total  amount due should be made in U.S.  dollars.  However, subject  to  approval  by the  Advisor,  payment  may  be  made  in  any  freely convertible  currency and the necessary  foreign exchange  transactions  will be arranged on behalf of, and at the expense of, the applicant. Applicants settling in any currency other than U.S. dollars are advised that a delay in processing a purchase or redemption may occur to allow for currency conversion.

     Under  certain  circumstances,  shares  also may be  purchased  and sold by investors  through  securities firms that may charge a service fee or commission for such  transactions.  No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.

     Purchases of shares will be made in full and fractional  shares  calculated
to  three  decimal  places.   In  the  interest  of  economy  and   convenience,
certificates for shares will not be issued.

                                       11

In-Kind Purchases

     If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for  acquisition  by the Fund or otherwise  represented in its portfolio,  as  described in this Part A, or as  otherwise  consistent  with the
Fund's  policies and  procedures,  or in exchange for local  currencies in which such securities of the Fund are denominated.  Securities and local currencies to be  exchanged  that are accepted by the Fund and Fund shares to be issued in the exchange will be valued as set forth under  "VALUATION OF SHARES" at the time of the next determination of net asset value after such acceptance.  All dividends, interest,  subscriptions,  or other rights  pertaining to such securities  shall become  the  property  of the  Fund  and  must be  delivered  to the Fund by the investor upon receipt from the issuer.  Investors who desire to purchase  shares of the Fund with local currencies should first contact the Advisor.

     The Fund will not  accept  securities  in  exchange  for shares of the Fund unless:  (i) such  securities  are, at the time of the exchange,  eligible to be included,  or otherwise  represented,  in the Fund and current market quotations are readily  available for such  securities;  (ii) the investor  represents  and agrees  that all  securities  offered  to be  exchanged  are not  subject to any restrictions  upon their sale by the Fund under the  Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise;  and  (iii) at the  discretion  of the  Fund,  the  value of any such security (except U.S.  government  securities)  being  exchanged,  together with other  securities of the same issuer owned by the Fund, may not exceed 5% of the net assets of the Fund immediately after the transaction.

     A gain or loss for federal  income tax purposes will  generally be realized by investors who are subject to federal  taxation  upon the exchange,  depending upon  the  cost  of  the  securities  or  local  currency  exchanged.  Investors interested in such  exchanges  should  contact the Advisor.  Purchases of shares will be made in full and fractional  shares  calculated to three decimal places.
In the interest of economy and convenience,  certificates for shares will not be issued.

                POLICY REGARDING EXCESSIVE OR SHORT-TERM TRADING

     The Fund is  designed  for  long-term  investors  and is not  intended  for investors  that engage in  excessive  short-term  trading  activity  that may be harmful to the Fund,  including but not limited to market timing.  Short-term or excessive  trading  into and out of the Fund can  disrupt  portfolio  management strategies,  harm  performance and increase Fund expenses for all  shareholders, including long-term shareholders who do not generate these costs.

     In addition,  the nature of the Fund's  holdings may present  opportunities for a  shareholder  to engage in a short-term  trading  strategy  that  exploits possible  delays  between  changes in the price of the Fund's  holdings  and the reflection  of those  changes in the Fund's net asset value  (called  "arbitrage market  timing").  Such  delays  may  occur  because  the Fund  has  significant investments  in foreign  securities  where,  due to time zone  differences,  the values of those  securities are established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the Fund  calculates its net asset value.  There is a possibility  that arbitrage  market  timing may dilute the value of the Fund's shares if redeeming

                                       12

shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.

     The Board has adopted a policy (the  "Trading  Policy") and the Advisor and
DFA Securities LLC (formerly DFA Securities Inc.) (collectively,  "Dimensional")
and Dimensional's  agents have implemented the following  procedures,  which are designed to discourage and prevent market timing or excessive short-term trading in the Fund: (i) trade activity monitoring and purchase blocking procedures; and
(ii) use of fair value pricing.

     The Fund,  Dimensional,  and their agents monitor trades and flows of money in and out of the  Fund  from  time to time in an  effort  to  detect  excessive short-term  trading  activities,  and for consistent  enforcement of the Trading
Policy.  The Fund  reserves  the  right to take the  actions  necessary  to stop excessive or  disruptive  trading  activities,  including  refusing or canceling purchase  orders for any reason,  without  prior notice,  particularly  purchase orders that the Fund  believes  are made on behalf of market  timers.  The Fund,
Dimensional,  and their agents reserve the right to restrict,  refuse, or cancel any purchase request made by an investor indefinitely if the Fund or Dimensional believes that any combination of trading activity in the accounts is potentially disruptive to the Fund. In making such judgments,  the Fund and Dimensional seek to act in a manner that is consistent  with the interests of  shareholders.  For purposes of applying these  procedures,  Dimensional  may consider an investor's trading history in the Fund, and accounts under common ownership,  influence, or control.

     In  addition  to  the  Fund's  general  ability  to  restrict   potentially
disruptive  trading  activity,  as  described  above,  the Fund also has adopted purchase blocking  procedures.  Under the Fund's purchase  blocking  procedures, where an investor has engaged in any two  purchases and two  redemptions  in the
Fund in any rolling  thirty- (30)  calendar day  monitoring  period  (i.e.,  two
"round  trips"),  the Fund and  Dimensional  intend to block the  investor  from making any  additional  purchases in the Fund for ninety (90)  calendar  days (a
"purchase  block").  If  implemented,  a purchase block will begin at some point after the transaction that caused the investor to have engaged in the prohibited two round-trips is detected by the Fund, Dimensional,  or their agents. The Fund and  Dimensional  are  permitted  to  implement  a  longer  purchase  block,  or permanently  bar future  purchases by an investor,  if they determine that it is appropriate.

     Under the Fund's purchase blocking procedures,  the following purchases and redemptions  will not trigger a purchase block: (i) purchases and redemptions of shares having a value in each  transaction  of less than $5,000;  (ii) purchases and redemptions by U.S. registered  investment companies that operate as fund of funds and non-U.S.  investment  companies that operate as fund of funds that the
Fund or Dimensional,  in their sole discretion, have determined are not designed and/or are not serving as vehicles for excessive  short-term or other disruptive trading (in each case, the fund of funds shall agree to be subject to monitoring by  Dimensional);  (iii)  purchases and  redemptions by a feeder  portfolio of a master  fund's  shares;  (iv)  systematic  or automated  transactions  where the shareholder, financial advisor, or investment fiduciary does not exercise direct control over the investment decision; (v) retirement plan contributions,  loans, loan repayments,  and distributions  (including hardship withdrawals) identified as such in the retirement plan recordkeeper's system; (vi) purchase transactions involving  transfers  of  assets,  rollovers,  Roth  IRA  conversions,  and  IRA recharacterizations;  (vii)  purchases of shares with Fund  dividends or capital gain distributions; (viii) transfers and reregistrations of shares within

                                       13

the  Fund;  and (ix)  transactions  by 529  Plans.  Notwithstanding  the  Fund's purchase blocking procedures, all transactions in Fund shares are subject to the right of the Fund and  Dimensional to restrict  potentially  disruptive  trading activity (including  purchases and redemptions  described above that will not be subject to the purchase blocking procedures).

     In  addition,  the  purchase  blocking  procedures  will  not  apply  to  a redemption  transaction in which the Fund distributes  portfolio securities to a shareholder  in-kind,  where  the  redemption  will not  disrupt  the  efficient portfolio  management  of the Fund and the  redemption  is  consistent  with the interests of the remaining shareholders of the Fund.

     As of the date of this registration statement,  the ability of the Fund and
Dimensional  to apply the  purchase  blocking  procedures  on  purchases  by all investors may be restricted  due to systems  limitations  of the Fund's  service providers.  The Fund  expects  that the  application  of the  Trading  Policy as described  above,  including the purchase  blocking  procedures  (subject to the limitations  described above),  will be able to be implemented by Intermediaries in compliance with Rule 22c-2 under the 1940 Act.

     In addition to monitoring trade activity,  the Board has adopted fair value pricing  procedures that govern the pricing of the securities of the Fund. These procedures  are designed to help ensure that the prices at which Fund shares are purchased  and redeemed are fair,  and do not result in dilution of  shareholder interests or other harm to shareholders.  See the discussion under "VALUATION OF
SHARES--Net Asset Value" for additional  details regarding fair value pricing of the Fund's securities.

     Although the  procedures  are designed to discourage  excessive  short-term trading,  none of the procedures  individually,  nor all of the procedures taken together,  can completely  eliminate the possibility  that excessive  short-term trading activity in the Fund may occur. The Fund does not knowingly  accommodate excessive or disruptive trading activities, including market timing.

                               VALUATION OF SHARES

Net Asset Value

     The net asset value per share of the Fund is generally  calculated  on days that the New York Stock  Exchange  ("NYSE") is open for  trading.  The net asset value per share of the Fund is calculated after the close of the NYSE (normally,
1:00 p.m.  PT) by dividing the total value of the Fund's  investments  and other assets,  less any liabilities,  by the total outstanding  shares of the stock of the Fund.  Note:  The time at which  transactions  and  shares are priced may be changed in case of an  emergency or if the NYSE closes at a time other than 1:00
p.m. PT.

     The value of the shares of the Fund will  fluctuate  in relation to its own investment experience.  Securities held by the Fund will be valued in accordance with  applicable  laws and procedures  adopted by the Board,  and generally,  as described below.

     Securities  held by the Fund  (including  over-the-counter  securities) are valued at the last  quoted  sale price of the day.  Securities  held by the Fund that are  listed on Nasdaq  are  valued at the  Nasdaq  Official  Closing  Price
("NOCP").  If there is no last  reported sale price or NOCP of the day, the Fund values the securities at the mean of the most recent quoted bid and asked

                                       11

prices.  Price information on listed securities is taken from the exchange where the  security is  primarily  traded.  Generally,  securities  issued by open-end investment  companies,  such as the Fund, are valued using their  respective net asset values or public  offering  prices,  as  appropriate,  for purchase orders placed at the close of the NYSE.

     To the extent the Fund purchases fixed income  securities,  net asset value includes  interest on fixed  income  securities,  which is accrued  daily.  Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably  reliable  sources  including  broker/dealers  that typically handle the purchase and sale of such  securities.  Securities that are traded  over-the-counter and on a stock exchange will be valued according to the broadest and most  representative  market, and it is expected that for bonds and other fixed  income  securities  this  ordinarily  will be the  over-the-counter market.

     The  value of the  securities  and  other  assets  of the Fund for which no market quotations are readily available (including  restricted  securities),  or for which market quotations have become unreliable, are determined in good faith at fair value in accordance  with  procedures  adopted by the Board.  Fair value pricing may also be used if events that have a  significant  effect on the value of an investment (as determined in the discretion of the Investment Committee of the  Advisor)  occur before the net asset value is  calculated.  When fair value pricing is used,  the prices of securities  used by the Fund may differ from the quoted or published  prices for the same  securities on their primary markets or exchanges.

     As of the date of this  registration  statement,  the Fund  will  also fair value price in the circumstances described below. Generally,  trading in foreign securities  markets is completed each day at various times prior to the close of the NYSE. For example,  trading in the Japanese  securities markets is completed each day at the close of the Tokyo Stock  Exchange  (normally,  11:00 p.m.  PT), which is fourteen hours prior to the close of the NYSE (normally,  1:00 p.m. PT)
and the time that the net asset value of the Fund is  computed.  Due to the time differences  between the closings of the relevant foreign  securities  exchanges and the time the Fund prices its shares at the close of the NYSE,  the Fund will fair  value  its  foreign  investments  when it is  determined  that the  market quotations  for the foreign  investments  are either  unreliable  or not readily available.  The fair value prices will attempt to reflect the impact of the U.S.
financial  markets'  perceptions  and trading  activities on the Fund's  foreign investments  since the last  closing  prices  of the  foreign  investments  were calculated on their primary foreign securities  markets or exchanges.  For these purposes,  the Board has determined that movements in relevant  indices or other appropriate  market  indicators,  after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value  pricing.  Consequently,  fair valuation of portfolio securities  may  occur on a daily  basis.  The fair  value  pricing  by the Fund utilizes data furnished by an independent  pricing  service (and that data draws upon, among other information,  the market values of foreign  investments).  The fair value  prices of  portfolio  securities  generally  will be used when it is determined  that the use of such prices  will have a material  impact on the net asset  value of the Fund.  When the Fund uses fair  value  pricing,  the  values assigned to the Fund's  foreign  investments  may not be the quoted or published prices of the  investments  on their  primary  markets or  exchanges.  The Board monitors the operation of the method used to fair value price the Fund's foreign investments.

                                       15

     Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market  quotations.  There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell  the  security  at  approximately  the  time at  which  the Fund determines its net asset value per share. As a result, the sale or redemption by the Fund of its shares at net asset value,  at a time when a holding or holdings are valued at fair  value,  may have the effect of diluting  or  increasing  the economic interest of existing shareholders.

     The net asset value per share of the Fund is expressed  in U.S.  dollars by translating the net assets of the Fund using the mean of the most recent bid and asked prices for the dollar as quoted by generally  recognized reliable sources.
Since the Fund owns  securities that are primarily  listed on foreign  exchanges that may trade on days when the Fund  does not price its  shares,  the net asset value of the Fund  may  change  on days  when  shareholders  will not be able to purchase or redeem shares.

     Certain of the securities  holdings of the Fund in Approved  Markets may be subject  to  tax,  investment,  and  currency  repatriation  regulations  of the
Approved  Markets  that  could  have a  material  effect  on the  values  of the securities.  For  example,  the Fund  might be subject  to  different  levels of taxation on current income and realized gains  depending upon the holding period of the securities.  In general,  a longer holding period (e.g.,  five years) may result in the imposition of lower tax rates than a shorter holding period (e.g., one year). The Fund may also be subject to certain contractual arrangements with investment  authorities in an Approved  Market that require the Fund to maintain minimum  holding  periods or to limit the extent of  repatriation  of income and realized gains.

     Futures  contracts are valued using the settlement  price  established each day on the  exchange  on  which  they are  traded.  The  value  of such  futures contracts held by the Fund is determined each day as of such close.

Public Offering Price

     Provided  that PNC Global  Investment  Servicing  (U.S.)  Inc.,  the Fund's
transfer  agent (the  "Transfer  Agent"),  has received the  investor's  Account
Registration  Form in good order and the custodian  has received the  investor's payment,  shares of the Fund will be priced at the public offering price,  which is the net asset  value of the  shares  next  determined  after  receipt  of the investor's funds by the custodian.  "Good order" with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration
Form and any additional  supporting legal documentation  required by the Advisor has been received in legible form,  and (2) the Advisor has been notified of the purchase by telephone and, if the Advisor so requests, also in writing, no later than the close of regular  trading on the NYSE  (normally,  1:00 p.m. PT) on the day of the  purchase.  If an order to purchase  shares  must be canceled  due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such  cancellation.  To recover any such loss,  the Fund reserves the right to redeem shares owned by any purchaser  whose order is canceled.  The
Fund also may prohibit or restrict the manner in which such  purchaser may place further orders. No reimbursement fee or sales charge is imposed on purchases.

                                       16

                               EXCHANGE OF SHARES

     There is no exchange  privilege  between the Fund and the series of The DFA
Investment  Trust Company or any portfolio of DFA  Investment  Dimensions  Group
Inc. or Dimensional Investment Group Inc.

                              REDEMPTION OF SHARES

     Shares  issued by the Fund are not  registered  under the  Securities  Act, which means that the Fund's  shares are  restricted  securities  that may not be sold unless registered or pursuant to an available exemption from that Act.

Redemption Procedures

     Investors  who desire to redeem  shares of the Fund must first  contact the
Advisor at the telephone  number shown under "PURCHASE OF SHARES." The Fund will redeem shares at the net asset value of such shares next determined, either: (i)
after  receipt  by  the  Fund's  Transfer  Agent  (or  by an  Intermediary  or a
Sub-designee,  if applicable) of a written request for redemption in good order, or (ii) if stock  certificates  have been  issued,  after  receipt  of the stock certificates in good order at the office of the Transfer Agent. Good order means that the request to redeem shares must include all necessary  documentation,  to be received in writing by the Advisor no later than the close of regular trading on the NYSE  (normally,  1:00 p.m. PT),  including but not limited to: the stock certificate(s),  if  issued;  a  letter  of  instruction  or a stock  assignment specifying  the number of shares or dollar amount to be redeemed,  signed by all registered owners (or  representatives  thereof) of the shares; and, if the Fund does  not have on file  the  authorized  signatures  for the  account,  proof of authority.

     Shareholders  redeeming shares for which certificates have not been issued, who have authorized  redemption  payment by wire on an authorization  form filed with the Fund,  may request that  redemption  proceeds be paid in federal  funds wired to the bank they  have  designated  on the  authorization  form.  The Fund reserves the right to send  redemption  proceeds by check in its  discretion;  a shareholder may request  overnight  delivery of such check at the  shareholder's own expense.  If the proceeds are wired to the  shareholder's  account at a bank that is not a member of the Federal  Reserve  System,  there could be a delay in crediting the funds to the  shareholder's  bank  account.  The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior  notification  to  shareholders.  No  fee  is  charged  by  the  Fund  for redemptions.  The  redemption  of all  shares in an account  will  result in the account  being  closed.  A new Account  Registration  Form will be required  for future investments.  (See "PURCHASE OF SHARES.") In the interests of economy and convenience, certificates for shares are not issued.

     Although the redemption  payments will ordinarily be made within seven days after  receipt,  payment to investors  redeeming  shares that were  purchased by check  will not be made  until the Fund can  verify  that the  payments  for the purchase  have  been,  or will be,  collected,  which may take up to ten days or more.  Investors may avoid this delay by submitting a certified check along with the purchase order.

                                       17

Redemption of Small Accounts

     The Fund reserves the right to redeem an account if the value of the shares
in  the  Fund  is  $500  or  less  because  of  redemptions.   Before  the  Fund
involuntarily  redeems shares from such an account and sends the proceeds to the stockholder,  the  Fund  will  give  written  notice  of the  redemption  to the stockholder at least sixty days before the redemption date. The stockholder will then  have  sixty  days  from  the  date of the  notice  to  make an  additional investment  in the Fund in order to bring the value of the shares in the account to more than $500 and avoid such involuntary redemption. The redemption price to be paid to a stockholder  for shares  redeemed by the Fund under this right will be the  aggregate  net asset  value of the shares in the account at the close of business on the redemption  date. This right to redeem small accounts applies to accounts established with the Fund's transfer agent.

     The Fund  reserves  the right to  automatically  redeem  shares of the Fund owned  by a  stockholder  if  the  investment  advisory  agreement  between  the stockholder and the Advisor is terminated.

In-Kind Redemptions

     When in the best  interests  of the  Fund,  the Fund may make a  redemption payment, in whole or in part, by a distribution of portfolio  securities in lieu of  cash.  Such  distributions  will be  made in  accordance  with  the  federal securities  laws and  regulations  governing  mutual funds.  Investors may incur brokerage  charges and other  transaction  costs  selling  securities  that were received in payment of  redemptions.  The Fund  reserves the right to redeem its shares in the currencies in which its investments are denominated. Investors may incur  charges in  converting  such  currencies  to dollars and the value of the securities may be affected by currency exchange fluctuations.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

     The Fund generally will disclose up to 25 of its largest portfolio holdings
(other than cash and cash  equivalents)  and the percentages  that each of these largest portfolio  holdings represent of the total assets of the Fund, as of the most recent  month-end by providing this  information for portfolios that invest in the Fund as feeder  portfolios.  This  information is disclosed online at the
Advisor's   Web  site,   http://www.dimensional.com,   which  is  accessible  by
shareholders, within twenty (20) days after the end of each month. The Fund also generally  will disclose its complete  portfolio  holdings  (other than cash and cash equivalents),  as of month-end,  online at the Advisor's Web site, which is
accessible  by  shareholders,   two  months  following  the  month-end  or  more
frequently  and at different  periods when  authorized  in  accordance  with the
Fund's  policies  and  procedures.  Please  consult  Part B,  the  statement  of additional  information,  for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Fund.

                                       18

                                SERVICE PROVIDERS

Investment Advisor
DIMENSIONAL FUND ADVISORS LP
6300 Bee Cave Road, Building One
Austin, TX 78746
Tel. No. (512) 306-7400

Custodian
CITIBANK, N.A.
111 Wall Street
New York, NY 10005

Transfer and Dividend Disbursing Agent
PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.
301 Bellevue Parkway
Wilmington, DE 19809

Legal Counsel
STRADLEY, RONON, STEVENS & YOUNG, LLP
2600 One Commerce Square
Philadelphia, PA 19103-7098

Independent Registered Public Accounting Firm
PRICEWATERHOUSECOOPERS LLP
Two Commerce Square
Suite 1700
2001 Market Street
Philadelphia, PA 19103-7042

                                       19

                     DIMENSIONAL EMERGING MARKETS VALUE FUND

               6300 Bee Cave Road, Building One, Austin TX, 78746
                            Telephone: (512) 306-7400

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                                October 30, 2009

     This statement of additional  information is not a prospectus but should be read in  conjunction  with Part A of the  Fund's  registration  statement  dated
October  30,  2009.  A free copy of the Fund's  Part A,  annual and  semi-annual reports to shareholders  can be obtained from the Fund by writing to the Fund at the above address or by calling the above telephone number. Information from the
Fund's  annual  and  semi-annual  reports to  shareholders  is  incorporated  by reference into this statement of additional information.

                                TABLE OF CONTENTS

                        FUND CHARACTERISTICS AND POLICIES

     The following information  supplements the information set forth in Part A.
Capitalized terms not otherwise defined in this Part B have the meaning assigned to them in Part A.

     Dimensional  Emerging  Markets  Value  Fund  is  a  diversified,   open-end
management  investment company.  The investment objective of the Fund is to seek
long-term   capital  growth  through   investment  in  emerging   market  equity
securities.

     It is  possible  that the  Fund  might  own at least 5% of the  outstanding voting securities of one or more issuers.  In such  circumstances,  the Fund and the issuer would be deemed "affiliated persons" under the Investment Company Act of 1940 Act, as amended (the "1940 Act"),  and certain  requirements of the 1940
Act regulating dealings between affiliates might become applicable.

                              BROKERAGE COMMISSIONS

     In 2008,  the fiscal year end for the Fund was changed from  November 30 to
October 31. For the fiscal period ending  October 31, 2008, and the fiscal years ending  November  30,  2007 and 2006,  the Fund paid  brokerage  commissions  of
$2,557,695, $3,742,311, and $4,533,467, respectively.

     Portfolio  transactions  will be placed with a view to  receiving  the best price and execution.  The Fund will seek to acquire and dispose of securities in a manner that would cause as little  fluctuation  in the market prices of stocks being  purchased  or sold as possible  in light of the size of the  transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the  performance  of brokers that effect  transactions  for the Fund to determine  the effect that the brokers'  trading has on the market prices of the securities  in which the Fund  invests.  The  Advisor  also  checks the rates of commissions  being paid by the Fund to its  brokers to  ascertain  that they are
competitive   with  those  charged  by  other  brokers  for  similar   services.
Transactions  also may be placed with  brokers who have  assisted in the sale of the Fund's shares and who provide the Advisor with investment research,  such as reports  concerning  individual  issuers,  industries,  and general economic and financial trends, and other research services.

     Subject to obtaining best price and execution,  transactions  may be placed with  brokers  that  have  assisted  in the sale of Fund  shares.  The  Advisor, however,  pursuant to policies and procedures  approved by the Board of Trustees of the Fund (the "Board"),  is prohibited from selecting  brokers and dealers to effect the Fund's portfolio securities  transactions based (in whole or in part)
on a broker's or dealer's  promotion or sale of shares issued by the Fund or any other registered investment companies.

     The Advisor believes that it needs maximum  flexibility to effect trades on a best execution basis. As deemed  appropriate,  the Advisor places buy and sell orders for the Fund with  various  brokerage  firms that may act as principal or agent.  The Advisor may also make use of direct market  access and  algorithmic, program, or electronic trading methods. The Advisor

                                        1

may extensively  use electronic  trading systems as such systems can provide the ability to customize the orders placed and can assist in the Advisor's execution strategies.

     During the fiscal  period ended October 31, 2008,  the Fund paid  brokerage commissions of $198,986 for securities  transactions  valued at  $395,958,444 to brokers that  provided  market price  monitoring  services,  market  studies and research services.

     The investment  management  agreement  permits the Advisor knowingly to pay commissions on these transactions that are greater than another broker,  dealer, or exchange member might charge if the Advisor,  in good faith,  determines that the commissions  paid are reasonable in relation to the value of the research or brokerage  services  provided  by the broker or dealer  when  viewed in terms of either a particular transaction or the Advisor's overall responsibilities to the accounts under its management.  Research  services  furnished by brokers through whom  securities  transactions  are  effected  may be  used  by the  Advisor  in servicing  all of its  accounts  and not all  such  services  may be used by the
Advisor with respect to the Fund.

     The Fund may  purchase  securities  of its  regular  brokers or dealers (as defined in Rule 10b-1 under the 1940 Act). The Fund did not purchase  securities of its regular  brokers or dealers (or  securities  of the  broker's or dealer's parent company) during the fiscal period ended October 31, 2008.

                             INVESTMENT LIMITATIONS

     The Fund has adopted  certain  limitations  that may not be changed without the approval of a majority of the outstanding  voting  securities of the Fund. A
"majority"  is  defined  as the  lesser  of:  (i)  at  least  67% of the  voting securities  of the Fund (to be affected  by the  proposed  change)  present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are  present  or  represented  by  proxy,  or (ii) more than 50% of the outstanding voting securities of the Fund.

     The Fund will not:

(1)  borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or  interpretations  thereunder that may be adopted,  granted or issued by the SEC;

(2)  make loans,  except to the extent  permitted by the 1940 Act, or any rules, exemptions or  interpretations  thereunder that may be adopted,  granted or issued by the SEC; provided that in no event shall the Fund be permitted to make a loan to a natural person;

(3)  purchase or sell real estate,  unless  acquired as a result of ownership of securities or other  instruments,  and provided that this  restriction does not  prevent  the Fund  from:  (i)  purchasing  or  selling  securities  or instruments  secured by real estate or  interests  therein,  securities  or
     instruments   representing  interests  in  real  estate  or  securities  or
     instruments   of  issuers  that  invest,   deal  or  otherwise   engage  in
     transactions  in real estate or interests  therein;  and (ii) purchasing or selling real estate mortgage loans;

                                        2

   (4) purchase or sell physical commodities, unless acquired as a result of ownership  of  securities  or other  instruments,  and  provided  that this restriction  does not prevent the Fund from:  (i) engaging in  transactions involving  currencies and futures  contracts and options  thereon;  or (ii)
     investing in securities or other  instruments  that are secured by physical commodities;

(5)  purchase  the  securities  of any one  issuer,  if  immediately  after such investment,  the Fund would not qualify as a "diversified  company" as that term is defined by the 1940 Act, as amended, and as modified or interpreted by regulatory authority having jurisdiction, from time to time;

(6)  engage in the business of underwriting  securities issued by others, except to  the  extent  that  the  sale  of  securities  originally  acquired  for investment purposes may be deemed an underwriting;

(7)  acquire any securities of companies  within one industry if, as a result of such  acquisition,  more than 25% of the value of the Fund's  total  assets would be invested in securities of companies within such industry; or

(8)  issue senior  securities  (as such term is defined in Section  18(f) of the
     1940 Act), except to the extent permitted under the 1940 Act.

     For purposes of the investment  limitation described in (1) above, the Fund may borrow in connection with a foreign  currency  transaction or the settlement of a portfolio trade.  Additionally,  with respect to the investment  limitation described in (1) above,  the Fund will maintain  asset coverage of at least 300%
(as described in the 1940 Act), inclusive of any amounts borrowed,  with respect to any borrowings made by the Fund.

     Although the investment  limitation described in (2) above prohibits loans, the Fund is authorized to lend portfolio securities.

     The Fund is required to operate in accordance  with the SEC staff's current position on illiquid securities, which limits investments in illiquid securities to 15% of a fund's net assets.  Pursuant to Rule 144A under the Securities  Act, the Fund may purchase certain unregistered (i.e.,  restricted) securities upon a determination that a liquid institutional  market exists for the securities.  If it is determined  that a liquid market does exist,  the  securities  will not be subject to the Fund's 15% limitation on holdings of illiquid  securities.  While maintaining oversight, the Board has delegated the day-to-day function of making liquidity  determinations  to  the  Advisor.  For  Rule  144A  securities  to be considered  liquid,  there must be at least two dealers  making a market in such securities.  After purchase,  the Board and the Advisor will continue to monitor the liquidity of Rule 144A securities.

     Notwithstanding  any of the  above  investment  limitations,  the  Fund may establish  subsidiaries or other similar  vehicles for the purpose of conducting its investment  operations in Approved Markets if such  subsidiaries or vehicles are required by local laws or regulations  governing  foreign  investors such as the Fund or whose use is otherwise  considered by the Fund to be advisable.  The
Fund would "look through" any such vehicle or subsidiary to determine compliance with its investment limitations.

                                       3

     Unless  otherwise  indicated,  all  limitations  applicable  to the  Fund's investments apply only at the time that a transaction is undertaken.

                                FUTURES CONTRACTS

     The Fund may enter into futures  contracts and options on future  contracts to gain market  exposure on the Fund's  uninvested  cash pending  investments in securities and to maintain liquidity to pay redemptions.

     Futures  contracts provide for the future sale by one party and purchase by another party of a specified amount of defined  securities at a specified future time and at a specified  price.  Futures  contracts that are  standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The  Fund  will be  required  to make a  margin  deposit  in cash or government  securities with a futures commission merchant (an "FCM") to initiate and maintain positions in futures contracts. Minimal initial margin requirements
are  established  by  the  futures   exchange  and  FCMs  may  establish  margin
requirements  that are higher than the  exchange  requirements.  After a futures contract  position  is  opened,  the value of the  contract  is marked to market daily.  If the futures  contract  price changes to the extent that the margin on deposit does not satisfy margin requirements,  payment of additional "variation"
margin  to be held by the FCM will be  required.  Conversely,  reduction  in the contract value may reduce the required margin resulting in a repayment of excess margin to custodial  account of the Fund.  Variation margin payments may be made to and from the futures  broker for as long as the contract  remains  open.  The
Fund  expects to earn income on its margin  deposits.  The Fund intends to limit its futures-related investment activity so that, other than with respect to bona fide  hedging  activity  (as defined in  Commodity  Futures  Trading  Commission
("CFTC")  General  Regulations  Section):  (i) the aggregate  initial margin and premiums  paid to establish  commodity  futures and  commodity  option  contract positions (determined at the time the most recent position was established) does not exceed 5% of the  liquidation  value of the Fund's  portfolio,  after taking into account  unrealized  profits and unrealized losses on any such contracts it has entered into (provided  that, in the case of an option that is  in-the-money at the time of purchase,  the in-the-money amount may be excluded in calculating such 5% limitation);  or (ii) the aggregate net "notional value" (i.e., the size of a commodity  futures or commodity  option  contract in contract units (taking into  account any  multiplier  specified  in the  contract),  multiplied  by the current  market  price (for a futures  contract)  or strike price (for an option contract) of each such unit) of all  non-hedge  commodity  futures and commodity option contracts that the Fund has entered into (determined at the time the most recent position was  established)  does not exceed the liquidation  value of the
Fund's portfolio,  after taking into account  unrealized  profits and unrealized losses  on any  such  contracts  that the Fund has  entered  into.  Pursuant  to published  positions of the Securities and Exchange  Commission  (the "SEC") and
interpretations of the staff of the SEC, the Fund (or its custodian) is required to maintain  segregated accounts or to segregate assets through notations on the books of the  custodian,  consisting  of liquid  assets (or, as permitted  under applicable interpretations,  enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such  contracts.  These  requirements  are  designed  to limit the  amount of leverage the Fund may use by entering into futures transactions.

                                       4

     Positions in futures  contracts  may be closed out only on an exchange that provides a secondary  market.  However,  there can be no assurance that a liquid secondary market will exist for any particular  futures contract at any specific time.  Therefore,  it might not be possible to close a futures  position and, in the event of adverse price movements,  the Fund would be required to continue to make  variation  margin  deposits.  In  such  circumstances,  if  the  Fund  has insufficient  cash,  it might have to sell  portfolio  securities  to meet daily margin  requirements  at a time  when  it  might  be  disadvantageous  to do so.
Management  intends to minimize the possibility  that it will be unable to close out a futures contract by only entering into futures that are traded on national futures exchanges and for which there appears to be a liquid secondary market.

                      FORWARD FOREIGN CURRENCY TRANSACTIONS

     The Fund may acquire and sell forward foreign currency  exchange  contracts in order to protect against  uncertainty in the level of future foreign currency exchange rates. The Fund will conduct its foreign currency exchange transactions either on a spot (i.e.,  cash) basis at the spot rate  prevailing in the foreign currency  exchange market,  or by entering into forward contracts to purchase or sell foreign  currencies.  A forward foreign currency exchange contract involves an  obligation to purchase or sell a specific  currency at a future date,  which may be any fixed  number of days  (usually  less than one year) from the date of the  contract  agreed  upon by the  parties,  at a price  set at the time of the contract.  These contracts are traded in the interbank market conducted directly between traders (usually large commercial banks) and their customers.  A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.  Although foreign exchange dealers do not charge a fee for conversion,  they do  realize  a profit  based on the  difference  (the  spread)
between the price at which they are buying and selling various currencies.

     The Fund may enter into a forward  contract in connection with the purchase or sale of foreign  equity  securities,  typically to "lock in" the value of the transaction  with respect to a different  currency.  In  addition,  from time to time, the Fund may enter into a forward  contract to transfer  balances from one currency to another currency.

                            CASH MANAGEMENT PRACTICES

     The Fund  engages in cash  management  practices in order to earn income on uncommitted cash balances.  Generally, cash is uncommitted pending investment in other securities,  payment of redemptions,  or in other  circumstances where the
Advisor  believes  liquidity  is  necessary  or  desirable.  For  example,  cash investments may be made for temporary defensive purposes during periods in which market, economic or political conditions warrant.

     Pending the investment of new capital in Approved Market equity securities, the Fund may invest cash in short-term repurchase  agreements.  In addition, the
Fund may invest a portion of its assets,  ordinarily not more than 10%, in money
market   instruments,   highly  liquid  debt  securities,   freely   convertible
currencies,  index futures  contracts and options  thereon,  and  affiliated and unaffiliated  registered and unregistered  money market funds (which may involve duplication of certain fees and expenses).  The 10% guideline is not an absolute limitation  but the Fund does not expect to exceed this  guideline  under normal circumstances.

                                       5

     With respect to the Fund's  investment  in  repurchase  agreements,  in the event of the bankruptcy of the other party to a repurchase  agreement,  the Fund could experience  delay in recovering the securities  underlying such agreement.
Management  believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

                             CONVERTIBLE DEBENTURES

     The Fund may invest up to 5% of its assets in convertible debentures issued by non-U.S.  companies  organized in Approved  Markets.  Convertible  debentures include  corporate  bonds and notes that may be converted  into or exchanged for common stock.  These  securities  are generally  convertible  either at a stated
price or a stated rate (that is, for a specific number of shares of common stock or other  security).  As with  other  fixed  income  securities,  the price of a convertible debenture to some extent varies inversely with interest rates. While providing  a fixed  income  stream  (generally  higher in yield  than the income derived  from a common stock but lower than that  afforded by a  non-convertible debenture),  a convertible  debenture also affords the investor an  opportunity, through its conversion  feature,  to participate in the capital  appreciation of the  common  stock  into which it is  convertible.  As the  market  price of the
underlying  common  stock  declines,   convertible   debentures  tend  to  trade
increasingly on a yield basis and,  therefore,  may not experience  market value declines  to the same extent as the  underlying  common  stock.  When the market price of the  underlying  common  stock  increases,  the price of a  convertible debenture  tends to rise as a reflection of the value of the  underlying  common stock.  To obtain  such a higher  yield,  the Fund may be  required to pay for a convertible  debenture an amount in excess of the value of the underlying common stock.  Common  stock  acquired  by the Fund upon  conversion  of a  convertible debenture  will  generally be held for so long as the Advisor  anticipates  such stock will  provide the Fund with  opportunities  that are  consistent  with the
Fund's investment objective and policies.

                              EXCHANGE TRADED FUNDS

     The Fund may also invest in Exchange  Traded Funds  ("ETFs") and  similarly structured pooled  investments for the purpose of gaining exposure to the equity markets while maintaining liquidity.  An ETF is an investment company whose goal is to track or replicate a desired index,  such as a sector,  market,  or global segment.  ETFs are passively  managed,  and traded similar to a publicly  traded company. The risks and costs of investing in ETFs are comparable to investing in a publicly traded company.  The goal of an ETF is to correspond generally to the price and yield performance,  before fees and expenses, of its underlying index.
The risk of not  correlating to the index is an additional risk to the investors of ETFs.  When the Fund invests in an ETF,  shareholders  of the Fund bear their proportionate share of the underlying ETF's fees and expenses.

                              TRUSTEES AND OFFICERS

Trustees

     The Board is responsible for establishing  Fund policies and for overseeing the  management  of the Fund.  The  Trustees of the Fund,  including  all of the disinterested Trustees,

                                       6

have adopted written procedures to monitor potential  conflicts of interest that might develop between the Feeder Portfolio and the Fund.

     The Board has three standing committees,  an Audit Committee,  a Nominating
Committee,  and a  Portfolio  Performance  and  Service  Review  Committee  (the
"Performance Committee").  The Board's Audit Committee is comprised of George M.
Constantinides,  Roger G. Ibbotson, and Abbie J. Smith. Each member of the Audit
Committee is a disinterested Trustee. The Audit Committee for the Board oversees the Fund's accounting and financial reporting policies and practices, the Fund's internal  controls,  the Fund's financial  statements and the independent audits thereof,  and performs other oversight  functions as requested by the Board. The
Audit  Committee  for  the  Board  recommends  the  appointment  of  the  Fund's independent  registered public accounting firm and acts as a liaison between the
Fund's  independent  registered public accounting firm and the full Board. There were three Audit  Committee  meetings for the Fund held during the fiscal period ended October 31, 2008.

     The Board's Nominating  Committee is comprised of George M. Constantinides,
John P. Gould, Roger G. Ibbotson,  Robert C. Merton, Myron S. Scholes, and Abbie
J. Smith.  Each member of the Nominating  Committee is a disinterested  Trustee.
The Nominating Committee for the Board makes  recommendations for nominations of disinterested  and interested  members on the Board to the  disinterested  Board members and to the full Board. The Nominating Committee of the Board evaluates a candidate's  qualification  for Board  membership and the  independence  of such candidate  from the Advisor and other  principal  service  providers.  The Board established  the  Nominating  Committee  as of  September  2008;  there  was one
Nominating  Committee  meeting held for the Fund during the fiscal  period ended
October 31, 2008.

     The Nominating  Committee will consider nominees  recommended by Qualifying
Fund  Shareholders  if a vacancy occurs among Board members.  A Qualifying  Fund
Shareholder  is a  shareholder,  or group  of  shareholders,  that:  (i) owns of record,  or  beneficially  through a financial  intermediary,  5% or more of the
Fund's outstanding  shares; and (ii) has owned such shares for 12 months or more prior to submitting the  recommendation to the Committee.  Such  recommendations shall be directed to the  Secretary of the Fund at 6300 Bee Cave Road,  Building
One,  Austin,  Texas 78746.  The  Qualifying  Fund  Shareholder's  letter should include:  (i) the name and address of the Qualifying Fund Shareholder making the recommendation;  (ii) the  number of shares of the Fund that are owned of record and  beneficially by such Qualifying  Fund  Shareholder,  and the length of time that such shares have been so owned by the Qualifying Fund Shareholder;  (iii) a description of all arrangements and understandings  between such Qualifying Fund
Shareholder  and any other  person or persons  (naming  such  person or persons)
pursuant to which the recommendation is being made; (iv) the name and address of the nominee;  and (v) the nominee's  resume or curriculum  vitae. The Qualifying
Fund  Shareholder's  letter  must be  accompanied  by a written  consent  of the individual  to stand for  election  if  nominated  for the Board and to serve if elected by shareholders. The Committee also may seek such additional information about the nominee as the Committee considers appropriate,  including information relating to such nominee that is required to be  disclosed in  solicitations  or proxies for the election of Board members.

     The Board's Performance Committee is comprised of George M. Constantinides,
John P. Gould, Roger G. Ibbotson,  Robert C. Merton, Myron S. Scholes, and Abbie
J. Smith. Each

                                       7

member of the Fund's  Performance  Committee  is a  disinterested  Trustee.  The
Performance Committee regularly reviews and monitors the investment  performance of the Fund, and reviews the performance of the Fund's service providers.  There were five  Performance  Committee  meetings  for the Fund held during the fiscal period ended October 31, 2008.

     Certain  biographical  information for each disinterested  Trustee and each interested  Trustee of the Fund is set forth in the tables  below,  including  a description  of each  Trustee's  experience  as a  Trustee  of the Fund and as a director  or  trustee  of  other  funds,  as well as other  recent  professional experience.

Disinterested Trustees

--------------------- --------- ----------- ------------------------------------------- ------------- -----------------
                                Term of                                                  Portfolios
                                Office(1)                                                within the        Other
                                and                                                       DFA Fund     Directorships
 Name, Address and              Length of                                                Complex(2)      of Public
        Age           Position   Service     Principal Occupation During Past 5 Years     Overseen     Companies Held
--------------------- --------- ----------- ------------------------------------------- ------------- -----------------
George M.             Trustee   Since       Leo Melamed Professor of Finance,           89            None
Constantinides                  1993        University of Chicago Booth School of       portfolios
University of                               Business.                                   in 4
Chicago Booth                                                                           investment
School of Business                                                                      companies
5807 S. Woodlawn
Avenue
Chicago, IL 60637
Age: 61
--------------------- --------- ----------- ------------------------------------------- ------------- -----------------
John P. Gould         Trustee   Since       Steven G. Rothmeier Distinguished Service   89            Trustee, Harbor
University of                   1993        Professor of Economics, University of       portfolios    Fund
Chicago Booth                               Chicago Booth School of Business (since     in 4          (registered
School of Business                          1965). Member of the Board of Milwaukee     investment    investment
5807 S. Woodlawn                            Insurance Company (since 1997). Member      companies     company) (27
Avenue                                      and Chair, Competitive Markets Advisory                   Portfolios)
Chicago, IL 60637                           Council, Chicago Mercantile Exchange                      (since 1994).
Age: 70                                     (futures trading exchange) (since 2004).
                                            Formerly, Director of UNext Inc.
                                            (1999-2006). Formerly, Senior Vice
                                            President, Lexecon Inc. (economics, law,
                                            strategy, and finance consulting)
                                            (1994-2004).
--------------------- --------- ----------- ------------------------------------------- ------------- -----------------
Roger G. Ibbotson     Trustee   Since       Professor in Practice of Finance, Yale      89            None
Yale School of                  1993        School of Management (since 1984).          portfolios
Management                                  Director, BIRR Portfolio Analysis, Inc.     in 4
P.O. Box 208200,                            (software products) (since 1990).           investment
135 Prospect Street                         Consultant to Morningstar, Inc. (since      companies
New Haven, CT 06520                         2006). Chairman, CIO and Partner, Zebra
Age: 66                                     Capital Management, LLC (hedge fund
                                            manager) (since 2001). Formerly,
                                            Chairman, Ibbotson Associates, Inc.,
                                            Chicago, IL (software, data, publishing
                                            and consulting) (1977-2006).
--------------------- --------- ----------- ------------------------------------------- ------------- -----------------
Robert C. Merton      Trustee   Since       John and Natty McArthur University          89            Director, Vical
Harvard Business                2003        Professor, Graduate School of Business      portfolios    Incorporated
School                                      Administration, Harvard University (since   in 4          (biopharmaceutical
353 Baker Library                           1998). Director, MFRisk, Inc. (risk         investment    product
Soldiers Field                              management software) (since 2001).          companies     development)
Boston, MA 02163                            Director, Peninsula Banking Group (bank)                  (since 2002).
Age: 64                                     (since 2003). Director, Community First
                                            Financial Group (bank holding company)
                                            (since 2003). Member, Competitive Markets
                                            Advisory Council, Chicago Mercantile
                                            Exchange (futures trading exchange)
                                            (since 2004). Chairman and Director,
                                            Daedalus Software (medical software)
                                            (since 2008). Formerly, Advisory Board
                                            Member, Alpha Simplex Group (hedge fund)
                                            (2001-2007). Formerly, Co-founder, Chief
                                            Science Officer and Director, Trinsum
                                            Group, a successor to Integrated Finance
                                            Limited (investment banking advice and
                                            strategic consulting) (2002-2008).
--------------------- --------- ----------- ------------------------------------------- ------------- -----------------

                                       8

--------------------- --------- ----------- ------------------------------------------- ------------- -----------------
Myron S. Scholes      Trustee   Since       Frank E. Buck Professor Emeritus of         89            Director,
Platinum Grove                  1993        Finance, Stanford University (since         portfolios    American
Asset Management,                           1981). Chairman, Platinum Grove Asset       in 4          Century Fund
L.P. Reckson                                Management L.P. (hedge fund) (formerly,     investment    Complex
Executive Park                              Oak Hill Platinum Partners) (since 1999).   companies     (registered
1100 King Street,                           Formerly, Managing Partner, Oak Hill                      investment
Building 4                                  Capital Management (private equity firm)                  companies) (37
Rye Brook,                                  (until 2004). Formerly, Director, Chicago                 Portfolios)
NY 10573                                    Mercantile Exchange (2001-2008).                          (since 1981).
Age: 67
--------------------- --------- ----------- ------------------------------------------- ------------- -----------------
Abbie J. Smith        Trustee   Since       Boris and Irene Stern Professor of          89            Director, HNI
University of                   2000        Accounting, University of Chicago Booth     portfolios    Corporation
Chicago Booth                               School of Business (since 1980);            in 4          (formerly known
School of Business                          Co-Director Investment Research,            investment    as HON
5807 S. Woodlawn                            Fundamental Investment Advisors (hedge      companies     Industries
Avenue                                      fund) (since 2008).                                       Inc.) (office
Chicago, IL 60637                                                                                     furniture)
Age: 55                                                                                               (since 2000)
                                                                                                      and Director,
                                                                                                      Ryder System,
                                                                                                      Inc.
                                                                                                      (transportation,
                                                                                                      logistics and
                                                                                                      supply-chain
                                                                                                      management)
                                                                                                      (since 2003);
                                                                                                      and
                                                                                                      Director/Trustee,
                                                                                                      UBS Funds (fund
                                                                                                      complex) (55
                                                                                                      portfolios)
                                                                                                      (since 2008).
--------------------- --------- ----------- ------------------------------------------- ------------- -----------------

Interested Trustees

     The  following  Interested  Trustees are described as such because they are deemed to be  "interested  persons," as that term is defined under the 1940 Act, due to their positions with the Advisor.

----------------- ----------- ---------- -------------------------------------------- ------------ -------------------
                              Term of
                              Office(1)                                               Portfolios
                              and                                                     within the        Other
                              Length                                                  DFA Fund     Directorships of
 Name, Address                of                                                      Complex(2)   Public Companies
    and Age        Position   Service     Principal Occupation During Past 5 Years    Overseen           Held
----------------- ----------- ---------- -------------------------------------------- ------------ -------------------
David G. Booth    Chairman,   Since      Chairman, Director/Trustee, President,       89           None
6300 Bee Cave     Trustee,    1993       Chief Executive Officer and, formerly,       portfolios
Road, Building    President              Chief Investment Officer (2003 to            in 4
One               and Chief              3/30/2007) of the following companies:       investment
Austin, TX 78746  Executive              Dimensional Fund Advisors LP, DFA            companies
Age: 62           Officer                Securities LLC, the Fund, DFA Investment
                                         Dimensions Group Inc., Dimensional
                                         Investment Group Inc., and The DFA
                                         Investment Trust Company. Chairman,
                                         Director, President and Chief Executive
                                         Officer of Dimensional Holdings Inc. and
                                         formerly Chief Investment Officer.
                                         Director of Dimensional Fund Advisors Ltd.
                                         and formerly, Chief Investment Officer.
                                         Director of DFA Australia Limited and
                                         formerly, President and Chief Investment
                                         Officer. Formerly, Director of Dimensional
                                         Funds PLC. Limited Partner, Oak Hill
                                         Partners (since 2001) and VSC Investors,
                                         LLC (since 2007). Trustee, University of
                                         Chicago Booth School of Business.
                                         Formerly, Director, SA Funds (registered
                                         investment company). Chairman, Director
                                         and Chief Executive Officer of Dimensional
                                         Fund Advisors Canada ULC.
--------------------- --------- ----------- ------------------------------------------- ------------- -----------------

                                       9

----------------- ----------- ---------- -------------------------------------------- ------------ -------------------
Eduardo A.        Trustee,    Since      Chief Investment Officer (beginning March    89           None
Repetto           Vice        2009       2007) and Vice President of Dimensional      portfolios
6300 Bee Cave     President              Fund Advisors LP, Dimensional Holdings       in 4
Road,             and Chief              Inc., DFA Securities LLC, the Fund, DFA      investment
Building One      Investment             Investment Dimensions Group Inc.,            companies
Austin, TX        Officer                Dimensional Investment Group Inc., The DFA
78746                                    Investment Trust Company, DFA Australia
Age: 42                                  Limited, Dimensional Fund Advisors Ltd.,
                                         and Dimensional Fund Advisors Canada Inc.
                                         Formerly, Research Associate for
                                         Dimensional Fund Advisors LP (June 2000 to
                                         April 2002).
----------------- ----------- ---------- -------------------------------------------- ------------ -------------------

(1)  Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.

(2)  Each  Trustee  is a  director  or  trustee  of each of the four  registered investment companies within the DFA Fund Complex,  which are: the Fund; DFA
     Investment  Dimensions Group Inc.;  Dimensional  Investment Group Inc.; and
     The DFA Investment Trust Company. Each disinterested Trustee also serves on the Independent  Review  Committee of the Dimensional  Funds,  mutual funds registered  in the  provinces  of  Canada  and  managed  by  the  Advisor's affiliate, Dimensional Fund Advisors Canada ULC.

         Information  relating  to each  Trustee's  ownership  (including  the  ownership  of his or her  immediate family) in the Fund and in all registered  investment  companies in the DFA Fund Complex as of December 31, 2008 is set forth in the chart below.

------------------------------ ----------------------------------------------------- ----------------------------
                                                                                      Aggregate Dollar Range of
                                                                                      Shares Owned in All Funds
                                                                                       Overseen by Trustee in
                                                                                        Family of Investment
            Name                        Dollar Range of Fund Shares Owned                     Companies
------------------------------ ----------------------------------------------------- ----------------------------
   Disinterested Trustees:
------------------------------ ----------------------------------------------------- ----------------------------
  George M. Constantinides                             None                              None Directly; Over
                                                                                        $100,000 in Simulated
                                                                                               Funds**
------------------------------ ----------------------------------------------------- ----------------------------
        John P. Gould                                  None                              None Directly; Over
                                                                                        $100,000 in Simulated
                                                                                               Funds**
------------------------------ ----------------------------------------------------- ----------------------------
      Roger G. Ibbotson                                None                              Over $100,000; Over
                                                                                        $100,000 in Simulated
                                                                                               Funds**
------------------------------ ----------------------------------------------------- ----------------------------
      Robert C. Merton                                 None                              None Directly; Over
                                                                                        $100,000 in Simulated
                                                                                               Funds**
------------------------------ ----------------------------------------------------- ----------------------------
      Myron S. Scholes                                 None                               $10,001-$50,000;
                                                                                     Over $100,000 in Simulated
                                                                                               Funds**
------------------------------ ----------------------------------------------------- ----------------------------
       Abbie J. Smith                                  None                              None Directly; Over
                                                                                        $100,000 in Simulated
                                                                                               Funds**
------------------------------ ----------------------------------------------------- ----------------------------

------------------------------ ----------------------------------------------------- ----------------------------
    Interested Trustees:
------------------------------ ----------------------------------------------------- ----------------------------
       David G. Booth                                  None                                 Over $100,000
------------------------------ ----------------------------------------------------- ----------------------------
     Eduardo A. Repetto                                None                                 Over $100,000
------------------------------ ----------------------------------------------------- ----------------------------

**   As  discussed  below,  the  compensation  to certain  of the  disinterested
     Trustees may be in amounts that correspond to a hypothetical  investment in a cross-section of the DFA Funds. Thus, the disinterested  Trustees who are so compensated  experience the same investment returns that are experienced by shareholders of the DFA Funds although the disinterested Trustees do not directly own shares of the DFA Funds.

                                       10

     Set forth below is a table  listing,  for each Trustee  entitled to receive compensation,  the compensation  received from the Fund during the fiscal period from  December 1, 2007 to October 31, 2008 and the total  compensation  received from all four  registered  investment  companies for which the Advisor served as investment  advisor during that same fiscal period.  The table also provides the compensation  paid by the Fund to the Fund's  Chief  Compliance  Officer for the
fiscal period from December 1, 2007 to October 31, 2008.

                                                                Pension or
                                                                Retirement                      Total Compensation
                                              Aggregate        Benefits as       Estimated      from Funds and DFA
                                             Compensation        Part of       Annual Benefit    Fund Complex Paid
            Name and Position               from the Fund*       Expenses     upon Retirement      to Trustees+
George M. Constantinides.......                 $6,720             N/A              N/A              $150,000
   Trustee
John P. Gould..................                 $6,720             N/A              N/A              $150,000
   Trustee
Roger G. Ibbotson..............                 $7,167             N/A              N/A              $160,000
   Trustee
Robert C. Merton...............                 $6,720             N/A              N/A              $150,000
   Trustee
Myron S. Scholes...............                 $6,720             N/A              N/A              $150,000
   Trustee
Abbie J. Smith                                  $6,720             N/A              N/A              $150,000
   Trustee
Christopher S. Crossan.........                 $13,586            N/A              N/A                 N/A
   Chief Compliance Officer

-------------------------------------------------------------------------------------------------------------------

+    The  term  DFA  Fund  Complex  refers  to the  four  registered  investment companies  for  which  the  Advisor  performs  advisory  or  administrative
     services   and  for   which  the   individuals   listed   above   serve  as
     directors/trustees on the Boards of Directors/Trustees of such companies.

*    Under a deferred  compensation  plan (the "Plan") adopted effective January
     1, 2002, the disinterested Trustees of the Fund may defer receipt of all or a portion of the  compensation for serving as members of the four Boards of
     Directors/Trustees of the investment companies in the DFA Fund Complex (the
     "DFA  Funds").  Amounts  deferred  under  the Plan are  treated  as  though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the  "Reference  Funds" or "Simulated  Funds").  The amounts ultimately  received by the  disinterested  Trustees under the Plan will be directly  linked to the  investment  performance  of the  Reference  Funds.
     Deferral of fees in accordance with the Plan will have a negligible  effect on a fund's  assets,  liabilities,  and net income per share,  and will not obligate a fund to retain the services of any  disinterested  Trustee or to pay any particular level of compensation to the disinterested  Trustee. The total amount of deferred compensation accrued by the disinterested Trustees from  the  DFA  Fund  Complex  who  participated  in the  Plan  during  the eleven-month  period ended  October 31, 2008 is as follows:  $160,000  (Mr.
     Ibbotson),   $150,000  (Mr.   Scholes),   and  $150,000  (Ms.   Smith).   A
     disinterested  Trustee's  deferred  compensation will be distributed at the earlier  of:  (a)  January in the year  after the  disinterested  Trustee's resignation  from the Boards of  Directors/Trustees  of the DFA  Funds,  or
     death or disability;  or (b) five years  following the first  deferral,  in such amounts as the disinterested Trustee has specified. The obligations of the DFA Funds to make  payments  under the Plan will be  unsecured  general obligations  of the  DFA  Funds,  payable  out of the  general  assets  and property of the DFA Funds.

Officers

     Below is the name, age, and information  regarding  positions with the Fund and the principal  occupation  for each officer of the Fund. The address of each officer is 6300 Bee Cave  Road,  Building  One,  Austin,  TX 78746.  Each of the
officers listed below holds the same office

                                       11

     (except as otherwise  noted) in the following  entities:  Dimensional  Fund
Advisors LP,  Dimensional  Holdings  Inc.,  DFA  Securities  LLC, DFA Investment
Dimensions  Group Inc.,  Dimensional  Investment  Group Inc., The DFA Investment
Trust Company, and the Fund (collectively, the "DFA Entities").

------------------------------ ---------------------- ---------- -----------------------------------------------------
                                                      Term of
                                                      Office(1)
                                                      and
                                                      Length
                                                      of
        Name and Age                 Position         Service          Principal Occupation During Past 5 Years
------------------------------ ---------------------- ---------- -----------------------------------------------------
April A. Aandal                Vice President and     Since      Vice President of all the DFA Entities.  Chief
Age: 46                        Chief Learning           2008     Learning Officer of Dimensional Fund Advisors LP
                               Officer                           (since September 2008). Formerly Regional Director
                                                                 of Dimensional Fund Advisors LP (2004-2008); Vice
                                                                 President of Professional Development at Assante
                                                                 Asset Management (1997-2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Darryl D. Avery                Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 42                                                 2005     institutional client service representative of
                                                                 Dimensional Fund Advisors LP (June 2002 to January
                                                                 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Arthur H. Barlow               Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 53                                                 1993     Vice President of DFA Australia Limited and
                                                                 Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Scott A. Bosworth              Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 40                                               2007       Director of Dimensional Fund Advisors LP (since
                                                                 November 1997).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Valerie A. Brown               Vice President and     Since      Vice President and Assistant Secretary of all the
Age: 42                        Assistant Secretary      2001     DFA Entities, DFA Australia Limited, Dimensional
                                                                 Fund Advisors Ltd., and Dimensional Fund Advisors
                                                                 Canada ULC.
------------------------------ ---------------------- ---------- -----------------------------------------------------
David P. Butler                Vice President         Since      Vice President of all the DFA Entities. Director of
Age: 44                                               2007       Global Financial Advisor Services of Dimensional
                                                                 Fund Advisors LP (since 2008). Formerly, Director
                                                                 US Financial Advisor Services of Dimensional Fund
                                                                 Advisors LP (since January 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Patrick E. Carter              Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 47                                               2007       Director of Dimensional Fund Advisors LP (since
                                                                 March 2006). Formerly, Director of Merrill Lynch
                                                                 Retirement Group (December 1998 to March 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Joseph H. Chi                  Vice President         Since      Vice President of all the DFA Entities. Portfolio
Age: 42                                               2009       Manager for Dimensional Fund Advisors LP (since
                                                                 October 2005). Prior to October 2005, Corporate
                                                                 Counsel at Hewitt Associates (July 2002 - August
                                                                 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Stephen A. Clark               Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 36                                                 2004     Portfolio Manager of Dimensional Fund Advisors LP
                                                                 (April 2001 to April 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Robert P. Cornell              Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 59                                               2007       Director of Financial Services Group of Dimensional
                                                                 Fund Advisors LP (since August 1993).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Christopher S. Crossan         Vice President and     Since      Vice President and Chief Compliance Officer of all
Age: 43                        Chief Compliance         2004     the DFA Entities.
                               Officer
------------------------------ ---------------------- ---------- -----------------------------------------------------
James L. Davis                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 52                                                 1999     Vice President of DFA Australia Limited and
                                                                 Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Robert T. Deere                Vice President         Since      Vice President of all the DFA Entities and DFA
Age: 51                                                 1994     Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Robert W. Dintzner             Vice President         Since      Vice President of all the DFA Entities.
Age: 38                                                 2001
------------------------------ ---------------------- ---------- -----------------------------------------------------
Kenneth Elmgren                Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 54                                               2007       Managing Principal of Beverly Capital (May 2004 to
                                                                 September 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Richard A. Eustice             Vice President and     Since      Vice President and Assistant Secretary of all the
Age: 43                        Assistant Secretary      1998     DFA Entities and DFA Australia Limited. Chief
                                                                 Operating Officer of Dimensional Fund Advisors Ltd.
                                                                 (since July 2008). Formerly, Vice President of
                                                                 Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Eugene F. Fama, Jr.            Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 48                                                 1993     Vice President of DFA Australia Limited and
                                                                 Dimensional Fund Advisors Ltd.
------------------------------- ---------------------- ---------- -----------------------------------------------------
Gretchen A. Flicker            Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 37                                                 2004     April 2004, institutional client service
                                                                 representative of Dimensional Fund Advisors LP.
------------------------------- ---------------------- ---------- -----------------------------------------------------

                                       12

------------------------------ ---------------------- ---------- -----------------------------------------------------
Jed S. Fogdall                 Vice President         Since      Vice President of all the DFA Entities. Portfolio
Age: 34                                                 2008     Manager for Dimensional Fund Advisors LP (since
                                                                 September 2004). Prior to September 2004, Staff
                                                                 Engineer at The Boeing Company (1997-2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Glenn S. Freed                 Vice President         Since      Vice President of all the DFA Entities.
Age: 47                                                 2001
------------------------------ ---------------------- ---------- -----------------------------------------------------
Jeremy P. Freeman              Vice President         Since      Vice President of all the DFA Entities. Senior
Age: 38                                               2009       Technology Manager for Dimensional Fund Advisors LP
                                                                 (since June 2006). Formerly, Principal at AIM
                                                                 Investments/Amvescap PLC (now Invesco) (June 1998 -
                                                                 June 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Mark R. Gochnour               Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 41                                               2007       Director of Dimensional Fund Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Henry F. Gray                  Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 41                                                 2000     Vice President of DFA Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
John T. Gray                   Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 34                                               2007       Regional Director of Dimensional Fund Advisors LP
                                                                 (January 2005 to February 2007).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Darla M. Hastings              Vice President         Since      Vice President of all the DFA Entities. Chief
Age: 53                                               2007       Marketing Officer of Dimensional Fund Advisors LP.
                                                                 Formerly, Senior Vice President, Customer
                                                                 Experience for Benchmark Assisted Living (May 2005
                                                                 to April 2006); Executive Vice President and Chief
                                                                 Marketing Officer of State Street Corporation
                                                                 (September 2001 to October 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Joel H. Hefner                 Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 41                                               2007       Director of Dimensional Fund Advisors LP (since
                                                                 June 1998).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Julie C. Henderson             Vice President and     Since      Vice President and Fund Controller of all the DFA
Age: 34                        Fund Controller          2005     Entities. Formerly, Senior Manager at
                                                                 PricewaterhouseCoopers LLP (July 1996 to April
                                                                 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Kevin B. Hight                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 41                                                 2005     Regional Director of Dimensional Fund Advisors LP
                                                                 (March 2003 to March 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Christine W. Ho                Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 41                                                 2004     April 2004, Assistant Controller of Dimensional
                                                                 Fund Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Jeff J. Jeon                   Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 35                                                 2004     April 2004, Counsel of Dimensional Fund Advisors
                                                                 LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Patrick M. Keating             Vice President         Since      Vice President of all the DFA Entities and Chief
Age: 54                                                 2003     Operating Officer of Dimensional Fund Advisors LP.
                                                                 Director, Vice President, and Chief Privacy Officer
                                                                 of Dimensional Fund Advisors Canada ULC. Director
                                                                 of DFA Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Joseph F. Kolerich             Vice President         Since      Vice President of all the DFA Entities. Portfolio
Age: 37                                                 2004     Manager for Dimensional Fund Advisors LP (since
                                                                 April 2001).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Michael F. Lane                Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 41                                                 2004     Vice President of Advisor Services at TIAA-CREF
                                                                 (July 2001 to September 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Kristina M. LaRusso            Vice President         Since      Vice President of all DFA Entities. Formerly,
Age: 33                                                 2006     Operations Supervisor of Dimensional Fund Advisors
                                                                 LP (March 2003 to December 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Inmoo Lee                      Vice President         Since      Vice President of all DFA Entities. Associate
Age: 42                                               2007       Professor, Department of Finance and Accounting,
                                                                 Business School, National University of Singapore
                                                                 (July 2, 2004 to present) Associate Professor,
                                                                 College of Business Administration, Korea
                                                                 University (September 2001 to May 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Juliet H. Lee                  Vice President         Since      Vice President of all the DFA Entities. Human
Age: 38                                                 2005     Resources Manager of Dimensional Fund Advisors LP
                                                                 (since January 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Apollo D. Lupesco              Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 39                                               2009       Director for Dimensional Fund Advisors LP (since
                                                                 February 2004).
------------------------------- ---------------------- ---------- -----------------------------------------------------

                                       13

------------------------------ ---------------------- ---------- -----------------------------------------------------
Aaron M. Marcus                Vice President and     Since      Vice President and Head of Global Human Resources
Age: 38                        Head of Global Human     2008     of Dimensional Fund Advisors LP. Formerly, Global
                               Resources                         Head of Recruiting and Vice President of Goldman
                                                                 Sachs & Co. (June 2006 to January 2008); Global
                                                                 Co-Head of HR of the Equities & FICC Division, and
                                                                 Vice President of Goldman Sachs & Co. (May 2005 to
                                                                 May 2006); Head of Americas Campus Recruiting and
                                                                 Vice President of Goldman Sachs & Co. (April 2003
                                                                 to May 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
David R. Martin                Vice President,        Since      Vice President, Chief Financial Officer and
Age: 52                        Chief Financial          2007     Treasurer of Dimensional Fund Advisors LP.
                               Officer and Treasurer             Director, Vice President, Chief Financial Officer
                                                                 and Treasurer of Dimensional Fund Advisors Ltd. and
                                                                 DFA Australia Limited. Chief Financial Officer,
                                                                 Treasurer, and Vice President of Dimensional Fund
                                                                 Advisors Canada ULC. Director of Dimensional Funds
                                                                 PLC and Dimensional Funds II PLC. Formerly,
                                                                 Executive Vice President and Chief Financial
                                                                 Officer of Janus Capital Group Inc. (June 2005 to
                                                                 March 2007); Senior Vice President of Finance at
                                                                 Charles Schwab & Co., Inc. (March 1999 to May 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Catherine L. Newell            Vice President and     Vice       Vice President and Secretary of all the DFA
Age: 44                        Secretary              President  Entities. Director, Vice President and Secretary of
                                                      since      DFA Australia Limited. Director, Vice President and
                                                      1997 and   Secretary of Dimensional Fund Advisors Ltd. (since
                                                      Secretary  February 2002, April 1997, and May 2002,
                                                      since      respectively). Vice President and Secretary of
                                                        2000     Dimensional Fund Advisors Canada ULC. Director of
                                                                 Dimensional Funds PLC and Dimensional Funds II PLC
                                                                 (since 2002 and 2006, respectively). Formerly,
                                                                 Assistant Secretary of all DFA Entities, DFA
                                                                 Australia Limited and Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Christian Newton               Vice President         Since      Vice President of all the DFA Entities. Web
Age: 33                                               2009       Services Manager for Dimensional Fund Advisors LP
                                                                 (since January 2008). Formerly, Design Manager
                                                                 (2005 - 2008) and Web Developer (2002 - 2005) of
                                                                 Dimensional Fund Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Gerard K. O'Reilly             Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 32                                                 2007     Research Associate of Dimensional Fund Advisors LP
                                                                 (2004 to 2006); Research Assistant in PhD program,
                                                                 Aeronautics Department California Institute of
                                                                 Technology (1998 to 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Daniel C. Ong                  Vice President         Since      Vice President of all the DFA Entities. Portfolio
Age: 35                                               2009       Manager for Dimensional Fund Advisors LP (since
                                                                 July 2005). Prior to 2005, Graduate Student at the
                                                                 University of Chicago Booth School of Business
                                                                 (2003-2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Carmen Palafox                 Vice President         Since      Vice President of all the DFA Entities. Operations
Age: 34                                                 2006     Manager of Dimensional Fund Advisors LP (since May
                                                                 1996).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Sonya K. Park                  Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 36                                                 2005     Institutional client service representative of
                                                                 Dimensional Fund Advisors LP (February 2002 to
                                                                 January 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
David A. Plecha                Vice President         Since      Vice President of all the DFA Entities, DFA
Age: 47                                                 1993     Australia Limited and Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Theodore W. Randall            Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 35                                                 2008     Research Associate of Dimensional Fund Advisors LP
                                                                 (2006 to 2008); Systems Developer of Dimensional
                                                                 Fund Advisors LP (2001 to 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
L. Jacobo Rodriguez            Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 37                                                 2005     Institutional client service representative of
                                                                 Dimensional Fund Advisors LP (August 2004 to July
                                                                 2005); Financial Services Analyst, Cato Institute
                                                                 (September 2001 to June 2004); Book Review Editor,
                                                                 Cato Journal, Cato Institute (May 1996 to June
                                                                 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
David E. Schneider             Vice President         Since      Vice President of all the DFA Entities. Director of
Age: 63                                                 2001     Institutional Services.
------------------------------- ---------------------- ---------- -----------------------------------------------------

                                       14

------------------------------ ---------------------- ---------- -----------------------------------------------------
Bruce A. Simmons               Vice President         Since      Vice President of all the DFA Entities. Investment
Age: 44                                               2009       Operations Manager for Dimensional Fund Advisors LP
                                                                 (since May 2007). Formerly, Vice President Client
                                                                 and Fund Reporting at Mellon Financial (September
                                                                 2005 - May 2007); Vice President Business
                                                                 Development at CUADPRO Marketing (July 2003 -
                                                                 September 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Ted R. Simpson                 Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 40                                               2007       Director of Dimensional Fund Advisors (since
                                                                 December 2002).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Bryce D. Skaff                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 34                                               2007       Regional Director of Dimensional Fund Advisors
                                                                 (December 1999 to January 2007).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Grady M. Smith                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 52                                                 2004     Portfolio Manager of Dimensional Fund Advisors LP
                                                                 (August 2001 to April 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Carl G. Snyder                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 45                                                 2000     Vice President of DFA Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Lawrence R. Spieth             Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 61                                                 2004     April 2004, Regional Director of Dimensional Fund
                                                                 Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Bradley G. Steiman             Vice President         Since      Vice President of all the DFA Entities and Director
Age: 35                                                 2004     and Vice President of Dimensional Fund Advisors
                                                                 Canada ULC.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Robert C. Trotter              Vice President         Since      Vice President of all the DFA Entities. Senior
Age: 50                                               2009       Manager Technology for Dimensional Fund Advisors LP
                                                                 (since March 2007). Formerly, Director of
                                                                 Technology at AMVESCAP (2002 - 2007).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Karen E. Umland                Vice President         Since      Vice President of all the DFA Entities, DFA
Age: 42                                                 1997     Australia Limited, Dimensional Fund Advisors Ltd.,
                                                                 and Dimensional Fund Advisors Canada ULC.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Sunil Wahal                    Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 42                                               2009       Research Associate for Dimensional Fund Advisors LP
                                                                 (July 2008 - January 2009); Consultant to
                                                                 Dimensional Fund Advisors LP (September 2005 - July
                                                                 2008); Jack D. Furst Professor of Finance at
                                                                 Arizona State University, WP Carey School of
                                                                 Business (July 2005 - July 2008); Associate
                                                                 Professor of Finance at Goizueta Business School,
                                                                 Emory University (1997 - 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Brian J. Walsh                 Vice President         Since      Vice President of all the DFA Entities. Portfolio
Age: 39                                               2009       Manager for Dimensional Fund Advisors LP (since
                                                                 2004). Formerly, Trader for Dimensional Fund
                                                                 Advisors LP (1997-2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Carol W. Wardlaw               Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 50                                                 2004     April 2004, Regional Director of Dimensional Fund
                                                                 Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Weston J. Wellington           Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 57                                                 1997     Vice President of DFA Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Daniel M. Wheeler              Vice President         Since      Vice President of all the DFA Entities. Previously,
Age: 63                                                 2001     Director of Global Financial Advisor Services of
                                                                 Dimensional Fund Advisors LP. Director of
                                                                 Dimensional Fund Advisors Ltd. (since October 2003)
                                                                 and President of Dimensional Fund Advisors Canada
                                                                 ULC. (since June 2003).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Ryan J. Wiley                  Vice President         Since      Vice President of all the DFA Entities. Senior
Age: 32                                               2007       Trader of Dimensional Fund Advisors LP. Formerly,
                                                                 Portfolio Manager (2006 to 2007) and Trader (2001
                                                                 to 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Paul E. Wise                   Vice President         Since      Vice President of all the DFA Entities. Chief
Age: 53                                               2005       Technology Officer for Dimensional Fund Advisors LP
                                                                 (since 2004). Formerly, Principal of Turnbuckle
                                                                 Management Group (January 2002 to August 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------

(1)  Each  officer  holds office for an  indefinite  term at the pleasure of the
     Board and until his or her successor is elected and qualified.
------------------------------- ---------------------- ---------- -----------------------------------------------------

                                       15

------------------------------ ---------------------- ---------- -----------------------------------------------------

     As of July 31,  2009,  Trustees and officers as a group own less than 1% of the Fund's outstanding stock.

                              SERVICES TO THE FUND

Administrative Services

     PNC Global  Investment  Servicing (U.S.) Inc. ("PNC Global"),  301 Bellevue
Parkway,  Wilmington,  DE 19809,  serves as the  administrative  and  accounting services,  dividend  disbursing  and transfer  agent for the Fund.  The services provided by PNC Global are subject to supervision by the executive  officers and the Board,  and include  day-to-day  keeping and maintenance of certain records;
calculation of the offering price of the shares; preparation of reports; liaison with the Fund's custodian; and transfer and dividend disbursing agency services.
For the administrative and accounting  services provided by PNC Global, the Fund pays PNC Global annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate average net assets of the Fund Complex, which includes four registered  investment  companies and a group trust. The fee schedule is set forth in the table below:

  .0110% of the Fund Complex's first $50 billion of average net assets;
  .0085% of the Fund Complex's next $25 billion of average net assets; and
  .0075% of the Fund Complex's average net assets in excess of $75 billion.

The fees charged to the Fund under the fee  schedule  are  allocated to the Fund based on the Fund's pro rata  portion  of the  aggregate  net assets of the Fund
Complex.

     The Fund is also subject to a monthly base fee of $2,083. In addition,  the
Fund pays  separate  fees to PNC Global with  respect to the services PNC Global provides as transfer agent and dividend disbursing agent of the Fund.

Custodian

     Citibank,  N.A., 111 Wall Street,  New York, New York, 10005, the custodian for the Fund,  maintains a separate account or accounts for the Fund;  receives, holds and releases  portfolio  securities on account of the Fund; makes receipts and  disbursements  of money on behalf of the Fund;  and  collects  and receives income and other payments and  distributions  on account of the Fund's portfolio securities.

Distributor

     The  Fund's  shares are  distributed  by DFA  Securities  LLC  ("DFAS"),  a wholly-owned  subsidiary of the Advisor. DFAS is registered as a limited purpose broker-dealer  under the Securities  Exchange Act of 1934 and is a member of the
Financial Industry Regulatory Authority.  The principal business address of DFAS is 1299 Ocean Avenue, Santa Monica, CA 90401.

     DFAS acts as an agent of the Fund by serving as the  principal  underwriter of the Fund's shares. Pursuant to the Fund's Distribution  Agreement,  DFAS uses its best  efforts to seek or arrange  for the sale of shares of the Fund,  which are continuously offered. No sales charges are

                                       16

paid by investors or the Fund. No compensation is paid by the Fund to DFAS under the Distribution Agreement.

Legal Counsel

     Stradley,  Ronon, Stevens & Young, LLP serves as legal counsel to the Fund.
Its address is 2600 One Commerce Square, Philadelphia, PA 19103-7098.

Independent Registered Public Accounting Firm

     PricewaterhouseCoopers  LLP ("PwC") is the  independent  registered  public accounting  firm to the Fund and audits the annual  financial  statements of the
Fund. The address of PwC is Two Commerce Square, Suite 1700, 2001 Market Street,
Philadelphia, PA 19103-7042.

                                  ADVISORY FEES

     For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly,  at the annual rate of 0.10% of the  aggregate  net assets of the Fund.  For the fiscal  period from
December 1, 2007 to October 31, 2008 and the fiscal  years  ending  November 30,
2007 and 2006, the Fund paid  management fees to the Advisor for its services of
$6,904,000, $6,669,000, and $3,397,000,  respectively. David G. Booth and Rex A.
Sinquefield,  directors  and/or officers of the Advisor and  shareholders of the outstanding  voting stock of the Advisor's  general  partner,  may be considered controlling persons of the Advisor. Mr. Booth also serves as Trustee and officer of the Fund.

                               PORTFOLIO MANAGERS

     In accordance with the team approach used to manage the Fund, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment  Committee.  The portfolio managers and portfolio traders also make daily investment  decisions  regarding the Fund,  including running buy and sell programs based on the parameters  established by the Investment  Committee.
Karen E. Umland is the  portfolio  manager that  coordinates  the efforts of all other portfolio managers with respect to the day-to-day management of the Fund.

Investments in the Fund

     The portfolio  manager and her  immediate  family did not own any shares of the Fund or any feeder  funds that  invest  solely in the Fund as of October 31,
2008.

Description of Compensation Structure

     Portfolio  managers  receive a base  salary  and bonus.  Compensation  of a portfolio manager is determined at the discretion of the Advisor and is based on a  portfolio  manager's  experience,  responsibilities,  the  perception  of the quality  of  his  or  her  work  efforts,  and  other  subjective  factors.  The compensation of portfolio managers is not directly based upon the performance of the funds or other  accounts that the  portfolio  managers  manage.  The Advisor reviews  the  compensation  of each  portfolio  manager  annually  and may  make modifications in

                                       17

compensation  as it deems  necessary  to  reflect  changes in the  market.  Each portfolio manager's compensation consists of the following:

     o    Base salary. Each portfolio manager is paid a base salary. The Advisor considers  the factors  described  above to determine  each  portfolio manager's base salary.

     o    Semi-Annual  Bonus.  Each portfolio  manager may receive a semi-annual bonus. The amount of the bonus paid to each portfolio manager is based upon the factors described above.

     Portfolio  managers may be awarded the right to purchase  restricted shares of the Advisor's stock as determined from time to time by the Board of Directors of the Advisor or its delegees.  Portfolio  managers also participate in benefit and retirement plans and other programs available generally to all employees.

     In addition,  portfolio  managers are given the option of  participating in the Advisor's Long Term Incentive Plan. The level of participation  for eligible employees  may be  dependent  on  overall  level of  compensation,  among  other considerations.  Participation in this program is not based on or related to the performance of any individual strategies or any particular client accounts.

Other Managed Accounts

     In addition to the Fund,  the  portfolio  manager  manages:  (i) other U.S.
registered  investment  companies  advised or sub-advised  by the Advisor;  (ii)
other pooled investment  vehicles that are not U.S. registered mutual funds; and
(iii) other accounts managed for  organizations  and individuals.  The following table  sets  forth  information  regarding  the  total  accounts  for  which the portfolio manager has the day-to-day management responsibilities.

Name of Portfolio Manager          Number of Accounts Managed and Total
                                   Assets by Category As of October 31, 2008
---------------------------------- -------------------------------------------------------------------------
                                   o   37 U.S. registered mutual funds with $27,993 million in total
Karen E. Umland                        assets under management.
                                   o   5 unregistered pooled investment vehicles with $582 million in total assets under management.
                                   o   17 other accounts with $2,459 million in total assets under management, of which one account with $315 million in assets may be subject to a performance fee.
---------------------------------- -------------------------------------------------------------------------

Potential Conflicts of Interest

     Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day  responsibilities  with respect to the Fund and other accounts.  Other accounts include registered mutual funds (other than the Fund), other unregistered  pooled investment  vehicles,  and other accounts managed for
organizations  and  individuals  ("Accounts").   An  Account  may  have  similar
investment objectives to the Fund, or may purchase, sell or hold

                                       18

securities that are eligible to be purchased,  sold or held by the Fund.  Actual or apparent conflicts of interest include:

     o    Time Management. The management of the Fund and Accounts may result in a  portfolio  manager  devoting  unequal  time  and  attention  to the management of the Fund and Accounts.  The Advisor seeks to manage such competing  interests for the time and attention of portfolio  managers
          by  having  portfolio  managers  focus  on  a  particular   investment
          discipline.  Most Accounts managed by a portfolio  manager are managed using the same investment  models that are used in connection with the management of the Fund.

     o    Investment  Opportunities.  It is  possible  that at  times  identical securities  will be held by the  Fund  and  other  Accounts.  However, positions  in the same  security  may vary and the length of time that the Fund or any Account may choose to hold its  investment in the same security  may  likewise  vary.  If a portfolio  manager  identifies  a limited  investment  opportunity  that may be suitable for the Fund or other  Accounts,  the Fund may not be able to take full  advantage  of that  opportunity  due to an  allocation  of filled  purchase  or sale orders across the Fund and all eligible  Accounts.  To deal with these
          situations,   the  Advisor  has  adopted   procedures  for  allocating
          portfolio transactions across the Fund and multiple Accounts.

     o    Broker  Selection.  With respect to  securities  transactions  for the
          Fund,  the  Advisor  determines  which  broker to use to execute  each order,  consistent  with  its  duty  to  seek  best  execution  of the transaction.  However,  with  respect  to  certain  Accounts  (such as separate  accounts),  the  Advisor  may be limited by the client  with respect to the  selection  of brokers or may be  instructed  to direct trades through a particular broker. In these cases, the Advisor or its affiliates may place separate, non-simultaneous,  transactions for the
          Fund and another Account that may temporarily  affect the market price of the security or the execution of the  transaction,  or both, to the detriment of the Fund or the Account.

     o    Performance-Based   Fees.  For  some  Accounts,  the  Advisor  may  be
          compensated  based on the  profitability of the Account,  such as by a
          performance-based   management  fee.  These   incentive   compensation
          structures  may create a conflict  of interest  for the  Advisor  with regard to Accounts  where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities  preferentially  to the  Accounts  where the Advisor  might share in investment gains.

     o    Investment in an Account.  The portfolio  manager or her relatives may invest in the Fund or a fund  that  solely  invests  in the Fund and a conflict may arise where she may therefore  have an incentive to treat the  Fund in which  the  portfolio  manager  or her  relatives  invest preferentially  as  compared  to  other  Accounts  for  which  she has portfolio management responsibilities.

                                       19

     The Advisor and the Fund have adopted  certain  compliance  procedures that are reasonably designed to address these types of conflicts.  However,  there is no guarantee that such  procedures will detect each and every situation in which a conflict arises.

                               GENERAL INFORMATION

     The Fund was incorporated under Maryland law on January 9, 1991. The shares of the Fund, when issued and paid for in accordance with the Fund's registration
statement,   will  be  fully  paid  and   non-assessable   shares   with  equal,
non-cumulative  voting rights and no  preferences  as to  conversion,  exchange, dividends,  redemption,  or any other  feature.  On December  2, 1998,  the Fund changed its name from  Dimensional  Emerging  Markets  Fund Inc. to  Dimensional
Emerging Markets Value Fund Inc.

     On November 21, 1997,  the  shareholders  of Dimensional  Emerging  Markets
Value Fund  approved  its  conversion  from a closed-end  management  investment company to an open-end  management  investment  company;  and at the shareholder meeting  held on  June 2,  2009,  the  shareholders  of the  Fund  approved  the redomestication of the Fund from a Maryland  corporation to a Delaware statutory trust, which became effective on October 30, 2009.

                                 CODE OF ETHICS

     The Fund, the Advisor, and DFAS have adopted a Code of Ethics,  pursuant to
Rule 17j-1 under the 1940 Act, for certain  access persons of the Fund. The Code is designed to ensure  that access  persons act in the  interest of the Fund and its shareholders  with respect to any personal trading of securities.  Under the
Code,  access persons are generally  prohibited from knowingly buying or selling securities (except for mutual funds, U.S. government securities and money market instruments) which are being purchased,  sold or considered for purchase or sale by the Fund, unless their proposed  purchases are approved in advance.  The Code also contains certain  reporting  requirements and securities  trading clearance procedures.

                               SHAREHOLDER RIGHTS

     The shares of the Fund, when issued and paid for in accordance with Part A, will be fully paid and non-assessable  shares. Each share of the Fund represents an equal proportional interest in the assets and liabilities of the Fund and has identical,  non-cumulative voting, dividend, redemption,  liquidation, and other rights and preferences.

     With respect to matters that require shareholder approval, shareholders are entitled to vote only with  respect to matters  which affect the interest of the class of shares that they hold, except as otherwise  required by applicable law.
If  liquidation  of the Fund  should  occur,  shareholders  would be entitled to receive,  on a per class basis,  the assets of the particular class whose shares they own, as well as a  proportionate  share of Fund assets not  attributable to any  particular  class.  Ordinarily,  the Fund does not  intend  to hold  annual meetings  of its  shareholders,  except  as  required  by the  1940 Act or other applicable  law.  The  Fund's  Bylaws  provide  that  special  meetings  of  its shareholders  shall be called at the  request  of  holders  of 10% of the Fund's shares,  unless the  purpose of the  meeting is to  consider  any matter that is substantially  the same as a matter voted upon at a meeting during the preceding twelve  months,  in which case the  meeting  may be called at the request of the holders of a majority of the outstanding shares

                                       20

entitled  to  vote  at  such  meeting.  Shareholders  will  receive  shareholder communications  with  respect  to such  matters  as  required  by the 1940  Act, including  semi-annual and annual  financial  statements of the Fund, the latter being audited.

     Shareholder  inquiries  may be made by writing  or calling  the Fund at the address or  telephone  number  appearing on the cover of this Part B. Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

                         PRINCIPAL HOLDERS OF SECURITIES

     As of  September  30,  2009,  no person may be deemed to  control  the Fund either by owning more than 25% of the voting securities of the Fund directly or, through the operation of pass-through  voting rights, by owning more than 25% of the voting  securities  of the Feeder  Portfolio  that invests its assets in the
Fund.

     As of September 30, 2009, the following  shareholders owned beneficially at least 5% of the  outstanding  shares of the Fund,  as set  forth  below.  Unless otherwise  indicated,  the  address of each  shareholder  is 6300 Bee Cave Road,
Building One, Austin, TX 78746:

         Emerging Markets Value Portfolio                        92.84%
              of DFA Investment Dimensions Group Inc.

                               PURCHASE OF SHARES

     The following  information  supplements the information set forth in Part A under the caption "PURCHASE OF SHARES."

     The Fund will accept  purchase and  redemption  orders on each day that the
New York Stock Exchange ("NYSE") is open for business, regardless of whether the
Federal Reserve System is closed.  However,  no purchases by wire may be made on any day that the Federal  Reserve  System is closed.  The Fund will generally be closed on days that the NYSE is closed.  The NYSE is scheduled to be open Monday through  Friday  throughout  the year  except for days closed to  recognize  New
Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday,  Memorial
Day,  Independence  Day, Labor Day,  Thanksgiving and Christmas Day. The Federal
Reserve System is closed on the same days as the NYSE, except that it is open on
Good Friday and closed on Columbus Day and Veterans' Day. Orders for redemptions and purchases will not be processed if the Fund is closed.

     The Fund  reserves  the  right,  in its sole  discretion,  to  suspend  the offering of shares of the Fund or reject  purchase  orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund.
Securities  accepted  in exchange  for shares of the Fund will be  acquired  for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.

                                       21

     Reimbursement  fees may be  charged  prospectively  from time to time based upon the future  experience  of the Fund,  which is currently  sold at net asset value. Any such charges will be described in the prospectus.

                              REDEMPTION OF SHARES

     The following  information  supplements the information set forth in Part A under the caption "REDEMPTION OF SHARES."

     The Fund may suspend redemption privileges or postpone the date of payment:
(i)  during  any  period  when  the NYSE is  closed  or  trading  on the NYSE is restricted,  as  determined by the SEC; (ii) during any period when an emergency exists,  as  defined  by the  rules of the SEC,  as a result  of which it is not reasonably  practicable  for the Fund to dispose of  securities  owned by it, or fairly to determine the value of its assets; and (iii) for such other periods as the SEC may permit.

                                   TAX MATTERS

     The following is only a summary of certain  additional  tax  considerations generally affecting the Fund and its shareholders that are not described in Part
A. No attempt is made to present a detailed  explanation of the tax treatment of the  Fund or its  shareholders,  and the  discussion  here  and in Part A is not intended as a substitute for careful tax planning.

     This "Tax Matters" section is based on the Code and applicable  regulations in  effect  on the date of this  Statement  of  Additional  Information.  Future legislative,  regulatory  or  administrative  changes  or  court  decisions  may significantly  change the tax rules applicable to the Fund and its shareholders.
Any of these changes or court decisions may have a retroactive effect.

     This is for  general  information  only and not tax advice.  All  investors should  consult  their own tax  advisors  as to the  federal,  state,  local and foreign tax provisions applicable to them.

Taxation of the Fund

     Effective on and after  November 1, 2009, the Fund elected to be treated as a partnership for U.S. federal income tax purposes rather than as an association taxable as a corporation. As a partnership, the Fund will not be subject to U.S.
federal  income  tax.  Instead,  each  shareholder  will be  required  to report separately on its income tax return for each year its distributive  share of the
Fund's items of income, gain, loss and deduction and credit.

     The Fund will be taxable as a  partnership  if it is not a publicly  traded partnership.  Under the Code,  a  "publicly  traded  partnership"  generally  is treated  as a  corporation.  It is not  intended  that the  Fund,  as  currently structured  and intended to operate,  will be  classified  as a publicly  traded partnership.  A  partnership  such as the Fund will not be treated as a publicly traded partnership if, among other reasons, (i) all interests in the partnership were  issued in a  transaction  (or  transactions)  that was not  required to be registered  under the Securities Act of 1933, and (ii) the partnership  does not have  more  than  100  partners  at any  time  during  the  taxable  year of the partnership.

                                       22

Taxation of Shareholders on Income or Losses of the Fund

     Each investor will be required to report separately on its own U.S. federal income tax return its  distributive  share (as determined in accordance with the governing  instruments  of  the  Fund)  of the  Fund's  income,  gains,  losses,
deductions   and  credits.   Each  investor  will  be  required  to  report  its
distributive  share  regardless  of  whether  it has  received  a  corresponding distribution of cash or property from the Fund. The  characterization of an item of profit or loss usually will be  determined  at the Fund level (rather than at the  shareholder  level).  Because  the Fund does not  contemplate  making  cash distributions  to  investors,  the amount of income  that may be  realized by an investor likely will exceed the cash distributions to the investor. An allocable share of a tax-exempt investor's income will be UBTI to the extent that the Fund borrows  money to acquire  property or invests in assets that produce  UBTI.  In addition to U.S. federal income taxes, investors in the Fund also may be subject to state and local taxes on their distributive share of the Fund's income and on gains arising on redemption or exchange of the Fund's shares.

     While the Fund is not classified as a "regulated  investment company" under
Subchapter  M of the  Internal  Revenue Code (the  "Code"),  the Fund's  assets, income and  distributions  will be managed in such a way that an investor in the
Fund will be able to  satisfy  the  requirements  of  Subchapter  M of the Code, assuming that the investor invested all of its assets in the Fund for the Fund's entire fiscal year.

Investment in Foreign Securities

     The Fund may be subject to foreign withholding taxes on income from certain foreign  securities.  This, in turn,  could reduce the Fund's  income  dividends allocated to shareholders.

     Pass-through  of foreign tax  credits.  The Fund will be  permitted to pass through  to you a  credit  or  deduction  for your  pro  rata  share of  foreign withholding taxes paid by the Fund.

     Effect of foreign  investments on allocations.  Most foreign exchange gains realized on the sale of debt  securities  are treated as ordinary  income by the
Fund. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when allocated are taxable to you as ordinary  income,  and any losses  reduce the Fund's  ordinary  income otherwise  available for  allocation to you. This  treatment  could  increase or decrease the Fund's ordinary income allocations to you.

     PFIC securities. The Fund may invest in securities of foreign entities that could be deemed for tax  purposes  to be passive  foreign  investment  companies
("PFICs").  In general, a PFIC is any foreign  corporation if 75% or more of its gross  income  for its  taxable  year is passive  income,  or 50% or more of its average  assets (by value) are held for the production of passive  income.  If a foreign  corporation  is a PFIC at any  time  during a  United  States  person's holding period for stock in the PFIC, certain distributions with respect to, and gain upon the disposition of, the PFIC stock generally will be taxed at the time of the  distribution  or  disposition  as if the  income  or gain  were  ratably allocated over the United States person's holding period for the PFIC stock. The amount  allocated to the year of the  distribution  or  disposition  or to years prior to the corporation becoming a PFIC are treated as ordinary income, and the amounts  allocated  to earlier  years for which the  corporation  was a PFIC are taxed at the highest rate applicable to

                                       23

individuals or  corporations,  as the case may be, for the taxable year to which the income is  allocated.  Further,  the tax on an amount  allocated  to such an earlier year is subject to an interest  charge that accrues from the due date of the  return  for  that  earlier  year.  If a U.S.  shareholder  of the Fund is a tax-exempt  person,  the above rules relating to distributions  and dispositions will apply only if dividends  paid by the PFIC and allocated by the Fund to such shareholder are taxable as unrelated business taxable income (UBTI).

     The above rules relating to distributions  and dispositions  also generally will not apply if (i) the  United  States  person  elects to treat the PFIC as a qualified  electing  fund (a "QEF  election")  for all  taxable  years that such person held the stock and the  corporation  was a PFIC, or (ii) the stock in the
PFIC is "marketable stock" for which a mark-to-market election is made. If a QEF election is made, a United States person generally will pay tax currently on its pro-rata  share of the  PFIC's  ordinary  earnings  and net  capital  gains  (at ordinary income and capital gains rates, respectively), even if no dividends are actually  paid. If the  mark-to-market  election is made,  United States persons generally  account for changes in the value of the PFIC stock on an annual basis as ordinary income or loss.

     When investing in PFIC securities,  the Fund is required to file Form 8621,
Return by a Shareholder  of a Passive  Foreign  Investment  Company or Qualified
Electing  Fund,  in  any  year  the  Fund  recognizes  gain,   receives  certain
distributions  or makes an election with respect to the PFIC. U.S.  shareholders of the Fund are  required to file Form 8621 if either the Fund fails to do so or the U.S.  shareholder is subject to tax on excess  inclusion  income.  While not entirely clear, a U.S.  shareholder of the Fund, as an indirect owner of a PFIC, may also be entitled to file Form 8621 to make  either a  mark-to-market  or QEF election with respect to a PFIC.  You also should be aware that the  designation of a foreign  security as a PFIC will cause its income dividends to fall outside of the definition of qualified foreign  corporation  dividends.  These dividends generally  will not  qualify  for the  reduced  rate of  taxation  on  qualified dividends.

     Because the  determination  of whether a foreign  corporation  is a PFIC is made  annually  on the basis of facts and  circumstances  that may be beyond the
Fund's control or  information,  there can be no assurance that the Fund will be able to  identify a security  as a PFIC in which case  neither  the Fund nor the shareholders may be able to make a QEF or  mark-to-market  election with respect to the PFIC.

     Transfers to foreign  persons.  In general,  each U.S. person who transfers property with a value in excess of $100,000 to a foreign  corporation or foreign partnership in (among other  exchanges) a contribution to capital is required to file an information return on Form 926, Return by a U.S.  Transferor of Property to a Foreign Corporation, with the U.S. Internal Revenue Service. In the case of a partnership,  such as the Fund, the U.S. shareholders of the Fund, rather than
Fund,  are  required  to file Form 926.  The  penalty for failure to furnish the information  required  equals the lesser of 10% of the fair market  value of the property  transferred  or  $100,000,  unless the penalty was due to  intentional disregard.

     Report Of Foreign Bank And Financial Accounts.  Each U.S. person that has a financial  interest  in  or  signature  authority  over  any  foreign  financial accounts, including bank, securities, or other types of financial accounts, in a foreign  country,  if the aggregate  value of these financial  accounts  exceeds
$10,000 at any time during the calendar year, must report that relationship each

                                       24

calendar year by filing Form TD F 90-22.1,  Report Of Foreign Bank And Financial
Accounts,  with the  Department  of the  Treasury  on or before  June 30, of the succeeding  year. A United States person has a financial  interest in each bank, securities,  or other financial account in a foreign country for which the owner of record or holder of legal  title is (among  other  things) a  partnership  in which the United  States person owns an interest in more than 50% of the profits or  more  than  50% of  the  capital  of the  partnership.  Civil  and  criminal penalties,  including in certain  circumstances a fine of not more than $500,000 and  imprisonment of not more than five years,  are provided for failure to file
TD F 90-22.1.

Sales, Exchanges and Redemption of Fund Shares

     If you are a taxable investor, sales and exchanges are taxable transactions for federal and state income tax purposes.  If you held your shares as a capital asset, the gain or loss that you realize  generally will be capital gain or loss and will be long-term or  short-term,  generally  depending on how long you have held your shares.  Any loss may be  recognized  only if an investor  redeems its entire  interest in the Fund for money.  A  distribution  in partial or complete redemption  of your shares in the Fund is taxable as a sale or exchange  only to the  extent the amount of money  received  exceeds  your tax basis in the entire interest in Fund.

     Generally,  a  distribution  or  series of  distributions  by the Fund to a shareholder  that  results in  termination  of its entire  interest  in the Fund results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution  of marketable  securities
(within  the  meaning of Section  731(c) of the Code)  distributed  exceeds  the shareholder's  adjusted basis in its Fund shares. When only money (including any marketable  securities  treated  as a  distribution  of  money)  and  unrealized receivables  are  distributed,  loss will be  recognized  to the extent that the shareholder's  adjusted  basis in its Fund  shares  exceeds  the amount of money distributed  and the  basis to the  shareholder  of any  unrealized  receivables distributed.  Any gain or loss recognized as a result of such distributions will be  considered  as gain or loss  from the sale or  exchange  of the  distributee shareholder's Fund shares and generally will be capital gain or loss.

     The tax basis of a  shareholder's  interest  in the Fund will  include  the amount of money, and/or the basis in securities that the shareholder contributes to the Fund, increased  principally by (i) any additional  contributions made by the shareholder to the Fund; (ii) the shareholder's  allocable share of any Fund profit,  income,  or gain;  and (iii) the amount,  if any, of the  shareholder's share of the Fund indebtedness,  and decreased,  but not below zero, principally by (x)  distributions  from the Fund to the  shareholder,  (y) the amount of the shareholder's  allocable  share of Fund  losses,  and (z) any  reduction  in the shareholder's  share  of  Fund  indebtedness.  In the  case  of  non-liquidating distributions  other than cash (and  other than  certain  ordinary  income  type assets,  like accounts  receivable) basis is reduced (but not below zero) by the basis of the property distributed.

U.S. Government Securities

     To the extent the Fund  invests in  certain  U.S.  government  obligations, income  allocated by the Fund to  shareholders  that is derived from interest on these  obligations  should be exempt from state and local personal income taxes.
The income on portfolio investments in certain

                                       25

securities,  such  as  repurchase  agreements,   commercial  paper  and  federal
agency-backed obligations (e.g., Ginnie Mae or Fannie Mae securities), generally does not qualify for tax-free  treatment.  The rules on exclusion of this income are different for corporate shareholders.

Qualified Dividend Income

     For  individual  shareholders,  a portion of the income  allocated from the
Fund may be qualified  dividends eligible for taxation at long-term capital gain rates.  This reduced rate  generally is available for dividends paid by the Fund out of  dividends  allocated  from the Fund's  investment  in stocks of domestic corporations and qualified foreign corporations.

     The Fund must meet  certain  holding  period  requirements  to qualify Fund dividends for this treatment.  Specifically, the Fund must hold the stock for at least  sixty-one (61) days during the 121-day period  beginning  sixty (60) days before the stock becomes  ex-dividend.  The  ex-dividend  date is the first date following the  declaration  of a dividend on which the purchaser of stock is not entitled to receive the dividend  payment.  When counting the number of days you held your Fund shares,  include the day you sold your shares but not the day you acquired these shares.

     While the income  received in the form of a qualified  dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes. For example, you will not be allowed to offset your long-term  capital  losses against  qualified dividend income on your federal income tax return. Any qualified dividend income that  you  elect  to be taxed at these  reduced  rates  also  cannot  be used as investment income in determining your allowable investment interest expense. For other  limitations on the amount of or use of qualified  dividend income on your income tax return, please contact your personal tax advisor.

Dividends-Received Deduction for Corporations

     For corporate  shareholders,  a portion of the income allocated by the Fund may  qualify  for the  dividends-received  deduction.  The portion of the income allocated by the Fund that so qualifies will be designated each year in a notice mailed to the  Fund's  shareholders,  and  cannot  exceed  the  gross  amount of dividends received by the Fund from domestic (U.S.) corporations that would have qualified for the  dividends-received  deduction in the hands of the Fund if the
Fund was a regular  corporation.  Income  allocated by the Fund from interest on debt securities or dividends earned on portfolio securities of non-U.S.  issuers are not expected to qualify for the corporate dividends-received deduction.

     The availability of the dividends-received  deduction is subject to certain holding  period and debt  financing  restrictions  imposed under the Code on the corporation  claiming the  deduction.  The amount that the Fund may designate as eligible for the  dividends-received  deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were  debt-financed or held by the Fund for less than a minimum  period of time,  generally  forty-six  (46)
days during a ninety-one- (91) day period beginning  forty-five (45) days before the stock becomes ex-dividend.  Even if designated as dividends eligible for the dividends-received

                                       26

deduction,  all dividends  (including any deducted  portion) must be included in your alternative minimum taxable income calculation.

Investment in Complex Securities

     The Fund may  invest in  complex  securities  and such  investments  may be subject to numerous special and complicated tax rules.  These rules could affect whether gains or losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund, defer the Fund's ability to recognize losses,  and subject the Fund to U.S. federal income tax on income from certain of the Fund's foreign investments.  In turn, these rules may affect the amount,  timing  and/or tax  character  of the Fund's  income and, in turn, of the income distributed to you.

     Derivatives.  The Fund is permitted to invest in certain  options,  futures and foreign currency contracts. If the Fund makes these investments, it could be required to mark-to-market  these contracts and realize any unrealized gains and losses at its fiscal year end even though it  continues  to hold the  contracts.
Under these rules,  gains or losses on the contracts  generally would be treated as 60%  long-term  and 40%  short-term  gains or losses,  but gains or losses on certain  foreign  currency  contracts  would be  treated as  ordinary  income or losses.

     Securities lending.  The Fund's entry into securities lending  transactions may cause the replacement income earned on the loaned securities to fall outside of  the  definition  of  qualified  dividend  income.  This  replacement  income generally  will not be  eligible  for reduced  rates of  taxation  on  qualified dividend  income  and,  to the extent  that debt  securities  are  loaned,  will generally not qualify as qualified  interest income for foreign  withholding tax purposes.

     Short sales. The Fund's entry into a short sale transaction or an option or other contract could be treated as the  "constructive  sale" of an  "appreciated financial position," causing it to realize gain, but not loss, on the position.

     Convertible  debt.  Convertible  debt is  ordinarily  treated  as a "single property"  consisting of a pure debt interest until conversion,  after which the investment  becomes an equity  interest.  If the security is issued at a premium
(i.e.,  for cash in  excess  of the face  amount  payable  on  retirement),  the creditor-holder  may  amortize  the  premium  over the life of the bond.  If the
security   is  issued  for  cash  at  a  price  below  its  face   amount,   the
creditor-holder  must accrue  original issue discount in income over the life of the debt.

     Tax  straddles.  The Fund's  investment  in  options,  futures  and foreign currency  contracts in connection with certain hedging  transactions could cause the Fund to hold offsetting positions in securities.  If the Fund's risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds  other  securities,  the Fund  could be deemed to have entered  into a tax  "straddle"  or to hold a  "successor  position"  that would require any loss realized by it to be deferred for tax purposes.

     Investment in taxable mortgage pools (excess  inclusion  income).  The Fund may invest in U.S.-REITs that hold residual interests in REMICs or which are, or have certain wholly-owned subsidiaries that are, "taxable mortgage pools." Under a Notice issued by the IRS, the Code and Treasury  regulations  to be issued,  a portion of the Fund's income from a U.S.-REIT that is

                                       27

attributable to the REIT's residual interest in a REMIC or equity interests in a taxable  mortgage pool (referred to in the Code as an excess  inclusion) will be subject to federal income tax in all events.  The excess inclusion income of the
Fund will be allocated to Fund  shareholders  (as determined in accordance  with the  governing  instruments  of the Fund) with the same  consequences  as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage  pool  directly.  In general,  excess  inclusion  income  allocated  to shareholders  (i) cannot be offset by net operating losses (subject to a limited exception  for  certain  thrift  institutions);  (ii)  will  constitute  UBTI to entities (including a qualified pension plan, an individual  retirement account, a 401(k) plan, a Keogh plan or other tax-exempt  entity) subject to tax on UBTI, thereby potentially  requiring such an entity that is allocated excess inclusion income,  and otherwise might not be required to file a tax return, to file a tax return  and  pay  tax on such  income;  and  (iii)  in the  case  of a  non-U.S.
shareholder, will not qualify for any reduction in U.S. federal withholding tax.
In  addition,   if  at  any  time  during  any  taxable  year  a   "disqualified
organization"  (which  generally  includes  certain  cooperatives,  governmental entities and tax-exempt  organizations that are not subject to tax on UBTI) is a record  holder of a share in the Fund,  then the Fund will be  subject  to a tax equal to that portion of its excess  inclusion  income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on  corporations.  The Notice imposes certain  reporting requirements  upon  pass-through  entities  such as the Fund  that  have  excess inclusion  income.  While  there  can be no  assurance  that the  Fund  will not allocate to  shareholders  excess  inclusion  income,  it is unlikely that these rules will apply to a  pass-through  entity such as the Fund that has a non-REIT strategy.

     Investments in securities of uncertain tax  character.  The Fund may invest in securities the U.S. Federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such  securities  or the income  from such  securities  differs  from the tax treatment  expected  by the Fund,  it could  affect the timing or  character  of income recognized by the Fund, and, in turn, shareholders.

Non-U.S. Investors

     Investors in the Fund who are not U.S. persons for purposes of U.S. federal income  taxation  should  consult  with  their tax  advisors  to  determine  the applicability  of U.S.  withholding  by the Fund on interest,  dividends and any other items of fixed or  determinable  annual or periodical  gains,  profits and income  included in such  investors'  distributive  share of the Fund's  income.
Non-U.S.  investors also may wish to contact their tax advisors to determine the applicability of foreign tax laws.

     Fund  income not  derived  from the  conduct of a U.S.  trade or  business.
Non-U.S.   investors  should  be  aware  of  certain  U.S.  federal  income  tax consequences  of investing in the Fund.  Provided that the Fund is not deemed to be engaged in a trade or business in the United States for U.S.  federal  income tax  purposes,  the Fund  generally  will be required to withhold tax on certain items of gross income  (including  fees received in  connection  with the Fund's lending activities,  dividends and certain types of interest income derived from
U.S. sources) included in the distributive share of each non-U.S.  investor at a rate of 30%,  unless the tax is reduced or eliminated  by treaty.  Certain other categories of income from U.S. sources,  generally including interest on certain portfolio  debt  obligations  (which may include  U.S.  Government  securities),

                                       28

capital  gains  (including  those derived from options  transactions),  original issue discount  obligations having an original maturity of 183 days or less, and certificates of deposit, will not be subject to this 30% tax.

     Income effectively  connected with the conduct of a U.S. trade or business.
If, on the other hand, the Fund derives  income which is  effectively  connected with a U.S. trade or business carried on by the Fund (for example,  by investing in REITs or other entities holding U.S. real property  interests or by investing in an entity that is classified as a partnership for U.S. federal tax purposes), this 30% tax will not apply to such  effectively  connected  income of the Fund, and the Fund  generally  will be required to withhold  quarterly  amounts of tax from the  amount of  effectively  connected  taxable  income  allocable  to each
non-U.S.  shareholder at the highest rate of tax  applicable to U.S.  taxpayers.
Thus,  non-U.S.  investors  would be taxable on capital gains,  as well as other income  that is  treated  as  effectively  connected  with the  Fund's  trade or business, and generally would be required to file U.S. tax returns. Furthermore, a foreign  corporation  investing in the Fund would be subject to an  additional
30% branch profits tax, unless the tax were reduced or eliminated by treaty.

     U.S. tax certification rules.  Special U.S. tax certification  requirements apply to non-U.S. shareholders.

     U.S.  estate tax. An  individual  who, at the time of death,  is a non-U.S.
shareholder will nevertheless be subject to U.S. federal estate tax with respect to Fund shares at the graduated rates applicable to U.S. citizens and residents, unless  a treaty  exemption  applies.  If a treaty  exemption  is  available,  a decedent's estate may nonetheless need to file a U.S. estate tax return to claim the exemption.  In the absence of a treaty,  there is a $13,000 statutory estate tax credit.  Transfers  by gift of shares of the Fund by a non-U.S.  shareholder who is a nonresident  alien  individual will not be subject to U.S. federal gift tax.  The tax  consequences  to a  non-U.S.  shareholder  entitled  to claim the benefits  of an  applicable  tax treaty may be  different  from those  described herein.  Non-U.S.  shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign tax.

Other Tax Issues

     The Board  reserves  the right to change the entity  classification  of the
Fund for U.S.  federal  income tax purposes at any time,  as may be permitted or required under the Code. For instance,  the Board might cause the Fund, which is classified as a  partnership,  to elect to be  classified  as a corporation  and
taxable  as  a   regulated   investment   company.   Such  a  change  in  entity
classification  may be prompted  by,  among other  things,  changes in law,  the investment strategy of the Fund, or the nature and number of shareholders of the
Fund or other factors or events  adversely  affecting the ability of the Fund to comply  with the Code.  A change in entity  classification  of the Fund may be a taxable event, causing the Fund and shareholders of the Fund that are subject to tax to recognize a taxable gain or loss. Such a change in entity  classification also would  cause the  shareholders  of the Fund to be  subject  to a  different taxation  regime,  which may adversely affect some  shareholders  depending upon their particular circumstances.

                                       29

     The Fund may accept  securities or local  currencies in exchange for shares of the Fund. A gain or loss for U.S. federal income tax purposes may be realized by  investors  who are  subject  to U.S.  federal  taxation  upon the  exchange, depending  upon  the  U.S.  dollar  cost of the  securities  or  local  currency exchanged. Investors should consult their tax advisers. (See "In-kind Purchases"
in Item 6(b).)

Effect of Future Legislation; Local Tax Considerations

     The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date
of  this   Statement  of   Additional   Information.   Future   legislative   or
administrative   changes  or  court  decisions  may  significantly   change  the
conclusions  expressed  herein,  and any such  changes or  decisions  may have a retroactive effect with respect to the transactions  contemplated  herein. Rules of state and local taxation of ordinary  income,  qualified  dividend income and capital  gain  dividends  may  differ  from the  rules for U.S.  federal  income taxation described above. Distributions also may be subject to additional state, local and foreign taxes depending on each  shareholder's  particular  situation.
Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from  those  summarized  above.  Shareholders  are  urged to  consult  their tax advisors  as to the  consequences  of these and other  state and local tax rules affecting investment in the Fund.

                              PROXY VOTING POLICIES

     The Board has  delegated  the  authority to vote proxies for the  portfolio securities  held by the Fund to the Advisor in accordance  with the Proxy Voting
Policies and  Procedures  (the "Voting  Policies")  and Proxy Voting  Guidelines
("Voting  Guidelines")  adopted by the Advisor.  The Voting Guidelines have been developed by Institutional  Shareholder  Services,  a wholly owned subsidiary of
RiskMetrics Group Inc. ("ISS"),  an independent third party, except with respect to certain  matters for which the  Advisor  has  modified  the  standard  voting guidelines.  A concise  summary  of the  Voting  Guidelines  is  provided  in an
Appendix to this SAI.

     The  Investment  Committee  at the  Advisor is  generally  responsible  for overseeing the Advisor's  proxy voting  process.  The  Investment  Committee has formed a Corporate Governance Committee composed of certain officers, directors, and other  personnel of the Advisor and has  delegated to its members  authority to: (i)  oversee the voting of proxies;  (ii) make  determinations  as to how to vote certain  specific  proxies;  (iii) verify the on-going  compliance with the
Voting  Policies;  and (iv)  review  the Voting  Policies  from time to time and
recommend  changes  to  the  Investment  Committee.   The  Corporate  Governance
Committee may designate one or more of its members to oversee specific,  ongoing compliance with respect to the Voting Policies and may designate other personnel of the Advisor to vote proxies on behalf of the Fund,  including all  authorized traders of the Advisor.

     The Advisor votes (or refrains from voting) proxies in a manner  consistent with the best  interests of the Fund as understood by the Advisor at the time of the vote. Generally, the Advisor analyzes proxy statements on behalf of the Fund in accordance with the Voting Policies and the Voting  Guidelines.  Most proxies that  the  Advisor  receives  will  be  voted  in  accordance  with  the  Voting
Guidelines.  Since  most  proxies  are  voted  in  accordance  with  the  Voting
Guidelines,  it normally will not be necessary for the Advisor to make an actual determination of

                                       30

how to  vote a  particular  proxy,  thereby  largely  eliminating  conflicts  of interest for the Advisor  during the proxy voting  process.  However,  the Proxy
Policies  do address  the  procedures  to be  followed if a conflict of interest arises between the interests of the Fund and the interests of the Advisor or its affiliates.  If a Corporate Governance Committee ("Committee") member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting
Guidelines  (or in the case  where the  Voting  Guidelines  do not  prescribe  a particular vote and the proposed vote is contrary to the  recommendation of ISS, the  Committee  member  will  bring  the vote to the  Committee  which  will (a)
determine  how  the  vote  should  be cast  keeping  in mind  the  principle  of preserving  shareholder  value, or (b) determine to abstain from voting,  unless abstaining  would be  materially  adverse to the  interest  of the Fund.  To the extent the Committee makes a  determination  regarding how to vote or to abstain for a proxy  on  behalf  of the  Fund  in the  circumstances  described  in this paragraph, the Advisor will report annually on such determinations to the Board.

     The  Advisor  will  usually  vote  proxies  in  accordance  with the Voting
Guidelines.   The  Voting  Guidelines  provide  a  framework  for  analysis  and decision-making;  however,  the Voting  Guidelines  do not address all potential issues.  In order to be able to address all the relevant facts and circumstances related to a proxy vote,  the Advisor  reserves the right to vote counter to the
Voting  Guidelines if, after a review of the matter,  the Advisor  believes that the  best  interests  of the  Fund  would be  served  by such a vote.  In such a circumstance,  the  analysis  will be  documented  in writing  and  periodically presented to the Corporate Governance  Committee.  To the extent that the Voting
Guidelines do not cover potential  voting issues,  the Advisor will vote on such issues in a manner that is consistent  with the spirit of the Voting  Guidelines and that the Advisor believes would be in the best interests of the Fund.

     The Advisor  votes (or refrains  from voting)  proxies in a manner that the
Advisor  determines  is in the best  interests  of the Fund and  which  seeks to maximize  the value of the Fund's  investments.  In some cases,  the Advisor may determine  that  it is in  the  best  interests  of the  Fund  to  refrain  from exercising proxy voting rights.  The Advisor may determine that voting is not in the best  interest of the Fund and refrain  from voting if the costs,  including the opportunity  costs, of voting would exceed, in the view of the Advisor,  the expected  benefits of voting.  For  securities on loan, the Advisor will balance the revenue-producing  value of loans against the  difficult-to-assess  value of casting votes.  It is the Advisor's  belief that the expected value of casting a vote generally will be less than the securities  lending income,  either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor  recalling loaned securities in order to ensure they are voted. The Advisor does intend to recall  securities on loan if it determines that voting the securities is likely to materially  affect the value of the Fund's  investment  and that it is in the Fund's best interests to do so. In cases where the Advisor does not receive a  solicitation  or enough information  within a sufficient time (as reasonably  determined by the Advisor)
prior to the proxy-voting deadline, the Advisor may be unable to vote.

     With respect to non-U.S.  securities,  it is typically  both  difficult and costly to vote proxies due to local regulations, customs, and other requirements or restrictions.  The Advisor does not vote proxies of non-U.S. companies if the
Advisor  determines  that the expected  economic costs from voting  outweigh the anticipated  economic  benefit to the Fund associated  with voting.  The Advisor
determines   whether   to   vote   proxies   of   non-U.S.    companies   on   a
portfolio-by-portfolio

                                       31

basis,  and generally  implements  uniform voting  procedures for all proxies of companies  in a country.  The Advisor  periodically  reviews  voting  logistics, including costs and other voting difficulties,  on a portfolio-by-portfolio  and country-by-country  basis, in order to determine if there have been any material changes that would affect the  Advisor's  decision of whether or not to vote. In the event the  Advisor  is made  aware of and  believes  an issue to be voted is likely to  materially  affect the economic  value of the Fund,  that its vote is reasonably  likely to  influence  the ultimate  outcome of the contest,  and the expected  benefits of voting the proxies exceed the costs, the Advisor will make every reasonable effort to vote such proxies.

     The Advisor and the Fund have retained ISS to provide certain services with respect to proxy voting.  ISS will: provide  information on shareholder  meeting dates  and proxy  materials;  translate  proxy  materials  printed  in a foreign language;  provide  research on proxy  proposals and voting  recommendations  in accordance with the Voting  Guidelines;  effect votes on behalf of the Fund; and
provide reports concerning the proxies voted.  Although the Advisor may consider the  recommendations  of ISS on proxy  issues,  the Advisor  remains  ultimately responsible for all proxy voting decisions.

     Information  regarding how the Fund voted proxies  related to its portfolio securities  during the 12-month  period ended June 30 of each year is available, no later than  August 31 of each year,  without  charge,  (i) upon  request,  by
calling  collect  (512)  306-7400,   or  (ii)  on  the  Advisor's  Web  site  at
http://www.dimensional.com,    or   (iii)   on   the    SEC's    Web   site   at
http://www.sec.gov.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

     The Advisor and the Board have  adopted a policy (the  "Policy")  to govern disclosure of the portfolio holdings of the Fund ("Holdings  Information"),  and to prevent the misuse of material non-public Holdings  Information.  The Advisor has determined that the Policy and its procedures (i) are reasonably designed to ensure that  disclosure of Holdings  Information is in the best interests of the shareholders  of the Fund,  and (ii)  appropriately  address the  potential  for material conflicts of interest.

     Disclosure of Holdings  Information as Required by Applicable Law. Holdings
Information  (whether a partial  listing  of  portfolio  holdings  or a complete listing of portfolio  holdings)  shall be disclosed to any person as required by applicable law, rules and regulations.

     Online  Disclosure of Portfolio  Holdings  Information.  The Fund generally
discloses  up  to  twenty-five  of  its  largest  portfolio   holdings  and  the
percentages  that each of these  largest  portfolio  holdings  represent  of the
Fund's total assets  ("largest  holdings"),  as of the most recent  month-end by presenting the  information for the portfolios that invest in the Fund as feeder portfolios.  This  information  is disclosed  online at the  Advisor's Web site,
http://www.dimensional.com,  which is accessible by shareholders,  within twenty
(20) days after the end of each month.  This online  disclosure may also include information regarding the Fund's industry  allocations.  The Fund also generally
discloses  its  complete  Holdings   Information   (other  than  cash  and  cash
equivalents),  as of  month-end,  online at the  Advisor's  Web  site,  which is accessible by shareholders, two months following the month-end.

                                       32

     Disclosure of Holdings  Information  to  Recipients.  Each of the Advisor's
Chairmen,  Director of Institutional  Services, Head of Portfolio Management and
Trading, and General Counsel (together,  the "Designated Persons") may authorize disclosing  non-public  Holdings  Information  more  frequently  or at different periods than as described above solely to those financial  advisors,  registered accountholders,  authorized consultants,  authorized custodians,  or third-party data service  providers (each a "Recipient")  who (i)  specifically  request the more  current  non-public  Holdings  Information  and  (ii)  execute  a Use  and
Nondisclosure Agreement (each a "Nondisclosure  Agreement").  Each Nondisclosure
Agreement  subjects the Recipient to a duty of  confidentiality  with respect to the non-public  Holdings  Information,  and prohibits the Recipient from trading
based  on  the  non-public   Holdings   Information.   Any  non-public  Holdings
Information that is disclosed shall not include any material  information  about the Fund's trading strategies or pending portfolio transactions.  The non-public
Holdings Information provided to a Recipient under a Nondisclosure  Agreement is not subject to a time delay before dissemination.

     As of January 31, 2009,  the Advisor and the Fund had ongoing  arrangements with the following Recipients to make available non-public Holdings Information:

--------------------------------- -------------------------------------- ------------------
           Recipient                        Business Purpose                 Frequency
--------------------------------- -------------------------------------- ------------------
Citibank, N.A.                    Fund Custodian                         Daily
--------------------------------- -------------------------------------- ------------------
PNC Global Investment Servicing   Fund Transfer Agent                    Daily
(U.S.) Inc.
--------------------------------- -------------------------------------- ------------------
PricewaterhouseCoopers LLP        Independent registered public          Semi-Annually
                                  accounting firm                        (based on a
                                                                         fiscal year)
--------------------------------- -------------------------------------- ------------------
Pricing Service Vendor            Fair value information services        Daily
--------------------------------- -------------------------------------- ------------------
Citibank North American, Inc.     Middle office operational support      Daily
                                  service provider to the Advisor
--------------------------------- -------------------------------------- ------------------
Victorian Fund Management         Monitoring investor exposure and       Upon request
Corporation                       investment strategy
--------------------------------- -------------------------------------- ------------------
Northern Trust Company            Monitoring investor exposure and       Upon request
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Bank of New York                  Monitoring investor exposure and       Upon request
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Consulting Services Group LLC     Advisor evaluation                     Upon request
--------------------------------- -------------------------------------- ------------------
Evaluation Associates LLC         Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Strategic Investment Solutions    Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------

                                       33

--------------------------------- -------------------------------------- ------------------
Wurts & Associates                Monitoring investor exposure and       Monthly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Segal Advisors, Inc.              Monitoring investor exposure and       Upon request
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
CTC Consulting, Inc.              Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Meketa Investment Group, Inc.     Monitoring investor exposure and       Upon request
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Ranchor Investment Advisory       Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Edelman Financial                 Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Curprum AFP                       Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Finance-Doc                       Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Kansas University Endowment       Monitoring investor exposure and       Upon request
Assoc.                            investment strategy
--------------------------------- -------------------------------------- ------------------
Lockheed Martin                   Monitoring investor exposure and       Upon request
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Stratford Advisory Group          Monitoring investor exposure and       Monthly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Watershed Investment Consultants  Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Strategic Investment Solutions    Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Wilshire Associates               Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Complementa                       Monitoring investor exposure and       Monthly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------

     In addition,  certain employees of the Advisor and its subsidiaries receive
Holdings  Information on a quarterly,  monthly, or daily basis, or upon request, in order to perform their business functions. Neither the Fund, nor the Advisor, nor  any  other  party  receives  any  compensation  in  connection  with  these arrangements.

                                       34

     The Policy  includes the following  procedures to ensure that disclosure of
Holdings  Information is in the best interests of  shareholders,  and to address any conflicts  between the interests of  shareholders,  on the one hand, and the interests  of the  Advisor,  DFAS,  or any  affiliated  person of the Fund,  the
Advisor or DFAS, on the other. In order to protect the interests of shareholders and the Fund,  and to ensure no adverse effect on  shareholders,  in the limited circumstances  where  a  Designated  Person  is  considering  making  non-public
Holdings  Information  available  to a  Recipient,  the  Advisor's  Director  of
Institutional  Services  and the Chief  Compliance  Officer  will  consider  any conflicts of interest.  If the Chief Compliance Officer,  following  appropriate due diligence,  determines that (i) the Fund has a legitimate  business  purpose for providing  the  non-public  Holdings  Information  to a Recipient,  and (ii)
disclosure of non-public  Holdings  Information to the Recipient would be in the best interests of shareholders and will not adversely  affect the  shareholders, then the Chief Compliance Officer may approve the proposed disclosure.

     The Chief  Compliance  Officer  documents  all  disclosures  of  non-public
Holdings  Information   (including  the  legitimate  business  purpose  for  the
disclosure),  and periodically  reports to the Board on such  arrangements.  The
Chief  Compliance  Officer is also  responsible  for ongoing  monitoring  of the distribution and use of non-public Holdings  Information.  Such arrangements are reviewed by the Chief Compliance Officer on an annual basis.  Specifically,  the
Chief Compliance  Officer requests an annual  certification  from each Recipient that the Recipient has complied  with all terms  contained in the  Nondisclosure
Agreement.  Recipients  who fail to provide  the  requested  certifications  are prohibited from receiving non-public Holdings Information.

     The Board  exercises  continuing  oversight of the  disclosure  of Holdings
Information by: (i) overseeing the  implementation and enforcement of the Policy by the Chief Compliance  Officer of the Advisor and of the Funds and Trust; (ii)
considering   reports  and  recommendations  by  the  Chief  Compliance  Officer concerning the implementation of the Policy and any material  compliance matters that may arise in connection with the Policy;  and (iii) considering  whether to approve  or ratify any  amendments  to the  Policy.  The  Advisor  and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.

     Prohibitions   on   Disclosure   of  Portfolio   Holdings  and  Receipt  of
Compensation.  No person is authorized to disclose Holdings Information or other investment positions (whether online at http://www.dimensional.com,  in writing, by fax, by e-mail,  orally,  or by other means)  except in  accordance  with the
Policy. In addition,  no person is authorized to make disclosure pursuant to the
Policy if such disclosure is otherwise in violation of the antifraud  provisions of the federal securities laws.

     The Policy  prohibits  the Fund,  the Advisor or an affiliate  thereof from receiving any compensation or other consideration of any type for the purpose of obtaining  disclosure of non-public  Holdings  Information  or other  investment positions. "Consideration" includes any agreement to maintain assets in the Fund or in other  investment  companies or accounts  managed by the Advisor or by any affiliated person of the Advisor.

     The Policy and its procedures  are intended to provide  useful  information concerning the Fund to existing and prospective shareholders,  while at the same time preventing the improper

                                       35

use of  Holdings  Information.  However,  there  can be no  assurance  that  the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly  in the  hands of  sophisticated  investors,  or that the  Holdings
Information will not in fact be misused in other ways, beyond the control of the
Advisor.

                              FINANCIAL STATEMENTS

     PricewaterhouseCoopers  LLP, Two Commerce  Square,  Suite 1700, 2001 Market
Street, Philadelphia, PA 19103-7042, is the Fund's independent registered public accounting firm. PwC audits the Fund's annual financial  statements on an annual basis. The audited financial statements and financial highlights of the Fund for its fiscal  period  ended  October 31, 2008,  as set forth in the Fund's  annual report to  shareholders,  including  the  report  of PwC,  are  incorporated  by reference  into this Part B. The unaudited  financial  statements  and financial highlights  of the Fund for the period ended April 30, 2009, as set forth in the
Fund's  semi-annual  report to shareholders,  are also incorporated by reference into this Part B.

                                       36

                                    APPENDIX

                             ISS Governance Services
                             Concise Summary of 2009
                          U.S. Proxy Voting Guidelines
                 Effective for Meetings on or after Feb. 1, 2009

1. Operational Items:
Auditor Ratification
Vote FOR proposals to ratify auditors, unless any of the following apply:
o    An auditor has a financial interest in or association with the company, and is therefore not independent;
o    There is reason to believe  that the  independent  auditor has  rendered an opinion which is neither accurate nor indicative of the company's financial position;
o    Poor  accounting  practices are identified  that rise to a serious level of concern,  such as: fraud;  misapplication of GAAP; and material  weaknesses identified in Section 404 disclosures; or
o    Fees for non-audit services ("Other" fees) are excessive.

Non-audit fees are excessive if:
o    Non-audit  ("other")  fees  exceed  audit fees +  audit-related  fees + tax compliance/preparation fees
Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote  CASE-BY-CASE  on  shareholder  proposals  asking for audit firm  rotation, taking into account:

o    The tenure of the audit firm;
o    The length of rotation specified in the proposal;
o    Any significant audit-related issues at the company;
o    The number of Audit Committee meetings held each year;
o    The number of financial experts serving on the committee; and
o    Whether  the company has a periodic  renewal  process  where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors:
Voting on Director Nominees in Uncontested Elections
Vote on director nominees should be determined on a CASE-BY-CASE basis.
Vote AGAINST or WITHHOLD from individual directors who:
o    Attend less than 75 percent of the board and committee  meetings  without a valid excuse, such as illness, service to the nation, work on behalf of the company, or funeral obligations.  If the company provides meaningful public or private  disclosure  explaining  the director's  absences,  evaluate the information  on a  CASE-BY-CASE  basis  taking into  account the  following factors:
     -    Degree to which absences were due to an unavoidable conflict;
     -    Pattern of absenteeism; and
     -    Other extraordinary circumstances underlying the director's absence;

                                      A-1

o    Sit on more than six public company boards;*
o    Are CEOs of public  companies who sit on the boards of more than two public companies besides their own-- withhold only at their outside boards.
Vote AGAINST or WITHHOLD  from all nominees of the board of  directors,  (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:
o    The company's  proxy  indicates that not all directors  attended 75% of the aggregate of their board and committee  meetings,  but fails to provide the required  disclosure  of the  names  of the  directors  involved.  If  this information cannot be obtained,  vote  against/withhold  from all incumbent directors;
o    The company's  poison pill has a dead-hand or modified  dead-hand  feature.
     Vote against/withhold every year until this feature is removed;
o    The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to  shareholder  vote within 12 months of adoption
     (or in the case of an newly public company, does not commit to put the pill to a shareholder  vote within 12 months following the IPO), or reneges on a commitment  to put  the  pill  to a  vote,  and  has  not  yet  received  a withhold/against recommendation for this issue;
o    The board failed to act on a shareholder proposal that received approval by a majority  of the  shares  outstanding  the  previous  year (a  management proposal with other than a FOR  recommendation  by  management  will not be considered as sufficient action taken);
o    The board failed to act on a shareholder proposal that received approval of the  majority  of shares cast for the  previous  two  consecutive  years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);
o    The board  failed to act on  takeover  offers  where  the  majority  of the shareholders tendered their shares;
o    At the previous board election,  any director received more than 50 percent withhold/against  votes of the shares  cast and the  company  has failed to address the underlying issue(s) that caused the high withhold/against vote;
o    The  board is  classified,  and a  continuing  director  responsible  for a problematic  governance  issue  at the  board/committee  level  that  would warrant a withhold/against  vote recommendation is not up for election- any or all appropriate nominees (except new) may be held accountable;
o    The board lacks  accountability and oversight,  coupled with sustained poor performance  relative to peers.  Sustained poor  performance is measured by one- and  three-year  total  shareholder  returns in the  bottom  half of a company's four-digit GICS industry group (Russell 3000 companies only).
Vote AGAINST or WITHHOLD from Inside Directors and Affiliated  Outside Directors
(per the Classification of Directors below) when:
o    The inside or affiliated  outside  director  serves on any of the three key committees: audit, compensation, or nominating;
o    The company lacks an audit,  compensation,  or nominating committee so that the full board functions as that committee;

------------------------------
*    Dimensional will screen votes otherwise subject to this policy based on the qualifications and circumstances of the directors involved.

                                      A-2

o    The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;
o    The full board is less than majority independent.
Vote AGAINST or WITHHOLD from the members of the Audit Committee if:
o    The non-audit fees paid to the auditor are excessive;
o    The  company  receives  an  adverse  opinion  on  the  company's  financial statements from its auditor; or
o    There is  persuasive  evidence  that the audit  committee  entered  into an inappropriate  indemnification  agreement  with its auditor that limits the ability of the company,  or its  shareholders,  to pursue  legitimate legal recourse against the audit firm.
Vote  CASE-by-CASE  on members of the Audit  Committee  and/or the full board if poor  accounting  practices,  which  rise  to a level  of  serious  concern  are indentified,  such as: fraud;  misapplication  of GAAP; and material  weaknesses identified in Section 404 disclosures.
Examine the severity,  breadth,  chronological sequence and duration, as well as the  company's  efforts at  remediation  or  corrective  actions in  determining whether negative vote  recommendations  are warranted against the members of the
Audit Committee who are responsible  for the poor accounting  practices,  or the entire  board.
Vote AGAINST or WITHHOLD from the members of the Compensation Committee if:
o    There is a  negative  correlation  between  the chief  executive's  pay and company performance (see discussion under Equity Compensation Plans);
o    The  company  reprices   underwater   options  for  stock,  cash  or  other
     consideration without prior shareholder approval,  even if allowed in their equity plan;
o    The  company  fails to submit  one-time  transfers  of stock  options  to a shareholder vote;
o    The company fails to fulfill the terms of a burn rate  commitment they made to shareholders;
o    The company has backdated options (see "Options Backdating" policy);
The company has poor compensation  practices (see "Poor Pay Practices"  policy).
Poor pay practices may warrant  withholding  votes from the CEO and  potentially the entire board as well.
Vote AGAINST or WITHHOLD from directors,  individually or the entire board,  for egregious actions or failure to replace management as appropriate.

Independent Chair (Separate Chair/CEO)
Generally vote FOR shareholder  proposals requiring that the chairman's position be filled by an independent  director,  unless the company  satisfies all of the following criteria:
The company maintains the following counterbalancing features:
o    Designated lead director, elected by and from the independent board members
     with  clearly   delineated  and   comprehensive   duties.   (The  role  may
     alternatively reside with a presiding director,  vice chairman, or rotating lead  director;  however the  director  must serve a minimum of one year in order to qualify as a lead  director.) The duties should  include,  but are not limited to, the following:
     -    presides  at all  meetings  of the board at which the  chairman is not present, including executive sessions of the independent directors;
     -    serves as liaison between the chairman and the independent directors;
     -    approves information sent to the board;
     -    approves meeting agendas for the board;

                                      A-3

     -    approves meeting schedules to assure that there is sufficient time for discussion of all agenda  items;
     -    has the authority to call meetings of the independent directors;
     -    if requested by major  shareholders,  ensures that he is available for consultation and direct communication;
o    Two-thirds independent board;
o    All independent key committees;
o    Established governance guidelines;
o    A company in the Russell 3000  universe must not have  exhibited  sustained poor  total  shareholder  return  (TSR)  performance,  defined  as one- and three-year TSR in the bottom half of the company's four-digit GICS industry group within the Russell 3000 only),  unless there has been a change in the
     Chairman/CEO position within that time;
o    The company does not have any problematic  governance or management issues, examples of which include, but are not limited to:
     -    Egregious compensation practices;
     -    Multiple  related-party  transactions or other issues putting director independence at risk;
     -    Corporate and/or management scandals;
     -    Excessive problematic corporate governance provisions; or
     -    Flagrant  board or  management  actions  with  potential  or  realized negative impact on shareholders.

Majority Vote Shareholder Proposals
Generally vote FOR precatory and binding  resolutions  requesting that the board change the company's  bylaws to stipulate that directors need to be elected with an  affirmative  majority of votes cast,  provided it does not conflict with the state law where the company is incorporated.  Binding  resolutions need to allow for a carve-out for a plurality  vote standard when there are more nominees than board seats.
Companies  are strongly  encouraged to also adopt a  post-election  policy (also know as a director  resignation  policy) that  provides  guidelines  so that the company will promptly address the situation of a holdover director.

Performance/Governance Evaluation for Directors
Vote WITHHOLD/AGAINST on all director nominees if the board lacks accountability and  oversight,  coupled  with  sustained  poor  performance  relative to peers, measured by one- and three-year total shareholder  returns in the bottom half of a company's four-digit GICS industry group (Russell 3000 companies only).
Evaluate  board  accountability  and  oversight  at companies  that  demonstrate sustained poor performance.  Problematic  provisions include but are not limited to:
o    a classified board structure;
o    a supermajority vote requirement;
o    majority  vote  standard  for  director  elections  with no  carve  out for contested elections;
o    the inability of shareholders to call special meetings;
o    the inability of shareholders to act by written consent;
o    a dual-class structure; and/or
o    a non-shareholder approved poison pill.

                                      A-4

If a company exhibits  sustained poor  performance  coupled with a lack of board accountability  and  oversight,  also  take  into  consideration  the  company's five-year  total  shareholder  return and five-year  operational  metrics in the evaluation.

3.   Proxy Contests
Voting for Director Nominees in Contested Elections

Vote  CASE-BY-CASE  on  the  election  of  directors  in  contested   elections,
considering the following factors:
o    Long-term  financial  performance  of the target  company  relative  to its industry;
o    Management's track record;
o    Background to the proxy contest;
o    Qualifications of director nominees (both slates);
o    Strategic plan of dissident slate and quality of critique against management;
o    Likelihood  that the proposed  goals and  objectives  can be achieved (both slates);
o    Stock ownership positions.

Reimbursing Proxy Solicitation Expenses
Vote CASE-BY-CASE on proposals to reimburse proxy  solicitation  expenses.  When voting  in  conjunction  with  support  of  a  dissident  slate,  vote  FOR  the reimbursement of all appropriate proxy solicitation expenses associated with the election.
Generally  vote FOR  shareholder  proposals  calling  for the  reimbursement  of reasonable  costs incurred in connection  with nominating one or more candidates in a contested election where the following apply:
o    The election of fewer than 50% of the  directors to be elected is contested in the election;
o    One or more of the dissident's candidates is elected;
o    Shareholders are not permitted to cumulate their votes for directors; and
o    The election occurred,  and the expenses were incurred,  after the adoption of this bylaw.

4. Antitakeover Defenses and Voting Related Issues
Advance Notice Requirements for Shareholder Proposals/Nominations
Vote CASE-BY-CASE on advance notice proposals,  giving support to proposals that allow  shareholders  to  submit  proposals/nominations  reasonably  close to the meeting date and within the broadest  window  possible,  recognizing the need to allow sufficient notice for company, regulatory and shareholder review.
To be reasonable,  the company's  deadline for shareholder notice of a proposal/
nominations must not be more than 60 days prior to the meeting, with a submittal window of at least 30 days prior to the deadline.
In general, support additional efforts by companies to ensure full disclosure in regard to a proponent's  economic and voting  position in the company so long as
the   informational   requirements   are   reasonable  and  aimed  at  providing
shareholders with the necessary information to review such proposal.

Poison Pills
Vote FOR  shareholder  proposals  requesting  that the company submit its poison pill  to a  shareholder  vote  or  redeem  it  UNLESS  the  company  has:  (1) A shareholder approved poison pill

                                      A-5

in place;  or (2) The company has adopted a policy  concerning the adoption of a pill in the  future  specifying  that the board  will only  adopt a  shareholder rights plan if either:
o    Shareholders have approved the adoption of the plan; or
o    The board, in exercising its fiduciary responsibilities, determines that it is in the best interest of shareholders  under the circumstances to adopt a pill without the delay that would result from seeking stockholder  approval
     (i.e.,  the "fiduciary  out"  provision).  A poison pill adopted under this
     "fiduciary  out" will be put to a shareholder  ratification  vote within 12 months of adoption or expire.  If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.
Vote FOR  shareholder  proposals  calling  for poison  pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder  approved poison pill in place and has adopted a policy with the provisions  outlined above,  vote AGAINST the proposal.  If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.
Vote CASE-by-CASE on management proposals on poison pill ratification,  focusing on the features of the shareholder  rights plan. Rights plans should contain the following attributes:
o    No lower than a 20% trigger, flip-in or flip-over;
o    A term of no more than three years;
o    No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;
o    Shareholder  redemption  feature  (qualifying  offer clause);  if the board refuses to redeem the pill 90 days after a qualifying  offer is  announced,
     10  percent  of the  shares  may call a special  meeting  or seek a written consent to vote on rescinding the pill.
In addition,  the rationale for adopting the pill should be thoroughly explained by the company.  In examining the request for the pill, take into  consideration the company's existing  governance  structure,  including:  board  independence, existing takeover defenses, and any problematic governance concerns.
For  management  proposals  to adopt a poison  pill for the  stated  purpose  of preserving a company's net operating losses ("NOL pills"), the following factors should be considered:
o    the trigger (NOL pills generally have a trigger slightly below 5%);
o    the value of the NOLs;
o    the term;
o    shareholder protection mechanisms (sunset provision,  causing expiration of the pill upon exhaustion or expiration of NOLs); and
o    other factors that may be applicable.
In addition,  vote  WITHHOLD/AGAINST the entire board of directors,  (except new nominees,  who should be considered on a CASE-by-CASE basis) if the board adopts or renews a poison pill without shareholder approval, does not commit to putting it to a shareholder vote within 12 months of adoption (or in the case of a newly public company,  does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue.

5. Mergers and Corporate Restructurings
Overall Approach
For mergers and  acquisitions,  review and evaluate the merits and  drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

                                      A-6

o    Valuation - Is the value to be received by the target shareholders (or paid by the  acquirer)  reasonable?  While the  fairness  opinion may provide an initial starting point for assessing valuation reasonableness,  emphasis is placed on the offer premium, market reaction and strategic rationale.
o    Market  reaction - How has the market  responded  to the  proposed  deal? A negative market reaction should cause closer scrutiny of a deal.
o    Strategic rationale - Does the deal make sense strategically? From where is the  value  derived?  Cost  and  revenue  synergies  should  not be  overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable  track  record of  successful  integration  of  historical acquisitions.
o    Negotiations and process - Were the terms of the transaction  negotiated at arm's-length?  Was the process fair and equitable?  A fair process helps to ensure the best price for shareholders.  Significant negotiation "wins" can also  signify the deal makers'  competency.  The  comprehensiveness  of the sales process (e.g.,  full auction,  partial auction,  no auction) can also affect shareholder value.
o    Conflicts  of  interest  - Are  insiders  benefiting  from the  transaction
     disproportionately   and   inappropriately   as  compared  to   non-insider
     shareholders?  As the result of  potential  conflicts,  the  directors  and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests.  Consider whether these interests may have  influenced  these  directors and officers to support or recommend the merger.
o    Governance  - Will the combined  company have a better or worse  governance profile than the current  governance  profiles of the respective parties to the transaction?  If the governance profile is to change for the worse, the burden is on the  company to prove that other  issues  (such as  valuation)
     outweigh any deterioration in governance.

6.   State of Incorporation
Reincorporation Proposals
Evaluate  management  or  shareholder  proposals to change a company's  state of incorporation on a CASE-BY-CASE  basis,  giving  consideration to both financial and corporate governance concerns including the following:
o    Reasons for reincorporation;
o    Comparison of company's  governance  practices and provisions  prior to and following the reincorporation; and
o    Comparison of corporation laws of original state and destination state
Vote FOR  reincorporation  when the  economic  factors  outweigh  any neutral or negative governance changes.

7.   Capital Structure
Common Stock Authorization
Vote  CASE-BY-CASE on proposals to increase the number of shares of common stock authorized  for  issuance.  Take into  account  company-specific  factors  which include, at a minimum, the following:
o    Specific reasons/ rationale for the proposed increase;
o    The dilutive  impact of the request as determined  through an allowable cap generated by ISS' quantitative model;

                                      A-7

o    The board's governance structure and practices; and
o    Risks to shareholders of not approving the request.
Vote  FOR  proposals  to  approve  increases  beyond  the  allowable  cap when a company's  shares are in danger of being  delisted or if a company's  ability to continue to operate as a going concern is uncertain.

Preferred Stock
Vote  CASE-BY-CASE  on  proposals  to increase the number of shares of preferred stock authorized for issuance. Take into account  company-specific factors which include, at a minimum, the following:
o    Specific reasons/ rationale for the proposed increase;
o    The dilutive  impact of the request as determined  through an allowable cap generated by ISS' quantitative model;
o    The board's governance structure and practices; and
o    Risks to shareholders of not approving the request.
Vote  AGAINST  proposals  authorizing  the  creation of new classes of preferred stock with unspecified  voting,  conversion,  dividend  distribution,  and other rights ("blank check" preferred stock).
Vote FOR proposals to create  "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).
Vote FOR  proposals  to  authorize  preferred  stock in cases  where the company specifies the voting, dividend,  conversion,  and other rights of such stock and the terms of the preferred stock appear reasonable.
Vote AGAINST  proposals to increase  the number of blank check  preferred  stock authorized  for  issuance  when no shares  have been  issued or  reserved  for a specific purpose.

8.   Executive and Director Compensation
Equity Compensation Plans
Vote  CASE-BY-CASE on equity-based  compensation  plans. Vote AGAINST the equity plan if any of the following factors apply:
o    The total cost of the company's equity plans is unreasonable;
o    The  plan   expressly   permits  the   repricing  of  stock   options/stock
     appreciation rights (SARs) without prior shareholder approval;
o    The CEO is a participant in the proposed equity-based compensation plan and there is a disconnect  between CEO pay and the company's  performance where over 50 percent of the  year-over-year  increase  is  attributed  to equity awards;
o    The  company's  three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group;
o    The plan  provides for the  acceleration  of vesting of equity  awards even though an actual  change in control may not occur (e.g.,  upon  shareholder approval of a transaction or the announcement of a tender offer); or
o    The plan is a vehicle for poor pay practices.
Poor Pay Practices

                                      A-8

Vote  AGAINST  or  WITHHOLD  from  compensation   committee  members,  CEO,  and
potentially  the entire board, if the company has poor  compensation  practices.
Vote  AGAINST  equity  plans if the  plan is a  vehicle  for  poor  compensation practices.
The following practices, while not exhaustive, are examples of poor compensation practices that may warrant withhold vote recommendations:
o    Egregious employment contracts - Contracts containing multi-year guarantees for salary increases, bonuses and equity compensation;
o    Excessive perks/tax reimbursements:
     -    Overly generous perquisites, which may include, but are not limited to the following:  personal use of corporate aircraft,  personal security system maintenance and/or installation, car allowances;
     -    Reimbursement  of  income  taxes  on  executive  perquisites  or other payments;
     -    Perquisites for former  executives,  such as car allowances,  personal use of corporate aircraft or other inappropriate arrangements;
Abnormally large bonus payouts without justifiable performance linkage or proper disclosure
     -    Performance metrics that are changed,  canceled or replaced during the performance period without adequate  explanation of the action and the link to performance;
o    Egregious pension/SERP (supplemental executive retirement plan) payouts:
     -    Inclusion  of  additional  years of service  not worked that result in significant payouts;
     -    Inclusion   of   performance-based   equity   awards  in  the  pension
          calculation;
o    New CEO with overly generous new hire package:
     -    Excessive "make whole" provisions;
     -    Any of the poor pay practices listed in this policy;
o    Excessive severance and/or change in control provisions:
     -    Inclusion  of  excessive  change in  control  or  severance  payments, especially those with a multiple in excess of 3X cash pay;
     -    Payments  upon  an   executive's   termination   in  connection   with
          performance failure;
     -    Change  in  control   payouts  without  loss  of  job  or  substantial
          diminution of job duties (single-triggered);
     -    New or  materially  amended  employment or severance  agreements  that provide for modified  single  triggers,  under which an executive  may
          voluntarily   leave   for   any   reason   and   still   receive   the
          change-in-control severance package;
     -    Liberal change in control definition in individual contracts or equity plans which could result in payments to  executives  without an actual change in control occurring;
     -    New or  materially  amended  employment or severance  agreements  that provide  for an  excise  tax  gross-up.  Modified  gross-ups  would be treated in the same manner as full gross-ups;
     -    Perquisites for former executives such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;
o    Dividends or dividend  equivalents paid on unvested  performance  shares or units;
o    Poor disclosure practices:
     -    Unclear  explanation  of how the CEO is  involved  in the pay  setting process;
     -    Retrospective performance targets and methodology not discussed;

                                      A-9

     -    Methodology for benchmarking practices and/or peer group not disclosed and explained;
o    Internal Pay Disparity:
     -    Excessive  differential between CEO total pay and that of next highest paid named executive officer (NEO);
o    Options backdating (covered in a separate policy);
o    Other excessive compensation payouts or poor pay practices at the company.

Other Compensation Proposals and Policies
Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposals
Vote  CASE-BY-CASE  on  management  proposals  for an advisory vote on executive compensation.  Vote AGAINST these  resolutions in cases where boards have failed to demonstrate  good  stewardship of investors'  interests  regarding  executive compensation practices.
For U.S.  companies,  consider  the  following  factors  in the  context of each company's  specific  circumstances and the board's  disclosed  rationale for its practices:
Relative Considerations:
o    Assessment  of  performance  metrics  relative  to  business  strategy,  as discussed and explained in the CD&A;
o    Evaluation of peer groups used to set target pay or award opportunities;
o    Alignment of company  performance and executive pay trends over time (e.g., performance down: pay down);
o    Assessment  of  disparity  between  total  pay of the CEO and  other  Named
     Executive Officers (NEOs).
Design Considerations:
o    Balance of fixed versus performance-driven pay;
o    Assessment  of  excessive  practices  with  respect  to  perks,   severance
     packages, supplemental executive pension plans, and burn rates.
Communication Considerations:
o    Evaluation of information  and board  rationale  provided in CD&A about how compensation is determined  (e.g., why certain elements and pay targets are used, and specific incentive plan goals, especially retrospective goals);
o    Assessment of board's  responsiveness  to investor  input and engagement on compensation issues (e.g., in responding to majority-supported  shareholder proposals on executive pay topics).

Employee Stock Purchase Plans-- Non-Qualified Plans
Vote  CASE-by-CASE  on  nonqualified  employee  stock purchase  plans.  Vote FOR nonqualified employee stock purchase plans with all the following features:
o    Broad-based  participation  (i.e.,  all  employees  of the company with the exclusion of individuals with 5 percent or more of beneficial  ownership of the company);
o    Limits on  employee  contribution,  which may be a fixed  dollar  amount or expressed as a percent of base salary;
o    Company matching contribution up to 25 percent of employee's  contribution, which is effectively a discount of 20 percent from market value;

                                      A-10

o    No discount  on the stock  price on the date of  purchase  since there is a company matching contribution.
Vote AGAINST  nonqualified  employee  stock  purchase plans when any of the plan features do not meet the above criteria.  If the company  matching  contribution exceeds 25 percent of  employee's  contribution,  evaluate  the cost of the plan against its allowable cap.
Option Exchange Programs/Repricing Options
Vote CASE-by-CASE on management  proposals seeking approval to  exchange/reprice options, taking into consideration:
o    Historic trading  patterns--the  stock price should not be so volatile that the options are likely to be back "in-the-money" over the near term;
o    Rationale  for  the   re-pricing--was   the  stock  price  decline   beyond
     management's control?
o    Is this a value-for-value exchange?
o    Are surrendered stock options added back to the plan reserve?
o    Option  vesting--does  the  new  option  vest  immediately  or is  there  a black-out period?
o    Term of the option--the term should remain the same as that of the replaced option;
o    Exercise price--should be set at fair market or a premium to market;
o    Participants--executive officers and directors should be excluded.
If the surrendered  options are added back to the equity plans for  re-issuance, then also take into  consideration  the company's total cost of equity plans and its  three-year  average  burn rate.  In addition  to the above  considerations, evaluate  the  intent,  rationale,  and timing of the  repricing  proposal.  The proposal  should  clearly  articulate  why the board is  choosing  to conduct an exchange  program at this point in time.  Repricing  underwater  options after a recent  precipitous drop in the company's stock price  demonstrates poor timing.
Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal.  At a minimum,  the decline should not have happened within the past year. Also,  consider the terms of the surrendered options,  such as the grant date,  exercise  price and vesting  schedule.  Grant dates of  surrendered  options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements.  Similarly,  the exercise price of surrendered options should be above the 52-week high for the stock price.
Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Other Shareholder Proposals on Compensation
Advisory Vote on Executive Compensation (Say-on-Pay)
Generally,  vote FOR shareholder proposals that call for non-binding shareholder ratification  of the  compensation  of the  Named  Executive  Officers  and  the accompanying narrative disclosure of material factors provided to understand the
Summary Compensation Table.

Golden Coffins/Executive Death Benefits
Generally vote FOR proposals calling on companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make  payments or awards  following  the death of a senior executive in the form of unearned salary or bonuses,  accelerated vesting or the continuation in force of unvested equity grants,  perquisites and other payments or awards  made in lieu of  compensation.  This  would not apply to any  benefit programs or equity plan proposals for which the broad-based  employee population is eligible.
Share Buyback Holding Periods

                                      A-11

Generally vote AGAINST shareholder proposals prohibiting executives from selling shares of company stock during  periods in which the company has announced  that it may or will be repurchasing  shares of its stock.  Vote FOR the proposal when there is a pattern of abuse by executives  exercising  options or selling shares during periods of share buybacks.

Stock Ownership or Holding Period Guidelines
Generally  vote AGAINST  shareholder  proposals that mandate a minimum amount of stock that  directors must own in order to qualify as a director or to remain on the board.  While ISS  favors  stock  ownership  on the part of  directors,  the company should determine the appropriate ownership requirement.
Vote on a  CASE-BY-CASE  on  shareholder  proposals  asking  companies  to adopt policies requiring Named Executive Officers to retain 75% of the shares acquired through  compensation  plans while employed  and/or for two years  following the termination of their  employment,  and to report to shareholders  regarding this policy. The following factors will be taken into account:
o    Whether the company has any holding  period,  retention  ratio,  or officer ownership requirements in place. These should consist of:
     -    Rigorous stock ownership guidelines, or
     -    A holding  period  requirement  coupled with a  significant  long-term ownership requirement, or
     -    A meaningful retention ratio,
o    Actual officer stock  ownership and the degree to which it meets or exceeds the proponent's suggested holding  period/retention  ratio or the company's own stock ownership or retention requirements.
o    Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.

Tax Gross-Up Proposals
Generally vote FOR proposals asking companies to adopt a policy of not providing tax  gross-up  payments to  executives,  except  where  gross-ups  are  provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

9.   Corporate Social Responsibility (CSR) Issues
Overall Approach
When evaluating social and environmental  shareholder  proposals,  ISS considers the following factors:
o    Whether   adoption  of  the  proposal  is  likely  to  enhance  or  protect shareholder value;
o    Whether the information requested concerns business issues that relate to a meaningful  percentage  of the  company's  business  as  measured by sales, assets, and earnings;
o    The degree to which the company's  stated  position on the issues raised in the proposal could affect its  reputation or sales,  or leave it vulnerable to a boycott or selective purchasing;
o    Whether the issues presented are more appropriately/effectively  dealt with through governmental or company-specific action;
o    Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

                                      A-12

o    Whether the company's  analysis and voting  recommendation  to shareholders are persuasive;
o    What other  companies  have done in response to the issue  addressed in the proposal;
o    Whether the proposal  itself is well framed and the cost of  preparing  the report is reasonable;
o    Whether   implementation  of  the  proposal's  request  would  achieve  the proposal's objectives;
o    Whether the subject of the proposal is best left to the  discretion  of the board;
o    Whether the requested  information is available to shareholders either from the company or from a publicly available source; and
o    Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Genetically Modified Ingredients
Generally vote AGAINST proposals asking suppliers,  genetic research  companies,
restaurants  and  food  retail  companies  to  voluntarily   label   genetically
engineered (GE)  ingredients in their products and/or  eliminate GE ingredients.
The cost of labeling  and/or  phasing out the use of GE  ingredients  may not be commensurate  with the benefits to  shareholders  and is an issue better left to regulators.
Vote  CASE-BY-CASE  on  proposals  asking  for a report  on the  feasibility  of labeling products containing GE ingredients taking into account:
o    The company's business and the proportion of it affected by the resolution;
o    The quality of the  company's  disclosure on GE product  labeling,  related voluntary initiatives,  and how this disclosure compares with industry peer disclosure; and
o    Company's  current  disclosure on the  feasibility of GE product  labeling, including information on the related costs.
Generally vote AGAINST  proposals  seeking a report on the social,  health,  and environmental effects of genetically modified organisms (GMOs).  Studies of this sort are better undertaken by regulators and the scientific community.
Generally vote AGAINST proposals to completely phase out GE ingredients from the company's products or proposals asking for reports outlining the steps necessary to  eliminate GE  ingredients  from the  company's  products.  Such  resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to  regulators)  that may  outweigh  the  economic  benefits  derived  from biotechnology.

Pharmaceutical Pricing, Access to Medicines, and Product Reimportation
Generally vote AGAINST proposals  requesting that companies  implement  specific price restraints on  pharmaceutical  products unless the company fails to adhere to  legislative  guidelines  or  industry  norms in its  product  pricing.
Vote  CASE-BY-CASE  on  proposals  requesting  that the company  report on their product pricing policies or their access to medicine policies, considering:
o    The nature of the company's business and the potential for reputational and market risk exposure;
o    The existing disclosure of relevant policies;
o    Deviation from established industry norms;

                                      A-13

o    The company's  existing,  relevant  initiatives to provide  research and/or products to disadvantaged consumers;
o    Whether the proposal  focuses on specific  products or geographic  regions;
     and
o    The potential cost and scope of the requested report.
Generally vote FOR proposals  requesting that companies  report on the financial and legal impact of their prescription drug  reimportation  policies unless such information is already publicly disclosed.
Generally  vote AGAINST  proposals  requesting  that  companies  adopt  specific policies to encourage or constrain prescription drug reimportation. Such matters are more  appropriately  the province of legislative  activity and may place the company at a competitive disadvantage relative to its peers.

Gender Identity, Sexual Orientation, and Domestic Partner Benefits
Generally  vote FOR  proposals  seeking to amend a company's  EEO  statement  or diversity policies to prohibit discrimination based on sexual orientation and/or gender  identity,  unless the change  would  result in  excessive  costs for the company.
Generally  vote AGAINST  proposals to extend  company  benefits to, or eliminate benefits from domestic partners.  Decisions regarding benefits should be left to the discretion of the company.
Climate Change
Generally vote FOR resolutions requesting that a company disclose information on the  impact  of  climate  change on the  company's  operations  and  investments considering whether:
o    The company already provides current, publicly-available information on the impacts that climate  change may have on the company as well as  associated
     company   policies  and   procedures   to  address   related  risks  and/or
     opportunities;
o    The  company's  level  of  disclosure  is at  least  comparable  to that of industry peers; and
o    There are no significant,  controversies,  fines,  penalties, or litigation associated with the company's environmental performance.

Lobbying Expenditures/Initiatives
Vote CASE-BY-CASE on proposals  requesting  information on a company's  lobbying initiatives, considering:
o    Significant  controversies,  fines,  or litigation  surrounding a company's public policy activities,
o    The company's current level of disclosure on lobbying strategy, and
o    The  impact  that  the  policy  issue  may have on the  company's  business operations.

Political Contributions and Trade Association Spending
Generally  vote  AGAINST  proposals  asking  the  company  to  affirm  political nonpartisanship in the workplace so long as:
o    There  are  no  recent,  significant  controversies,  fines  or  litigation regarding  the  company's  political  contributions  or  trade  association spending; and
o    The company has  procedures in place to ensure that employee  contributions to  company-sponsored  political  action  committees  (PACs)  are  strictly voluntary and prohibits coercion.
Vote AGAINST  proposals to publish in newspapers  and public media the company's political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.
Vote  CASE-BY-CASE  on  proposals  to  improve  the  disclosure  of a  company's political contributions and trade association spending, considering:
o    Recent  significant  controversy  or  litigation  related to the  company's political contributions or governmental affairs; and
o    The public availability of a company policy on political  contributions and
     trade  association   spending   including   information  on  the  types  of
     organizations  supported,  the  business  rationale  for  supporting  these organizations,  and the oversight and compliance procedures related to such expenditures of corporate assets.
Vote AGAINST proposals barring the company from making political  contributions.
Businesses are affected by legislation  at the federal,  state,  and local level and  barring  political  contributions  can put  the  company  at a  competitive disadvantage.
Vote  AGAINST  proposals  asking  for a list of company  executives,  directors, consultants,  legal counsels,  lobbyists,  or investment bankers that have prior government service and whether such service had a bearing on the business of the company.  Such a list would be  burdensome  to  prepare  without  providing  any meaningful information to shareholders.

                                      A-14

Labor and Human Rights Standards
Generally vote FOR proposals  requesting a report on company or company supplier labor and/or human rights  standards  and policies  unless such  information  is already publicly disclosed.
Vote  CASE-BY-CASE on proposals to implement  company or company  supplier labor and/or human rights standards and policies, considering:
o    The degree to which existing relevant policies and practices are disclosed;
o    Whether  or  not   existing   relevant   policies   are   consistent   with
     internationally recognized standards;
o    Whether  company  facilities  and those of its  suppliers are monitored and how;
o    Company  participation in fair labor organizations or other internationally recognized human rights initiatives;
o    Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;
o    Recent,  significant company controversies,  fines, or litigation regarding human rights at the company or its suppliers;
o    The scope of the request; and
o    Deviation from industry sector peer company standards and practices.
Sustainability Reporting

Generally  vote FOR proposals  requesting the company to report on its policies,
initiatives,   and  oversight  mechanisms  related  to  social,   economic,  and
environmental sustainability, unless:
o    The company already discloses similar  information through existing reports or policies such as an  Environment,  Health,  and Safety (EHS)  report;  a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or
o    The company has  formally  committed to the  implementation  of a reporting program based on Global Reporting  Initiative (GRI) guidelines or a similar standard within a specified time frame

                                      A-15

                             ISS Governance Services
                             Concise Summary of 2009
                        Non-U.S. Proxy Voting Guidelines
                 Effective for Meetings on or after Feb. 1, 2009

1.   Operational Items
Financial Results/Director and Auditor Reports
Vote FOR approval of  financial  statements  and  director and auditor  reports, unless:
o    There are concerns about the accounts  presented or audit  procedures used;
     or
o    The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees
Vote FOR the reelection of auditors and proposals  authorizing  the board to fix auditor fees, unless:
o    There are  serious  concerns  about  the  accounts  presented  or the audit procedures used;
o    The auditors are being changed without explanation; or
o    Non-audit-related  fees are  substantial  or are  routinely  in  excess  of standard annual audit-related fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive  capacity or can otherwise be considered  affiliated with the company.

Appointment of Internal Statutory Auditors
Vote FOR the appointment or reelection of statutory auditors, unless:
o    There are serious  concerns  about the statutory  reports  presented or the audit procedures used;
o    Questions exist  concerning any of the statutory  auditors being appointed;
     or
o    The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income
Vote FOR approval of the allocation of income, unless:
o    The dividend  payout ratio has been  consistently  below 30 percent without adequate explanation; or
o    The payout is excessive given the company's financial position.

Stock (Scrip) Dividend Alternative
Vote FOR most stock (scrip) dividend proposals.
Vote AGAINST  proposals  that do not allow for a cash option  unless  management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association
Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

                                      A-16

Vote FOR  resolutions  to change a  company's  fiscal  term  unless a  company's motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership
Vote AGAINST resolutions to lower the stock ownership disclosure threshold below
5 percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements
Vote  proposals  to amend  quorum  requirements  for  shareholder  meetings on a
CASE-BY-CASE basis.

Transact Other Business
Vote AGAINST other business when it appears as a voting item.

2.   Board of Directors
Director Elections
Vote FOR management nominees in the election of directors, unless:
o    Adequate disclosure has not been provided in a timely manner;
o    There are clear concerns over questionable finances or restatements;
o    There have been questionable transactions with conflicts of interest;
o    There are any records of abuses against minority shareholder interests; or
o    The board fails to meet minimum corporate governance standards.
Vote FOR  individual  nominees  unless  there are  specific  concerns  about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.
Vote AGAINST  individual  directors if repeated  absences at board meetings have not been explained (in countries where this information is disclosed).
Vote on a  CASE-BY-CASE  basis for contested  elections of  directors,  e.g. the election  of  shareholder  nominees or the  dismissal  of  incumbent  directors, determining which directors are best suited to add value for shareholders.
Vote FOR employee and/or labor  representatives  if they sit on either the audit or  compensation  committee  and are required by law to be on those  committees.
Vote AGAINST  employee  and/or labor  representatives  if they sit on either the audit  or  compensation  committee,  if they  are not  required  to be on  those committees. ISS Classification of Directors - International Policy 2009
--------------------------------------------------------------------------------
Executive Director
o    Employee or executive of the company;
o    Any director who is classified  as a  non-executive,  but receives  salary, fees,  bonus,  and/or other benefits that are in line with the highest-paid executives of the company.
Non-Independent Non-Executive Director (NED)
o    Any director who is attested by the board to be a non-independent NED;
o    Any director  specifically  designated as a representative of a significant shareholder of the company;

                                      A-17

o    Any  director  who is  also  an  employee  or  executive  of a  significant shareholder of the company;
o    Beneficial  owner  (direct or  indirect)  of at least 10% of the  company's stock, either in economic terms or in voting rights (this may be aggregated if voting  power is  distributed  among  more than one  member of a defined
     group,   e.g.,   family  members  who   beneficially   own  less  than  10%
     individually,  but  collectively  own more than 10%),  unless  market  best practice  dictates a lower ownership  and/or  disclosure  threshold (and in other special market-specific circumstances);
o    Government representative;
o    Currently provides (or a relative[1] provides) professional  services[2] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;
o    Represents customer, supplier, creditor, banker, or other entity with which company  maintains  transactional/commercial  relationship  (unless company discloses information to apply a materiality test[3]);
o    Any director who has  conflicting  or  cross-directorships  with  executive directors or the chairman of the company;
o    Relative[1] of a current employee of the company or its affiliates;
o    Relative[1] of a former executive of the company or its affiliates;
o    A new appointee  elected other than by a formal process through the General
     Meeting (such as a contractual appointment by a substantial shareholder);
o    Founder/co-founder/member of founding family but not currently an employee;
o    Former executive (5 year cooling off period);
o    Years of  service  is  generally  not a  determining  factor  unless  it is recommended best practice in a market and/or in extreme  circumstances,  in which case it may be considered.[4]

Independent NED
o    No material[5]  connection,  either directly or indirectly,  to the company other than a board seat.

Employee Representative
o    Represents employees or employee shareholders of the company (classified as
     "employee representative" but considered a non-independent NED).
Footnotes:
[1] "Relative"  follows the U.S. SEC's definition of "immediate  family members"
which covers spouses, parents, children, stepparents,  step-children,  siblings, in-laws,  and any person (other than a tenant or employee) sharing the household of any  director,  nominee  for  director,  executive  officer,  or  significant shareholder of the company.
[2]  Professional  services  can be  characterized  as  advisory  in nature  and generally include the following: investment banking/financial advisory services;
commercial banking (beyond deposit  services);  investment  services;  insurance services;  accounting/audit services;  consulting services;  marketing services;
and  legal  services.  The case of  participation  in a banking  syndicate  by a non-lead  bank should be  considered  a  transaction  (and hence  subject to the associated materiality test) rather than a professional relationship.
[3] If the company makes or receives  annual  payments  exceeding the greater of
$200,000 or five percent of the recipient's gross revenues (the recipient is the party receiving the financial proceeds from the transaction).
[4] For example,  in continental  Europe,  directors with a tenure  exceeding 12 years will be  considered  non-independent.  In the United  Kingdom and Ireland, directors with a tenure exceeding nine years will be considered non-independent, unless the company provides sufficient and clear justification that the director is independent despite his long tenure.
[5] For purposes of ISS director independence classification, "material" will be defined as a standard of relationship  financial,

                                      A-18

personal or otherwise) that a reasonable person might conclude could potentially influence  one's  objectivity  in the  boardroom  in a manner  that would have a meaningful  impact on an  individual's  ability to satisfy  requisite  fiduciary
standards            on            behalf            of            shareholders.
--------------------------------------------------------------------------------

Discharge of Directors

Generally  vote  FOR  the  discharge  of  directors,  including  members  of the management board and/or supervisory board, unless there is reliable  information about significant and compelling  controversies that the board is not fulfilling its fiduciary duties warranted by:
o    A lack of oversight or actions by board  members  which invoke  shareholder distrust related to malfeasance or poor  supervision,  such as operating in private or company interest rather than in shareholder interest; or
o    Any legal issues (e.g. civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed  (and not only the fiscal year in question),  such as price fixing, insider trading, bribery, fraud, and other illegal actions; or
o    Other  egregious  governance  issues  where  shareholders  will bring legal action against the company or its directors.
For markets which do not routinely  request  discharge  resolutions (e.g. common law countries or markets where discharge is not  mandatory),  analysts may voice concern  in other  appropriate  agenda  items,  such as  approval  of the annual accounts  or other  relevant  resolutions,  to enable  shareholders  to  express discontent with the board.

Director Compensation
Vote FOR  proposals  to award cash fees to  non-executive  directors  unless the amounts are excessive relative to other companies in the country or industry.
Vote non-executive  director  compensation  proposals that include both cash and share-based components on a CASE-BY-CASE basis.
Vote proposals that bundle  compensation  for both  non-executive  and executive directors into a single resolution on a CASE-BY-CASE basis.
Vote  AGAINST  proposals  to introduce  retirement  benefits  for  non-executive directors.

Director, Officer, and Auditor Indemnification and Liability Provisions
Vote proposals seeking  indemnification  and liability  protection for directors and officers on a CASE-BY-CASE basis.
Vote AGAINST proposals to indemnify auditors.

Board Structure
Vote FOR proposals to fix board size.
Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.
Vote  AGAINST  proposals  to alter board  structure  or size in the context of a fight for control of the company or the board.

3. Capital Structure
Share Issuance Requests
General Issuances:
Vote FOR issuance  requests with  preemptive  rights to a maximum of 100 percent over currently issued capital.

                                      A-19

Vote FOR issuance requests without  preemptive rights to a maximum of 20 percent of currently issued capital.
Specific Issuances:
Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital
Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current  authorization unless the increase would leave the company with less than 30 percent of its new  authorization  outstanding.  Vote FOR  specific proposals to increase authorized capital to any amount, unless:
o    The specific purpose of the increase (such as a share-based  acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or
o    The  increase  would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.
Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital
Vote FOR proposals to reduce capital for routine accounting  purposes unless the terms are unfavorable to shareholders.
Vote proposals to reduce capital in connection with corporate restructuring on a
CASE-BY-CASE basis.

Capital Structures
Vote FOR resolutions  that seek to maintain or convert to a one-share,  one-vote capital structure.
Vote AGAINST  requests for the creation or  continuation  of dual-class  capital structures or the creation of new or additional supervoting shares.

Preferred Stock
Vote FOR the  creation of a new class of  preferred  stock or for  issuances  of preferred  stock up to 50  percent  of issued  capital  unless  the terms of the preferred stock would adversely affect the rights of existing shareholders.
Vote FOR the  creation/issuance  of convertible  preferred  stock as long as the maximum number of common shares that could be issued upon  conversion  meets ISS guidelines on equity issuance requests.
Vote AGAINST the creation of a new class of  preference  shares that would carry superior voting rights to the common shares.
Vote  AGAINST  the  creation  of blank check  preferred  stock  unless the board clearly states that the authorization will not be used to thwart a takeover bid.
Vote  proposals  to  increase  blank  check   preferred   authorizations   on  a
CASE-BY-CASE basis.

Debt Issuance Requests
Vote  non-convertible  debt issuance  requests on a CASE-BY-CASE  basis, with or without preemptive rights.
Vote FOR the  creation/issuance  of convertible  debt instruments as long as the maximum number of common shares that could be issued upon  conversion  meets ISS guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the

                                      A-20

restructuring  would adversely  affect the rights of  shareholders.

Pledging of Assets for Debt
Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Increase in Borrowing Powers
Vote  proposals  to  approve  increases  in a  company's  borrowing  powers on a
CASE-BY-CASE basis.

Share Repurchase Plans
Generally  vote FOR share  repurchase  programs/market  repurchase  authorities, provided that the proposal meets the following parameters:
o    Maximum  volume:  10  percent  for  market  repurchase  within  any  single authority and 10 percent of outstanding  shares to be kept in treasury ("on the shelf");
o    Duration does not exceed 18 months.
For markets  that either  generally  do not specify the maximum  duration of the authority  or seek a duration  beyond 18 months that is  allowable  under market specific legislation,  ISS will assess the company's historic practice. If there is evidence that a company has sought shareholder  approval for the authority to repurchase shares on an annual basis, ISS will support the proposed authority.
In addition, vote AGAINST any proposal where:
o    The repurchase can be used for takeover defenses;
o    There is clear evidence of abuse;
o    There is no safeguard against selective buybacks;
o    Pricing provisions and safeguards are deemed to be unreasonable in light of market practice.
ISS may support  share  repurchase  plans in excess of 10 percent  volume  under exceptional circumstances, such as one-off company specific events (e.g. capital re-structuring).  Such proposals will be assessed  case-by-case based on merits, which should be clearly disclosed in the annual report,  provided that following conditions are met:
o    The  overall   balance  of  the  proposed  plan  seems  to  be  clearly  in shareholders' interests;
o    The plan  still  respects  the 10  percent  maximum of shares to be kept in treasury.

Reissuance of Repurchased Shares
Vote FOR  requests  to reissue  any  repurchased  shares  unless  there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value
Vote FOR  requests  to  capitalize  reserves  for  bonus  issues of shares or to increase par value.

4. Other
Reorganizations/Restructurings
Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions
Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:
For every M&A analysis,  ISS reviews  publicly  available  information as of the date of the  report

                                      A-21

and evaluates the merits and  drawbacks of the proposed  transaction,  balancing various and sometimes countervailing factors including:

o    Valuation - Is the value to be received by the target shareholders (or paid by the  acquirer)  reasonable?  While the  fairness  opinion may provide an initial starting point for assessing valuation  reasonableness,  ISS places emphasis on the offer premium, market reaction, and strategic rationale.
o    Market  reaction - How has the market  responded  to the  proposed  deal? A negative market reaction will cause ISS to scrutinize a deal more closely.
o    Strategic rationale - Does the deal make sense strategically? From where is the  value  derived?  Cost  and  revenue  synergies  should  not be  overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable  track  record of  successful  integration  of  historical acquisitions.
o    Conflicts  of  interest  - Are  insiders  benefiting  from the  transaction
     disproportionately   and   inappropriately   as  compared  to   non-insider
     shareholders?  ISS will  consider  whether any special  interests  may have influenced these directors and officers to support or recommend the merger.
o    Governance  - Will the combined  company have a better or worse  governance profile than the current  governance  profiles of the respective parties to the transaction?  If the governance profile is to change for the worse, the burden is on the  company to prove that other  issues  (such as  valuation)
     outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

Mandatory Takeover Bid Waivers
Vote proposals to waive  mandatory  takeover bid  requirements on a CASE-BY-CASE basis.

Reincorporation Proposals
Vote reincorporation proposals on a CASE-BY-CASE basis.

Expansion of Business Activities
Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Related-Party Transactions
Vote related-party transactions on a CASE-BY-CASE basis.

Compensation Plans
Vote compensation plans on a CASE-BY-CASE basis.

Antitakeover Mechanisms
Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give  shareholders the ultimate decision on any proposal or offer.

Shareholder Proposals
Vote all shareholder proposals on a CASE-BY-CASE basis.
Vote FOR  proposals  that would improve the  company's  corporate  governance or business profile at a reasonable cost.

                                      A-22

Vote  AGAINST  proposals  that  limit  the  company's  business   activities  or
capabilities  or result in  significant  costs being  incurred with little or no benefit.

                                      A-23

           DIMENSIONAL EMERGING MARKETS VALUE FUND (the "Registrant")
                               (Amendment No. 25)

                                     PART C
                                OTHER INFORMATION

Item 23. Exhibits.

     (a)  Charter.

          (1)  Agreement and Declaration of Trust effective as of March 18, 2009 is filed herewith as Exhibit EX-99.a.1.

          (2)  Certificate  of Trust  dated March 18, 2009 is filed here with as
               Exhibit EX-99.a.2.

     (b)  Bylaws.
     Bylaws as adopted March 18, 2009 are filed herewith as Exhibit EX-99.b.

     (c)  Instruments Defining the Rights of Security Holders.

          (1)  No specimen securities are issued on behalf of the Registrant.

          (2)  Relevant  portion of  Agreement  and  Declaration  of Trust filed herewith as Exhibit EX-99.a.1. See Article V.

          (3)  Relevant portion of Bylaws filed herewith as Exhibit EX-99.b. See
               Article II.

     (d)  Investment Advisory Contracts
     Form  of  Investment   Advisory   Agreement   between  the  Registrant  and
     Dimensional  Fund  Advisors  LP ("DFA")  dated  October  30,  2009 is filed herewith as Exhibit EX-99.d.

     (e)  Underwriting Contracts.
     Form of  Distribution  Agreement  between the Registrant and DFA Securities dated October 30, 2009 is filed herewith as Exhibit EX-99.e.

     (f)  Bonus or Profit Sharing Contracts.
     Not applicable.

     (g)  Custodian Agreements.

          (1)  Global  Custody  Agreement  between the  Registrant and The Chase
               Manhattan Bank, dated March 31, 1998.
               Incorporated herein by reference to:
               Filing:  Post-Effective Amendment No. 13 to the Registrant's
               Registration Statement on Form N-1A.
               File No.:        811-7440.
               Filing Date:     March 29, 2001.

          (2)  Form  of  Assignment   and  Assumption   Agreement   between  the
               Registrant,  Dimensional  Emerging  Markets Value Fund,  Inc. and
               Citibank,  N.A.  related to the Custodial  Services  Agreement is filed herewith as Exhibit EX-99.g.2.

     (h)  Other Material Contracts.

          (1)  Transfer Agency  Agreement  between the Registrant and PFPC Inc., dated January 20, 1993.
               Incorporated herein by reference to:
               Filing:          Post-Effective Amendment No. 7 to the
                                Registrant's Registration Statement on Form
                                N-1A.
               File No.:        811-7440.
               Filing Date:     March 30, 1998.

               (i)  Amendment No. 1 to Transfer Agency  Agreement dated December
                    26, 1997. Incorporated herein by reference to:
                    Filing:          Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form
                                     N-1A.
                    File No.:        811-7440.
                    Filing Date:     March 30, 1998.

               (ii) Form of  Assignment  and  Assumption  Agreement  between the
                    Registrant,  Dimensional  Emerging  Markets Value Fund, Inc.
                    and PNC Global  Investment  Servicing (U.S.) Inc. related to the Transfer  Agency  Agreement is filed herewith as Exhibit
                    EX-99.h.1.ii.

          (2)  Administration  and  Accounting  Services  Agreement  between the
               Registrant and PFPC Inc., dated January 20, 1993.
               Incorporated herein by reference to:
               Filing:          Post-Effective Amendment No. 7 to the
                                Registrant's Registration Statement on Form
                                N-1A.
               File No.:        811-7440.
               Filing Date:     March 30, 1998.

               (i)  Form of  Assignment  and  Assumption  Agreement  between the
                    Registrant,  Dimensional  Emerging  Markets Value Fund, Inc.
                    and PNC Global  Investment  Servicing (U.S.) Inc. related to the  Administration  and  Accounting  Services  Agreement is
                    filed herewith as Exhibit EX-99.h.2.i.

     (i)  Legal Opinion.
          Not applicable.

     (j)  Other Opinions.
          None.

     (k)  Omitted Financial Statements.
          Not applicable.

     (l)  Initial Capital Agreements.
          Subscription Agreement dated as of February 1, 1993.
          Incorporated herein by reference to:
          Filing:          Post-Effective Amendment No. 13 to the Registrant's
                           Registration Statement on Form N-1A.
          File No.:        811-7440.
          Filing Date:     March 29, 2001.

     (m)  Rule 12b-1 Plan.
          Not applicable.

     (n)  Rule 18f-3 Plan.
          Not applicable.

     (o)  Power-of-Attorney.
          Power-of-Attorney  dated as of October 27, 2009,  appointing  David G.
          Booth, David R. Martin, Catherine L. Newell, Valerie A. Brown and Jeff
          J.  Jeon  as   attorneys-in-fact   to  David  G.   Booth,   George  M.
          Constantinides,  John P. Gould,  Roger G. Ibbotson,  Robert C. Merton,
          Eduardo  A.  Repetto,  Myron S.  Scholes,  Abbie J. Smith and David R.
          Martin is filed herewith as Exhibit EX-99.o.

     (p)  Code of Ethics.
          Code of Ethics of Registrant, Advisor and Underwriter
          Incorporated herein by reference to:
          Filing:          Post-Effective Amendment No. 17 to the Registrant's
                           Registration Statement on Form N-1A.
          File No.:        811-7440.
          Filing Date:     March 29, 2004.

Item 24.  Persons Controlled by or Under Common Control with Registrant.

          If an  investor  beneficially  owns more  than 25% of the  outstanding voting  securities  of  the  feeder  fund  that  invests  all  of  its investable assets in a Series of the Registrant,  then the feeder fund and its  corresponding  Series  may be deemed  to be under the  common control of such  investor.  Accordingly,  the feeder  portfolio of DFA
          Investment  Dimensions Group  ("DFAIDG"),  a Maryland  corporation and registered  investment  company,  may be  deemed  to be  under  common control  with  its  corresponding  Series  of  the  Registrant.  As of
          September 30, 2009, no person  beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the
          Registrant.

Item 25.  Indemnification.

          Reference  is made to Article VII of the  Registrant's  Agreement  and
          Declaration of Trust, which is filed herewith as Exhibit EX-99.a.1.

          Pursuant to Rule 484 under the Securities Act of 1933, as amended, the
          Registrant furnishes the following undertaking:

          Insofar as indemnification  for liability arising under the Securities
          Act of 1933 (the "Act");  may be permitted to the directors,  officers and  controlling  persons of the Registrant  pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the
          opinion   of   the   Securities   and   Exchange   Commission,    such
          indemnification  is against public policy as expressed in the Act, and
          is,  therefore,   unenforceable.   In  the  event  that  a  claim  for
          indemnification  against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  an officer or controlling  person of the Registrant in the successful  defense of any action, suit or proceeding) is asserted by such director,  officer
          or  controlling   person  in  connection  with  the  securities  being
          registered,  the Registrant will, unless in the opinion of its counsel the matter  has been  settled by  controlling  precedent,  submit to a
          court  of   appropriate   jurisdiction   the  question   whether  such
          indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26.  Business and Other Connections of the Investment Advisor.

          Dimensional  Fund  Advisors LP  (formerly,  Dimensional  Fund Advisors
          Inc.),  the  investment  manager  for  the  Registrant,  is  also  the investment  manager for three  other  registered  open-end  investment companies,  DFA Investment  Dimensions  Group Inc., The DFA Investment
          Trust Company and Dimensional  Investment  Group Inc. The Advisor also
          serves  as  sub-advisor  for  certain  other   registered   investment
          companies.

          For  additional  information,  please see  "Management of the Fund" in
          Part A of this Registration Statement.

          Additional  information  as to  the  Advisor  and  the  directors  and officers of the Advisor is  included in the  Advisor's  Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a  substantial  nature  engaged in by those  officers and directors during the past two years.

Item 27.  Principal Underwriters.

          (a)  DFA Securities LLC, ("DFAS") is the principal underwriter for the
               Registrant.   DFAS  also  serves  as  principal  underwriter  for
               Dimensional  Investment  Group Inc.,  DFA  Investment  Dimensions
               Group Inc. and The DFA Investment Trust Company.

          (b)  The   following   table   sets  forth   information   as  to  the
               Distributor's Directors,  Officers, Partners and Control Persons.
               The address of each officer is 1299 Ocean  Avenue,  Santa Monica,
               CA 90401:

----------------------------------------- -------------------------------- -------------------------------
  Name and Principal Business Address       Positions and Offices with       Positions and Offices with
                                                    Underwriter                         Fund
----------------------------------------- -------------------------------- -------------------------------
            April A. Aandal                       Vice President              Vice President and Chief
                                                                                  Learning Officer
----------------------------------------- -------------------------------- -------------------------------
            Darryl D. Avery                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Arthur H. Barlow                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Scott A. Bosworth                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Valerie A. Brown               Vice President and Assistant     Vice President and Assistant
                                                     Secretary                       Secretary
----------------------------------------- -------------------------------- -------------------------------
            David P. Butler                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Patrick E. Carter                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Joseph H. Chi                        Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Stephen A. Clark                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Robert P. Cornell                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
         Christopher S. Crossan              Vice President and Chief         Vice President and Chief
                                                Compliance Officer               Compliance Officer
----------------------------------------- -------------------------------- -------------------------------
             James L. Davis                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Robert T. Deere                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Robert W. Dintzner                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Kenneth Elmgren                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Richard A. Eustice              Vice President and Assistant     Vice President and Assistant
                                                     Secretary                       Secretary
----------------------------------------- -------------------------------- -------------------------------
          Eugene F. Fama, Jr.                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
          Gretchen A. Flicker                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Jed S. Fogdall                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Glenn S. Freed                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Mark R. Gochnour                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Henry F. Gray                        Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
              John T. Gray                        Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Darla Hastings                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Joel H. Hefner                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Julie C. Henderson                 Vice President and Fund         Vice President and Fund
                                                    Controller                       Controller
----------------------------------------- -------------------------------- -------------------------------
             Kevin B. Hight                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Christine W. Ho6                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
              Jeff J. Jeon                        Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Patrick M. Keating                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Joseph F. Kolerich                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Michael F. Lane                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
          Kristina M. LaRusso                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
               Immoo Lee                          Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Juliet H. Lee                        Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Apollo D. Lupesco                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            David R. Martin                    Vice President, Chief           Vice President, Chief
                                          Financial Officer and Treasurer      Financial Officer and
                                                                                     Treasurer
----------------------------------------- -------------------------------- -------------------------------
          Catherine L. Newell              Vice President and Secretary     Vice President and Secretary
----------------------------------------- -------------------------------- -------------------------------
            Christian Newton                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Gerard K. O'Reilly                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Daniel C. Ong                        Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Carmen Palafox                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Sonya K. Park                        Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            David A. Plecha                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
              Ted Randall                         Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Eduardo A. Repetto                Vice President and Chief       Director, Vice President and
                                                Investment Officer            Chief Investment Officer
----------------------------------------- -------------------------------- -------------------------------
          L. Jacobo Rodriguez                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           David E. Schneider                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Bruce A. Simmons                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Ted R. Simpson                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Bryce D. Skaff                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Grady M. Smith                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Carl G. Snyder                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Lawrence R. Spieth                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Bradley G. Steiman                     Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Robert C. Trotter                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Karen E. Umland                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
              Sunil Wahal                         Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Brian J. Walsh                       Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
            Carol W. Wardlaw                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
          Weston J. Wellington                    Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
           Daniel M. Wheeler                      Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             Ryan J. Wiley                        Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
              Paul E. Wise                        Vice President                   Vice President
----------------------------------------- -------------------------------- -------------------------------
             David G. Booth                Chairman, Director, President   Chairman, Director, President
                                            and Chief Executive Officer     and Chief Executive Officer
----------------------------------------- -------------------------------- -------------------------------
           Kenneth R. French                         Director                      Not Applicable
----------------------------------------- -------------------------------- -------------------------------
            John A. McQuown                          Director                      Not Applicable
----------------------------------------- -------------------------------- -------------------------------
      Dimensional Fund Advisors LP                  Shareholder                    Not Applicable
----------------------------------------- -------------------------------- -------------------------------

          (c)  Not applicable.

Item 28.  Location of Accounts and Records.

          The  accounts  and  records of the  Registrant  will be located at the office of the Registrant and at additional locations, as follows:

          Name                                 Address
          Dimensional Emerging Markets Value   6300 Bee Cave Road, Building One
          Fund                                 Austin, TX 78746

          PNC Global Investment Servicing      301 Bellevue Parkway
                                               Wilmington, DE 19809

          The Chase Manhattan Bank             4 Chase MetroTech Center
                                               Brooklyn, NY 11245

Item 29.  Management Services.
          None.

Item 30.  Undertakings.
          Not applicable.

                                   SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective  Amendment
          No. 25 to its Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Santa Monica, the State of California, as of the 30th day of October 2009.

                                      DIMENSIONAL EMERGING MARKETS VALUE FUND
                                                   (Registrant)

                  By:      /s/ Valerie A. Brown
                           Valerie A. Brown (Attorney-in-Fact to Registrant
                           pursuant to a Power of Attorney incorporated herein
                           by reference)
                           Vice President and Assistant Secretary
                           (Signature and Title)

                                  EXHIBIT INDEX

N-1A Exhibit No. EDGAR Exhibit No.  Description

23(a)(1)         EX-99.a.1          Agreement and Declaration of Trust
23(a)(2)         EX-99.a.2          Certificate of Trust
23(b)            EX-99.b            Bylaws
23(d)            EX-99.d            Form of Investment Advisory Agreement
23(e)            EX-99.e            Form of Distribution Agreement
23(g)(2)         EX-99.g.2          Form of Assignment and Assumption Agreement
                                    related to the Custodial Services Agreement
23(h)(1)(ii)     EX-99.h.1.ii       Form of Assignment and Assumption Agreement
                                    related to the Transfer Agency Agreement
23(h)(2)(i)      EX-99.h.2.i        Form of Assignment and Assumption Agreement
                                    related to the Administration and Accounting
                                    Services Agreement
23(o)            EX-99.o            Power of Attorney